Exhibit 6.4

Standard Chartered

Facility Letter (Uncommitted) (Hong Kong)

Date: 20th August 2019

Our Ref: CB/MM/Unit B-B3/BND

CONFIDENTIAL

sign & return to Bank

Creedon Technologies HK Limited
7/F, Wayson Commercial Building,
28 Connaught Road West,
Sheung Wan, Hong Kong

Attention: Mr. Mark Creedon Palfreeman

Dear Sirs,

Standard Chartered Bank (Hong Kong) Limited 渣打銀行(香港)有限公司 (the "**Bank**") is pleased to offer you the Facilities subject to the terms and conditions set out in this facility letter (the "**Facility Letter**"), the Global Master Credit Terms (Uncommitted) ("**GMCT (Uncommitted)**"), the RCS, the Global Master Trade Terms ("**GMTT**"), other relevant documents provided to you and the relevant application forms (together the "**Agreement**").

The Facility Letter will lapse by close of business on the date falling 30 Banking Days after the date of the Facility Letter (or such other date acceptable to the Bank in its absolute discretion) and will have no further effect unless it is countersigned by you and received by the Bank before that time at:

Credit Risk Control
Standard Chartered Bank (Hong Kong) Limited
11th Floor, Standard Chartered Tower
388 Kwun Tong Road
Kwun Tong, Hong Kong

If you require a Chinese translation of this Agreement, please inform Ms. Katherine Chan of our Bank. The Chinese translation of this Agreement (if any) are provided for reference only and in the event of any inconsistency between the English and the Chinese versions, the English version shall prevail.

若貴客戶需要此本融通函之中文版本，請與本銀行之 Ms. Katherine Chan 聯絡。本融通函之中文版本(若適用)是英文本的譯本,只供參考之用。若中,英文版本有任何歧異,以英文版本為準。

Terms not defined in this Facility Letter are defined in the Global Master Credit Terms (Uncommitted) and the Global Master Trade Terms.

for and on behalf of	for and on behalf of
Standard Chartered Bank (Hong Kong) Limited	**Standard Chartered Bank (Hong Kong) Limited**
渣打銀行(香港)有限公司	渣打銀行(香港)有限公司
Full name	**Full name**
Grace Chan	Lolo Yau
Title	**Title**
Manager, Credit Risk Control	Officer, Credit Risk Control
Date	**Date**
20th August 2019	20th August 2019
Signature – please ensure signature remains within the box	**Signature** – please ensure signature remains within the box

GC/mj/krr

Creedon Technologies HK Limited

Standard Chartered

© Copyright 2017 – 2019 Standard Chartered Bank. All rights reserved.

BFL_(Uncommitted)_HongKong_2019_v1 Page 1 of 8

Facility Letter (Uncommitted) – Hong Kong

We accept your offer to make available to us each Facility described in the Agreement and agree to be bound by the terms of the Agreement.

for and on behalf of

CREEDON TECHNOLOGIES HK LIMITED

Full name David John Fergusson

Director

Title / Position

2nd September 2019

Date

pls fill in

Signature – please ensure signature remains within the box

[signature] ← sign by 1 director (no co. chop)

CLIENT INITIAL | STAMP

DF

Creedon Technologies HK Limited

© Copyright 2017 – 2018 Standard Chartered Bank. All rights reserved.

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Facility Letter (Uncommitted) – Hong Kong

1. **Borrower(s)**

1.1 The entities listed in column (1) of the table below will be referred to as the "Borrowers" and each a "Borrower".

1.2 Each Borrower will enter or accede to the Agreement in a manner satisfactory to the Bank.

(1)	(2)	(3)
Name of company and company / registration number / identity document number	**Jurisdiction of incorporation**	**Registered address**
Creedon Technologies HK Limited (company number: 1514845) (**"Designated Borrower"**)	Hong Kong	7/F, Wayson Commercial Building, 28 Connaught Road West, Sheung Wan, Hong Kong

2. **Facilities**

2.1 General Banking Facilities

(a) Designated Facility Limits and Designated Sub-Limits

In addition to any Designated Facility Limit allocated for a Borrower, the Bank may also offer any Borrower a Facility which has a Designated Sub-Limit. The sum of the utilised portions of all Designated Sub-Limits shall not exceed the relevant Designated Facility Limit. The total amount all Borrowers may draw down under all Facilities shall not exceed the Total Facility Limit.

(1)	(2)	(3)
Type(s) of Facility	**Designated Facility Limit(s)**	**Borrower(s) and Designated Sub-Limit(s), if applicable**
1. Import Invoice Financing	USD3,500,000.-	• Designated Borrower
Total Facility Limits	USD3,500,000.-	

(b) Designated Combined Facility Limits

The total aggregate amount all Borrowers may draw down for each of the combined Facilities specified in Column (1) below in aggregate shall not exceed the corresponding Designated Combined Facility Limit in Column (2) below.

(1)	(2)
Type(s) of Facility	**Designated Combined Facility Limit**
Not Applicable	Not Applicable

3. **Pricing and Conditions**

Any reference to a Borrower under this section is a reference to each Borrower of the relevant Facility specified in Clause 2 *(Facilities)* of the Facility Letter.

Type(s) of Facility	Terms and conditions
Import Invoice Financing	<u>Purpose:</u> For financing for goods purchased by the Borrower from its seller, as evidenced by the seller's invoice to the Borrower. <u>Availability:</u> Uncommitted <u>Maximum Financing Tenor:</u> Up to 120 day(s) <u>Maximum Financing Percentage:</u> Up to 100% of the invoice value. <u>Interest Rate:</u> 2.5% per annum over LIBOR <u>Interest Payment Date(s):</u> At the end of the financing term agreed between the Borrower and the Bank

CLIENT INITIAL	STAMP

Creedon Technologies HK Limited

© Copyright 2017 – 2018 Standard Chartered Bank. All rights reserved.
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Facility Letter (Uncommitted) - Hong Kong ,. 1. Utilisation is su bjec t to sub mission of import invoices by suppliers on the Bank's approved list together with d e l ivery e vi den ce . 2. The Bank will pay the proceeds drawn from the invoice financing bills directly to the suppliers' bank account. 3. In - house transaction is forbidden. 4. Fees Arrangement Fee : USD 4 , 000 . - , payable on the date of the Agreement, and any other handling fee to be agreed and payable on each anniversary of the date of the Agreement as long as any Facility remains available to a Borrower or the Bank has any claim, a c tual or contingent, against a Borrower in respect of any Facility . 5. Contact Details 5 . 1 Contact details for the Bank Name and Title Address Telephone No. Fax No . Email Ms. Katherine Chan , Relationship Manager, Commercial Banking Address : 7/F . , Standard Chartered Bank Building, 4 - 4A Des Voeux Road Central, Hong Kong . Telephone No .: 2821 - 1093 Fax No.: 2523 - 7215 Email: Katherine.Chan@sc . com ... ornac;1 UtllclllS IU I lilt;: u , m:tltlU CUIIOWt: : Mailing Address Telephone No. Fax No . Email Benoit Le Serre Address: 7/F, Wayson Commercial Building, 28 Connaught Road West, Sheung Wan , Hong Kong Telephone No.: 2548 - 8831 Email: benoit@nixplay . com 6. Joint Liability 6 . 1 Where there is more than one Borrower specified in this Facility Letter (unless otherwise agreed by the Bank and each Borrower}, the following shall apply : (a} Each Borrowe r is jointly a nd sev eral l y liable with th e oth er Borrow ers for all sums payab le or owing to the Bank under any Facility (whe tl , e r Incurred by that Borrower or not} . Each Borrower further agrees t hat lhe Bank is not required to make any refer en ce to th e other Borr owers i n relation to the utili satio n of any Facility by any Bo rrower . (b} Each Borrower's obligations and liabi l ities will not be affected by (I) any time or indu l gence granted to or composition with any other Bor r ower or any other person ; (Ii) any change, var i ation or termination of any agreemen t o r a rr angement wit h any othe r Borrowe r o r any other person : (fil) bankruptcy, winding up, disso l ution, admlnist 1 ·atlon or r e - organ i sa!Jon of any Borrower or any change 011 the s tatus , function, contro l or ownership of any Borrower ; (iv) any r e l ease of, or any neglect to obtain, perfect or enforce, any rights or secu rities against any Borrowe r or any other person ; or (v) any unenforceability or invalidity of any obligations or any Borrower or any other person . l.{ d Creedon Technologies HK Limited © Copyright 2017 - 2018 Standard Chartered Bank. All rights reserved BFL_(Uncommitted)_HongKong_2019_ v1 Page 4 of 8

Facility Letter (Uncommitted) – Hong Kong

7. Definitions

7.1 In the Agreement, unless the context otherwise requires:

<table>
<tr><td>"Additional Conditions Precedent"</td><td>means the following additional documents and evidence (both in form and substance) satisfactory to the Bank:
(a) certified copies of the identity documents of each Obligor who is an individual (and such Obligor shall not be required to provide certified copies of its constitutional documents or resolutions as Conditions Precedent);
(b) a warning notice together with the acknowledgement by each Obligor who is an individual and is not a Borrower;</td></tr>
<tr><td>"Arrangement Fee"</td><td>where set out in the Agreement, is an upfront fee payable by a Borrower to the Bank to compensate the Bank for arranging the Facility.</td></tr>
<tr><td>"Collateral Documents"</td><td>means any document identified below and any other document executed or to be executed by an Obligor in favour of the Bank which grants, creates or evidences any guarantee, Security Interest, netting or other arrangement in respect of any Borrower's obligations under the Finance Documents, each in form and substance satisfactory to the Bank:
<table>
<tr><th>Item</th><th>Description</th><th>Obligor(s)</th></tr>
<tr><td>1.</td><td>A guarantee executed by the Obligor(s) for an unlimited amount (as may be varied from time to time) in respect of the obligations of the relevant Borrower(s)</td><td>Mark Creedon Palfreeman</td></tr>
<tr><td>2.</td><td>A guarantee executed by the Obligor(s) for an unlimited amount (as may be varied from time to time) in respect of the obligations of the relevant Borrower(s)</td><td>Creedon Technologies USA, LLC</td></tr>
<tr><td>3.</td><td>A guarantee executed by the Obligor(s) for an unlimited amount (as may be varied from time to time) in respect of the obligations of the relevant Borrower(s)</td><td>Creedon Technologies Limited</td></tr>
<tr><td>4.</td><td>A guarantee executed by the Obligor(s) for an unlimited amount (as may be varied from time to time) in respect of the obligations of the relevant Borrower(s)</td><td>Nixplay</td></tr>
<tr><td>5.</td><td>A security agreement over bank account(s) and investment (all monies) in respect of the obligations of the relevant Borrower(s)</td><td>Creedon Technologies HK Limited</td></tr>
<tr><td>6.</td><td>An all monies subordination deed in an amount of not less than HKD7,000,000.- in respect of advances to the relevant Borrower(s)</td><td>Nixplay</td></tr>
</table></td></tr>
<tr><td>"Financial Statements"</td><td>means:
(i) for the Parent, the audited consolidated financial statements of the Parent for each of its financial years; and
(ii) for each Obligor other than the Parent, its audited financial statements for each of its financial years.</td></tr>
<tr><td>"Interest Payment Date"</td><td>means such interest payment date as may be specified against the applicable Facility in Clause 3 (Pricing and Conditions) of this Facility Letter.</td></tr>
<tr><td>"Interest Period"</td><td>means such interest period as may be specified against the applicable Facility in Clause 3 (Pricing and Conditions) of this Facility Letter.</td></tr>
<tr><td>"Parent"</td><td>means Nixplay</td></tr>
</table>

CLIENT INITIAL	STAMP

Creedon Technologies HK Limited

© Copyright 2017 – 2018 Standard Chartered Bank. All rights reserved.
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Facility Letter (Uncommitted) – Hong Kong

8. Additional Conditions

8.1	Clauses to be added, deleted or amended in the GMCT (Uncommitted)

Negative pledge amendment:

Clause (*Definitions*) of the GMCT (Uncommitted) is amended by including the following new definition:

"Approved Security" means any existing Security Interest disclosed to and approved by the Bank

Clause (*Negative pledge*) of the GMCT (Uncommitted) is amended by adding sub-paragraphs (c) (iv) to (c) (vi) to Clause (*Negative pledge*) as follows:

(iv) any Security Interest or Quasi-Security created by any Finance Document;

(v) any Security Interest as advised by a Borrower and approved by the Bank, except to the extent that the principal amount secured by the relevant Security Interest exceeds the relevant maximum principal amount specified against that Approved Security in the Facility Letter; and

(vi) any Security Interest or Quasi-Security created with the prior written consent of the Bank provided that the principal amount is not increased at any time.

Additional representations:

Additional Representation – Representation in connection with Facility available in CNY and/or a Facility in any currency backed by a PRC bank-issued SBLC/bank guarantee/payment undertaking or a PRC corporate-issued SAFE approved guarantee (i.e. "Nei Bao Wai Dai"):

The utilisation of any Facility or use of proceeds drawn under the Facility Letter do not and will not conflict with any law or regulation applicable to the Borrower (including without limitation those in force in People's Republic of China).

Additional Representation – Individual Obligors

Status of individual Obligors

Each Obligor which is an individual is not a minor and is of full age, is of sound mind, and no order has been made or receiver appointed in respect of it under the Mental Health Ordinance (Cap. 316 of the laws of Hong Kong) nor has any step or procedure been taken in any other jurisdiction which would restrict its capacity ability or legal capacity to enter in any Finance Document.

Bankruptcy

Each Obligor which is an individual has not committed an act of bankruptcy nor has any step been taken in any jurisdiction to have a bankruptcy order made in respect of it nor as any receiver, receiver and manager, judicial manager, trustee in bankruptcy, nominee, supervisor, official manager or similar officer been appointed in respect of its asset.

Additional undertakings, Clause (***Additional undertakings***) of the GMCT (Uncommitted):

Additional Conditions – Non Financial Covenants

The Bank may take such action as it thinks fit to enforce the Agreement including without limitation employing any third party agent to collect any sums owing to the Bank. Each Obligor is liable to indemnify the Bank for all reasonable costs and expenses (including the charges of any third party agent) which are reasonably incurred by the Bank in respect of such enforcement action.

Collateral Maintenance Undertakings

The Borrower agrees to maintain collateral for an aggregate of not less than 14% of the aggregate outstanding of all Facilities under this Facility Letter (or its equivalent in other currency(ies) as approved by the Bank) (the "**Minimum Collateral**") pursuant to the collateral document(s) required under this Facility Letter on or before the first utilisation of the Facilities. The Minimum Collateral must be in form and substance acceptable to the Bank at its sole discretion. The Borrower agrees that the Bank may change the percentage ratio of the Minimum Collateral or the manner in which the Minimum Collateral is furnished at the Bank's absolute discretion. The Borrower undertakes to maintain the Minimum Collateral for so long as the Facilities under this Facility Letter remain outstanding.

The Borrower undertakes to maintain the amount due to individual shareholders and director loan above HKD20,000,000.-.

The Borrower undertakes the dividend payment from within Group requires the Bank's approval.

8.2	Clauses to be added, deleted or amended in the GMTT

None

CLIENT INITIAL	STAMP

Creedon Technologies HK Limited

© Copyright 2017 – 2018 Standard Chartered Bank. All rights reserved.

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Facility Letter (Uncommitted) - Hong Kong ,. 9. GMCT Country Supplement Existing definitions in Clause (Definitions) of GMCT (Uncommitted) shall be amended as follows, and new definitions which appear below shall be added to Clause (Definitions) of GMCT (Uncommitted) : DEFINITIONS "Banking Day" means a day (other than a Saturday or Sunday) on which banks are open for general business in Hong Kong and: (a) (in relation to any date for payment or purchase of a currency other than euro) the principal financial centre of the country of that currency; or (b) (in relation to any date for payment or purchase of euro) any TARGET Day. "Default Rate" means a rate of up to 8 % per annum over Prime Rate or the Bank's cost of funding, whichever is higher, for all facilities or such rate as advised by the Bank to the Borrower from time to time . "HIBOR" means Hong Kong Interbank Offered Rate. "Hong Kong" means Hong Kong Special Administrative Region (HKSAR). "Jurisdiction" means Hong Kong. "LIBOR" means London Interbank Offered Rate. "Spot Rate" means at any date the Bank's spot rate of exchange for the purchase of the relevant currency in the Hong Kong foreign exchange market at around 11 : 00 am Hong Kong time using the Base Currency for the rel&vanl Facility . "TARGET Day" means any day on which TARGET 2 is open for the settlement of payments in euro. "TARGET 2" means the Trans - European Automated Real - time Gross Settlement Express Transfer payment system which utilises a single shared platform and which was launched on 19 November 2007. Clause (Calculations) of GMCT (Uncommitted) shall be deleted and replaced with the following : Calculations Any interest or fee accruing under lhe Agreement accrues daily and is calculated on the basis of the actual number of days elapsed and a 365 day year (or a 366 day year In Ifie case oi a leap year) for a loan in Hong Kong dollars/Pound Sterling/Singapore dollars and a 360 day year for l o an in US dollars/Euros/Japanese • en/Australian dollars/New Zealand dollars/Swiss francs/Canadian dollars or otherwise depending on what the Bank determines is market practice . Clause (Amendments) of GMCT (Uncommitted) shall be deleted and replaced with the following: Amendments Any provision of the Agreement may be varied or amended by the Bank at its sole and absolute discretion provided that: (a) where such variation or amendment will affect the fees and charges and the liabilities or obligations of a Borrower which is an individual, by not less than 30 days' notice to the relevant Borrower; and (b) for all other variation, by reasonable notice to the relevant Borrower, and any such variation or amendment will be binding on all parties to the Agreement . Subject to the foregoing, such variation, amendment or supplement shall take effect on the date of the notice setting out details of such variation, amendment or supplement or, if later, the date specified in the notice . The following clauses shall be added to and form part of the GMCT (Uncommitted) : 1. Section 83 of lhe Banking Ordinance end Module CR - G - 9 (Exposures to Con 11 ected P - arties) of the Supervisory Polley Manual issued by the Hong l<ong Monetary Authority ("SPM") Imposes on the Bank limitations on advances to persons (Including firms, partnersh 1 ps and companies) related to the Bank's or its subsidiaries' or affiliates' directors, controllers or its employees with l e ndi n g authority ("Related Person") . When eacl 1 Borrower acknowledges and accepts this Facility Letter, 11 ,e Borrower s h a ll ir,forn, the Bank if it, or any of its dire c tor s , shareholders, partners or managers is, a Related Person within the meaning of the Banking Ordinance or SPM . If any Borrower is subsequently aware that it, or any of its directors, shareholders, partners or managers is or becomes a Related Person, such Borrower must inform the Bank in writing immediately . 2. The credit application of the Borrower(s) was conducted according to the Bank's prevailing credit policy and approval is subject to satisfactory credit check of the Borrower(s), sole proprietor/ partner(s) of the Borrower(s), the mortgagor(s) and/or the guarantor(s) of the application (if applicable) . Credit report(s) provided by TransUnion Limited ("TU") (for individual consumer credit information) and/or Dun & Bradstreet (HK) Limited ("D&B") (for commercial credit information) has/have been considered . If the Borrower(s) or relevant individual(s) want(s) to access its/his/her credit report(s) and/or, where appropriate, make(s) a data correction request with the relevant credit reference agency, the Borrower(s) may contact D&B at 2516 1111 (address : Unit 1308 - 1315 , 13 /F, BEA Tower, Millennium City 5 , 418 Kwun Tong Rd, Kwun Tong, Kowloon, Hong Kong . ) and relevant individual(s) may contact TU at 2577 1816 (Suite 1006 , Tower 6 , The Gateway, 9 Canton Road, Tsim Sha Tsui, Kowloon, Hong Kong) . rs•1•ltiifoQt1 - i \ J 1nv Creedon Technologies HK Limited © Copyright 2017 - 2018 Standard Chartered Bank. All rights reserved. BFL_(Uncommitted)_HongKong_2019_v1 Page 7 of 8

•' Facility Letter (Uncommitted) - Hong Kong 10. GMTT Country Supplement The following clause shall be added to and form part of the GMTT : Export Financing Trade Service Supplement The Borrower may request the Bank to examine documents to be presented by the Borrower for a credit even though the Bank is not acting as an issuing bank, nominated bank or confirming bank with respect to t 11 e credit . The Bank may decline any such request in [ ts discretion . If the Bank agrees to check any documents, it will do so without any liability including if i 1 fails to identify any discrepancy or Irregularity of any kind . The Bank shall not be l iable for (a) any error or forgery of the documents presented for documents exarnl 11 atlon, (b) the non - compl!ance with any standard for examination of documents, (c) any delay in the examination of the documents and in the notfficalion of any documentary discrepancies or non - compliance to the Borrower and/or (d) its failure to identify all or any discrepancies In the documents the Borrower submitted to the Bank . r•hi/UWY \ d lff Creedon Technologies HK Limited © Copyright 2017 - 201 B Standard Chartered Bank. All rights reserved . BFL_(Uncommitted)_HongKong_2019_v1 Page B of B

Global Master Credit Terms (Uncommitted} I I :.... ; I . These are the Global Master Credit Terms (Uncommitted) referred to in the Facility Letter and incorporated in the Agreement between the Bank and each Borrower. It is agreed: 1. DEFINITIONS AND INTERPRETATIONS 1. Definitions : Terms defined in the Facility Letter have the same meaning in these Global Master Credit Terms (Uncommitted) . In these Global Master Credit Terms (Uncommitted) : "Advices" means statements sent by the Bank setting out, amongst other things, fees, charges, commissions, amount of utilisation of any relevant Facility and the date on which payment is due . "Affiliate" means, in relation to a person : (a) any of its Subsidiaries; (b) any of its Holding Companies; or (c) any other Subsidiary of any such Holding Company, including head offices and branches of the above. "Agreement" has the meaning given to it in the Facility Letter. "Authority" means any government, quasi - government, inter government, supranational, administrative, regulatory or supervisory body or authority, court or tribunal with jurisdiction over any Bank Member or Obligor . "Authorised Person" means any person authorised to act on each Borrower's behalf in accordance with a Mandate or otherwise . "Bank Member" means Standard Chartered PLC or any of its Affiliates . "Base Currency" means for each Facility, the currency in which the Designated Facility Limit of that Facility is denominated as specified in clause (Facilities) of the Facility Letter . "Base Currency Amount" means the amount specified in the Utilisation Request (or, if the amount requested is not denominated in the Base Currency for the relevant Facility, that amount converted into that Base Currency at the Spot Rate) as adjusted to reflect any repayment, prepayment, consolidation or division of the utilisation . "BG" means any guarantee issued by the Bank in such form as shall be acceptable to the Bank . "Break Costs" means a net loss of interest revenue the Bank incurs when all or any part of any utilisation is repaid on a day which is not the last day of a term for that utilisation . "Channel" means any system, medium or channel, including an electronic banking channel, a website, SWIFT, the internet, telephony, a mobile device, fax and email, through which the Parties may communicate information and documents . "Conditions Precedent" means the following documents and evidence : (a) copies of each Borrower's constitutional documents ; (b) a copy of the board resolution of each Borrower approving the acceptance of each Finance Document (or the equivalent document evidencing such approval available in the relevant jurisdiction) and a copy of the names and specimen signatures of all persons authorised to sign the Finance Documents and any notices and other documents required in connection with the Finance Documents ; (i) 0) (k) (I) (c) where required by the Bank, a copy of a resolution signed by all shareholders of each Borrower approving the terms of, and the transactions contemplated by the Finance Documents (to which it is a party) ; (d) each of the Finance Documents duly executed by the parties thereto ; (e) a copy of the most recent Financial Statements ; (f) where required by the Bank, evidence that the process agent for each Borrower has accepted its appointment ; (g) a certificate of an authorised signatory of the relevant Borrower certifying that each copy document relating to it specified as a Condition Precedent is correct, complete and in full force and effect as at a date no earlier than the date of the Facility Letter ; (h) evidence that any notice, registration or similar action required under any Collateral Document has been served, registered or taken ; any documentation or other evidence reasonably requested by the Bank for the purpose of any "know your customer" requirements ; evidence that all fees and expenses due and payable under the Finance Documents have been or will be paid by the first utilisation date under any Facility ; where required by the Bank, any legal opinion(s) from counsel to the Bank concerning matters of relevant law ; where required by the Bank, a copy of any other authorisation or other document, opinion or assurance which the Bank considers to be necessary or desirable in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Finance Document ; and (m) any Additional Conditions Precedent as may be specified in the Facility Letter . "Control" and "Controlled" means: (a) the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to direct its management and policies or to control the composition of its board of directors or equivalent body ; or (b) ownership of more than 50 % of the voting share capital or equivalent right of ownership of that person . "Correspondent Bank" means any bank (including any branch or Affiliate of the Bank) which provides any banking or other services to the Bank . "Designated Combined Facility Limit" means (if specified) the amount designated as the combined facility limit for the Facilities specified opposite those Facilities in column (2) of the table in clause (Designated Combined Facility Limits) of the Facility Letter . "Designated Facility Limit" means the amount designated as the facility limit against a Facility specified opposite that Facility in column (2) of the table in clause (Designated Facility Limits and Designated Sub - Limits) of the Facility Letter . "Designated Sub - Limit" means (if specified) the amount as designated as the sub - limit against a Borrower in column (3) of the table set out in clause (Designated Facility Limits and Designated Sub - Limits) of the Facility Letter . "Facility" means each facility set out in clause (Facilities) of the Facility Letter . "Facility Limits" means any one of the Designated Facility Limits, the Designated Sub - Limits or Designated Combined Facility Limits . J t>f Creedon Technologies HK Limited Standard Chartered •• © Copyright 2017 - 2018 Standard Chartered Bank. All rights reserved. GMCT_(Uncornrnitted)_2018_v1 Page 1 of 9

Global Master Credit Terms (Uncommitted) Standard Chartered "Finance Document" means the Agreement, any Collateral Document, any Utilisation Request, any Advices, any document identified as such in the Facility Letter and any other document designated as such by the Bank and any Group member from time to time . "Financial Indebtedness" means any indebtedness incurred for or in respect of : (a) monies borrowed; (b) any amount raised under any other transaction having the commercial effect of a borrowing; and (c) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) and (b) above. "Foreign Currency" means any currency other than the Base Currency . "Group" means the Parent (if specified in the Facility Letter), the Borrower and each of their respective Subsidiaries "Holding Company" means, in relation to a person, any other person in respect of which the first named person is a Subsidiary . "IBOR" means the relevant interbank offered rate. "ICC" means the International Chamber of Commerce. "ICC Publication" means ISP 98 , UCP, URDG and such other rules published by the ICC from time to time . "Increased Cost" means: (c) (a) an additional or increased cost; (b) a reduction in the rate of return from a Facility or on any Bank Member's overall capital; or a reduction of an amount due and payable under any Finance Document, which is incurred or suffered by any Bank Member, to the extent such cost is attributable to the Bank having entered into any Finance Document or funding or performing its obligations under any Finance Document or any participation in any facility amount still outstanding . "Instruction" means any instruction (including any Utilisation Request) in relation to a Facility which : (b) (a) contains the information the Bank requires to carry out the instructions ; the Bank receives via any Channel as agreed by the Bank ; and (c) the Bank believes in good faith has been given by an Authorised Person and is transmitted with such testing or authentication as the Bank may specify . "ISP98" means the International Standby Practices published by the ICC (ICC Publication No. 590). "Mandate" means any writing, acceptable to the Bank, indicating the authority of an Authorised Person. "Market Disruption Event" means: (c) (a) at or about noon on the Quotation Day, the Screen Rate (or following a Screen Rate Replacement Event, the Replacement Screen Rate) is not available or is zero or negative, or reasonable and adequate means do not exist for ascertaining the relevant IBOR, benchmark interest rate or Prime Rate (as the case may be) ; (b) matching deposits are not readily available in the relevant interbank market ; or before close of business in the principal city of the relevant interbank market on the Quotation Day, the cost to the Bank of obtaining matching deposits in the relevant interbank market would be in excess of the relevant IBOR, benchmark interest rate or Prime Rate (as the case may be) . "Obligor" means each Borrower and any person providing a guarantee of and/or Security Interest for the obligations of any Borrower and/or any other person identified as an obligor under the Finance Documents . "Party" means a party to the Agreement . "Prime Rate" means the interest rate, however it is called, published by the Bank from time to time as the minimum rate of interest at which it will lend money to prime borrowers . "Quotation Day" means for any period for which an interest rate is to be determined two (2) Banking Days before the first day of that period, or such other period which the Bank decides accords with market practice in the relevant interbank market . "RCS" means the regulatory compliance statement (also available on www . sc . com/en/rcs) setting out the legal and regulatory requirements that apply to each Borrower's relationship with the Bank (as amended from time to time) . "Reimbursable Payment Obligation" means the Bank's obligation, entered into on a Borrower's Instruction or otherwise on a Borrower's behalf, to make a payment to any person (other than a Borrower) . "Replacement Screen Rate" means the standard market interest rate generally accepted, in the reasonable opinion of the Bank, in the international or relevant domestic loan markets, as the appropriate successor to the applicable Screen Rate . "SBLC" means any standby letter of credit issued by the Bank in such form as shall be acceptable to the Bank . "Screen Rate" means the standard market interest rate for the relevant currency and period displayed on the relevant page of the on - line electronic information service which for the time being the Bank normally uses for obtaining the relevant IBOR, benchmark interest rate or Prime Rate (as the case may be) . "Screen Rate Replacement Event" means in relation to a Screen Rate : (a) that Screen Rate has or will be permanently or indefinitely discontinued ; (b) the methodology, formula or other means of determining that Screen Rate has materially changed ; or (c) that Screen Rate is otherwise no longer appropriate for the purposes of calculating interest under the Agreement, in each case, in the reasonable opinion of the Bank . "Security Interest" means a mortgage, charge, pledge, lien, security assignment or other security interest securing any obligation or any other agreement or arrangement having a similar effect . "Subsidiary" means in relation to a person, any other person : (a) which is Controlled, directly or indirectly, by the first named person ; (b) more than half the issued share capital of which is beneficially owned, directly or indirectly, by the first named person ; or (c) which is a Subsidiary of another Subsidiary of the first named person . "Tax" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any associated penalty or interest payable) required by law . "UCP" means the Uniform Customs and Practice for Documentary Credits published by the ICC (ICC Publication No . 600 ), and includes "eUCP" which means the supplement to the Uniform Customs and Practice for Documentary Credits for Electronic Presentation (Version 1 . 1 ) . "URDG" means the Uniform Rules for Demand Guarantees published by the ICC (ICC Publication No . 758 ) . r®•&IWi•r"'.., k J 'Di - - Creedon Technologies HK Limited © Copyright 2017 - 2018 Standard Chartered Bank . All rights reserved . GMCT_(Uncommitted)_201B_v1 Page 2 of 9

Global Master Credit Terms (Uncommitted) Standard Chartered "Utilisation Request" means such form of utilisation request acceptable to the Bank. 2. Interpretation: (a) Any reference in the Agreement to: (i) an "amendment" includes a supplement, variation, novation, restatement or re - enactment and "amended" will be construed accordingly ; (ii) (iii) (iv) (vi) (vii) (viii) (ix) (xi) a "disposal" means a sale, transfer, grant, lease or other disposal, whether voluntary or involuntary and "dispose" will be construed accordingly ; an "authorisation" includes a consent, approval, resolution, licence, exemption, filing, registration or notarisation ; "indebtedness" includes any obligation (whether incurred as principal or as surely (actual or contingent, present or future)) for the payment or repayment of money ; (v) "repayment" includes any reimbursement in relation to a Reimbursable Payment Obligation ; a "law" includes any law, regulation, rule, directive, order, request, guideline, sanction, embargo and restriction of or agreement with any Authority and any interpretation, application or enforcement of such law ; any statute includes reference to any statutory modification or re - enactment ; a "Finance Document" or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, including any increase in the amount of a facility or for an additional facility ; a "currency" is to the lawful currency for the lime being of the relevant country or recognised monetary union ; (x) a "month" is to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month . If there is no numerically corresponding day in the following month, that period will end on the last Banking Day in that calendar month ; a "person" includes any individual, company, corporation, unincorporated association or body (including a partnership, trust, joint venture or consortium), government, state, agency, organisation or other entity whether or not having separate legal personality; (xii) (xiii) "writing" includes email, fax, transmission or other electronic means of communication legibly received and "written" has the corresponding meaning ; and "including" is not !imitative . (b) Words denoting the singular will include the plural and vice versa . (c) A reference to a Party or a person includes its and any subsequent successors in title, permitted transferees and permitted assigns . (d) A reference to "call for cash cover" for a Facility means each Borrower must, within two (2) Banking Days, pay an amount as directed by the Bank, either : (i) to a non - interest bearing account in the name of that Borrower with the Bank subject to a first ranking Security Interest in favour of the Bank ; or to the Bank which the Bank may hold in its sole dominion and apply to satisfy amounts due and payable to it under that Facility, without interest accruing or payable to that Borrower, (ii) until all amounts that are or may be outstanding under that Facility have been paid to the Bank (whereupon any balance may be released or an equivalent amount rm•,H@ Ŷ rifll, (f) thereto paid to that Borrower) . For the avoidance of doubt, amounts that may be outstanding under a Facility shall include sums up to or equal to the Bank's contingent or unmatured liability (as determined by the Bank) under or in relation to any Reimbursable Payment Obligations . (e) ICC Publications : Unless the Bank notifies a Borrower otherwise, any future revision of any ICC Publication will automatically apply when it is slated by the ICC to come into effect . Inconsistency : Except as expressly provided otherwise, if there is any inconsistency between : (i) the Facility Letter and these Global Master Credit Terms (Uncommitted), the former will prevail except in respect of Clause (On demand) which will always prevail ; and the Facility Letter or these Global Master Credit Terms (Uncommitted) and any other document forming part of the Agreement, the Facility Letter (ii) or these Global Master Credit Terms (Uncommitted) will prevail. 2. THE FACILITIES 1. The Facilities : Each Facility is offered as detailed in the Facility Letter, the Advices where relevant and subject to the Agreement . (a) Limits : The Bank will offer each Facility to each Borrower as specified opposite that Facility in column (3) of the table set out in sub - clause (a) of clause (Designated Facility Limits and Designated Sub - Limits) of the Facility Letter subject to the Facility Limits (whichever is the lower) . (b) Change of limits : The Bank may at any time and at its sole discretion, allow each Borrower excesses above the stated Facility Limits and such excesses shall be deemed given at the Borrower's request and form part of the relevant Facility . (c) Currency : Each Facility is made available in the Base Currency or such other currency as specified under the Facility Letter . If a change in any currency of a country occurs, the Agreement will be amended by the Bank to reflect the change in currency . (d) No obligation to monitor : The Bank is under no obligation to monitor the purpose of any Facility as set out in the Facility Letter . 2.2 Foreign Currency: (a) Base Currency : If a Facility is made available in more than one currency, the relevant Facility Limits will be calculated in the Base Currency for the relevant Facility and any actual or proposed utilisation in other currencies will be converted into the relevant Base Currency at the Spot Rate . (b) Monitoring : The Bank may at any time recalculate the Base Currency Amount of any utilisation denominated in a Foreign Currency using the Spot Rate on the Banking Day prior to the date of recalculation . (c) Same Foreign Currency during successive terms : If any utilisation is to be denominated in the same Foreign Currency during two successive terms, the Bank will calculate the amount of the utilisation in the Foreign Currency for the second of those terms (by calculating the amount of Foreign Currency equal to the Base Currency Amount of that utilisation at the Spot Rate on the appropriate rate fixing day as determined by the Bank) and if the amount calculated is less than the existing amount of that utilisation in the Foreign Currency during the first term, promptly notify the relevant Borrower and the Borrower must pay, on the last day of the first term, an amount equal to the difference . J Cceedoo T, . HK Umired © Copyright 2017 - 2018 Standard Chartered Bank . All rights reserved GMCT_(Uncornrnitted)_201B_v1 Page 3 of 9

Global Master Credit Terms (Uncommitted)

Standard Chartered

2.3 **Uncommitted:** Regardless of any other provision of the Agreement, each Facility is uncommitted and is made available to each specified Borrower at the Bank's sole discretion. The Bank will have no obligation to make any utilisation under, or make available any part of, any Facility.

2.4 **On demand:** Regardless of any other provision of the Agreement, each Facility is made available on an on-demand basis. The Bank may, at its sole discretion, at any time, on written notice to any Borrower:

(a) cancel, reprice or call for cash cover for all or any part of any Facility; or

(b) demand repayment/payment of any amount outstanding or otherwise due under or in relation to any Facility (whether principal, interest or other sum), whereupon each Borrower must, within two (2) Banking Days, pay the relevant amount to the Bank.

3. BORROWERS' AGENT

3.1 **Appointment of agent:** Each Borrower (other than the Designated Borrower) irrevocably appoints the Designated Borrower to act on its behalf as its agent in relation to the Finance Documents and irrevocably authorises:

(a) the Designated Borrower to (i) give notifications or Instructions, (ii) supply all information concerning itself to the Bank or (iii) agree any amendments to the Agreement (in each case, for the relevant Borrower and without further reference to or the consent of that Borrower); and

(b) the Bank to give any notice, demand or other communication to the Designated Borrower.

3.2 **Acts of the agent and conflict:** Every act, omission, agreement, undertaking, settlement, waiver, amendment, notice, Instruction or other communication given or made by the Designated Borrower or given to the Designated Borrower on behalf of another Borrower will be binding on that Borrower. If there is any conflict between any notices, Instructions or other communications of the Designated Borrower and any other Borrower, those of the Designated Borrower will prevail.

4. CONDITIONS PRECEDENT

4.1 **Initial Conditions Precedent:** Each Borrower must satisfy all of the Conditions Precedent in form and substance satisfactory to the Bank before any utilisation of a Facility is permitted.

4.2 **Further Conditions Precedent:** Any utilisation of a Facility is subject to the further conditions precedent that on both the date of each Utilisation Request and the relevant utilisation date:

(a) the representations and warranties made or given under the Finance Documents are true and accurate in all material respects; and

(b) the Bank has received all of the documents and other evidence required to comply with such utilisation-specific conditions precedent as required by the Bank from time to time.

4.3 **Utilisation:** Each Borrower may request to utilise a Facility by delivering to the Bank a duly completed Utilisation Request no later than two (2) Banking Days prior to the proposed utilisation date.

5. BANK GUARANTEE AND STANDBY LETTERS OF CREDIT ISSUANCE

5.1 **Application:** Upon a Borrower's request via a Utilisation Request, the Bank may:

(a) agree to issue a BG or SBLC from time to time; and/or

(b) arrange for a BG or SBLC to be issued by any Correspondent Bank on such terms as the Bank or such Correspondent Bank may decide including the issuance of a counter-guarantee or counter-indemnity in favour of such Correspondent Bank.

The Borrower may select whether ISP98 or URDG or any law acceptable to the Bank will apply to any BG, or whether ISP98 or UCP or any law acceptable to the Bank will apply to the SBLC. Where no selection is made by a Borrower in an Instruction, the Bank reserves the right not to issue the BG or SBLC.

5.2 **Correspondent Bank:**

(a) The Bank may arrange for a BG or SBLC to be issued by any Correspondent Bank on such terms as the Bank or Correspondent Bank may decide. The Bank may issue a SBLC, counter-guarantee or counter-indemnity in favour of such Correspondent Bank.

(b) If the Bank issues a SBLC, counter-guarantee or counter-indemnity in favour of a Correspondent Bank and if the governing law of the SBLC, or BG to be issued by the Correspondent Bank is of a different jurisdiction from where the Bank is located, prior to the Bank's issuance of such SBLC, counter-guarantee or indemnity, the Bank may (at the relevant Borrower's cost) obtain a legal opinion to advise on the effect of the local laws and regulations on SBLCs, BGs, counter-guarantees and counter-indemnities in that jurisdiction.

5.3 **Honouring demands/presentations:**

(a) If the Bank receives a complying demand or complying presentation under a BG or SBLC, it may make payment without obtaining any evidence that the amount demanded is due and payable. The Bank will notify the Borrower as soon as reasonably practicable, but it will not wait for the Borrower's Instruction to honour a claim under the BG, or SBLC.

(b) No Borrower may in any circumstances claim that such payment was not due or should not have been made if the Bank or a Correspondent Bank has to make a payment to any person pursuant to the terms of a BG or SBLC.

5.4 **Reimbursement:** When the Bank undertakes a Reimbursable Payment Obligation, the relevant Borrower shall immediately reimburse the Bank in full in the same currency together with any Default Interest from the date of payment until receipt of reimbursement by the Bank. Such reimbursement obligation is independent of any indemnity that any Borrower gives to the Bank.

5.5 **Payment without demand:** The Bank may have the discretion to, or may be obligated to, make a payment without first having received a demand if it is specified under the BG or SBLC.

6. REPAYMENT

6.1 **Repayment:** Without prejudice to Clause (*On demand*), each Borrower shall repay all amounts due in accordance with the terms of the Facility Letter.

6.2 **Repayment of Foreign Currency Facilities:** If at any time the total Base Currency Amount of all utilisations due by a Borrower exceeds that Borrower's Designated Sub-Limit, that Borrower must repay an amount of principal (in relation to such utilisation(s) identified by the Bank) equal to such excess (together with all accrued but unpaid interest on that amount and any Break Costs) within two (2) Banking Days after receiving a demand from the Bank.

7. PREPAYMENT

7.1 **Voluntary prepayment:** A Borrower may prepay all or part of any Facility provided that the Bank must receive irrevocable

CLIENT INITIAL	STAMP

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Global Master Credit Terms (Uncommitted) Standard m Chartered 511 notice of such prepayment at least two (2) Banking Days prior to the proposed prepayment date (or such other period as determined by the Bank) . 2. Amounts payable : Any prepayment under the Agreement shall be made together with accrued and unpaid interest on the amount prepaid and, subject to any Break Costs, without premium or penalty . 3. Order of prepayment : All prepayments received by the Bank will be applied in or towards prepayment and satisfaction of the obligations of the Borrower under the relevant Facility in inverse chronological order . 8. INTEREST 1. Payment of interest : Each Borrower shall pay accrued interest on each Facility on the relevant Interest Payment Date . 2. Interest Periods : If an Interest Period would otherwise end on a day which is not a Banking Day, that Interest Period will instead end on the next Banking Day in that calendar month (if there is one) or the preceding Banking Day (if there is not) . 3. Default Interest : If a Borrower fails to pay any amount payable by ii under a Finance Document on its due date, interest ("Default Interest") will accrue daily on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at the Default Rate and will be immediately payable on demand to the Bank . 4. Unpaid interest : Default Interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount on any basis that the Bank selects . 5. Market disruption : if a Market Disruption Event occurs, the rate of interest of that Facility will be the rate per annum which is the aggregate of : (a) the margin of that Facility as specified in clause (Pricing and Conditions) of the Facility Letter or otherwise agreed between the Bank and the relevant Borrower ; and (b) the rate which expresses as a percentage rate per annum of the Bank's cost of funding that utilisation from whatever source the Bank may reasonably select, and if any such percentage rate is below zero then such percentage rate shall be deemed to be zero . 8 . 6 Screen Rate replacement : If a Screen Rate Replacement Event occurs, the rate of interest of that Facility will be the rate per annum which is the aggregate of : (a) the margin of that Facility as specified in clause (Pricing and Conditions) of the Facility Letter or otherwise agreed between the Bank and the relevant Borrower ; and (b) the Replacement Screen Rate . 9. TAXES 1. Payments without deduction or withholding : Each Obligor must make ail payments to be made by it under the Finance Documents free from any deduction or withholding for or on account of any Tax unless required to deduct or withhold by law . If an Obligor is required to deduct or withhold, it will promptly, upon becoming aware that it must make any deduction (or if there is a change in the rate or basis of such deduction), notify the Bank accordingly . 2. Gross - up : If an Obligor makes any such deduction or withholding for or on account of any Tax, that Obligor must : (a) pay to the Bank any additional amount as may be necessary to ensure that the Bank receives the full amount of the relevant payment as if that deduction or withholding had not been made ; and (b) supply promptly to the Bank evidence satisfactory to the Bank that it has accounted to the relevant Authority within the required time period for the withholding or deduction . 9 . 3 Tax costs : Each Obligor must pay to the Bank any stamp duty, registration or other similar Tax, or any value added tax or other similar Tax on any amount payable under the Finance Documents . 10. INCREASED COSTS 1. Increased Costs : Each Borrower must on demand by the Bank, pay the amount of any Increased Costs incurred by the Bank or any of its Affiliates as a result of : (a) the introduction of or any change in (or in the interpretation, administration or application of) any law ; or (b) compliance with any law made after the date of the Facility Letter . 11. PAYMENTS 1. Payments in full, without set - off or counterclaim : Each Borrower must pay all sums including any fees, charges commissions, or reimbursements, without set - off, deduction or counterclaim . 2. Debit : The Bank shall be entitled to debit any sums due to the Bank from any sums payable to each Borrower . 3. Banking Days : If any date for payment of any sum due under the Finance Documents is not a Banking Day then that payment must be made on the next Banking Day in the same calendar month (if there is one) or the preceding Banking Day (if there is not) . 4. Place, currency and funds : (a) On each date on which a Borrower is required to make a payment unde r a Financ e Document, that Borrowe r must pa y the Bank fo r value on the due date at the lime and in the currency in which the Facilit y i s denominated, with any cost, expense or liabilit y as incurred or as otherwise specified by the Bank . (b) Payment must be made to the account the Bank specifies . 5. Partial payments : If the Bank receives insufficient payment to discharge all the amounts then due and payable under the Finance Documents, the Bank may apply that payment towards the obligations under the Finance Documents in any manner the Bank decides, irrespective of any appropriation made by any Borrower . 6. Timing of payments : If a Finance Document does not provide for when a particular payment is due, that payment is due within three (3) Banking Days of demand by the Bank . 12. REPRESENTATIONS AND WARRANTIES Each Borrower (in respect of itself and on behalf of each Obligor) makes the following representations and warranties to the Bank which are deemed to be repeated at all times (having regard to the circumstances existing at the time of repetition) so long as any sums are actually or contingently owing under the Agreement . 1. Status: (a) Each Obligor is a corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation . (b) Each Obligor and its Subsidiaries have the power to own its assets and carry on its business as it is being conducted . 12 . 2 Binding obligations : The obligations expressed to be assumed by each Obligor in each Finance Document are legal, valid, binding and enforceable obligations . r#IWiifiW•r, J Creedon Technologies HK Limited © Copyright 2017 - 2018 Standard Chartered Bank All rights reseNed . GMCT_(Uncommitted)_2018_v1 Page 5 of 9

Global Master Credit Terms (Uncommitted) Standard · Chartered 12 . 3 4. Power and authority : Each Obligor has the power to enter into and perform, and has taken all necessary action to authorise the entry into, performance and delivery of the Finance Documents and the transactions contemplated by the Finance Documents . 5. Authorisations : All authorisations required or desirable to enable each Obligor to lawfully enter into, exercise its rights and comply with its obligations under the Finance Documents to which it is a party and to carry on its business have been obtained or effected and are in full force and effect . 6. No filing or stamp taxes : Under the law of its jurisdiction of incorporation, it is not necessary that the Finance Documents be filed, recorded or enrolled with any Authority or that any stamp, registration or similar Tax be paid in relation to the Finance Documents or the transactions contemplated by the Finance Documents . 7. Security Interests : Any Security Interest created under the Finance Documents is, subject to completion of all registrations required by law, a legal, valid, binding and enforceable first ranking Security Interest over the assets to which such Security Interest relates . 8. Immunity: Non - conflict : The entry into and performance of the Finance Documents by each Obligor and the transactions contemplated by the Finance Documents do not and will not conflict with : (a) any law applicable to any Obligor or its Subsidiaries ; (b) the constitutional documents of any Obligor or its Subsidiaries ; or (c) any agreement or instrument binding upon any Obligor or its Subsidiaries or the assets of any Obligor or its Subsidiaries . (a) The entry into each Finance Document (to which it is a party), and the exercise by it of its rights and performance of its obligations under each such Finance Document will constitute private and commercial acts of the relevant Obligor performed for private and commercial purposes . (b) No Obligor will be entitled to claim immunity from suit, execution, attachment or other legal process in any proceedings taken in its jurisdiction of incorporation in relation to any Finance Document . 12.9 Governing law and enforcement: (a) The choice of governing law of each Finance Document will be recognised and enforced in the relevant Obligor's jurisdiction of incorporation . (b) Any judgment obtained in the courts which the parties to a Finance Document have conferred jurisdiction on to settle disputes in relation to that Finance Document will be recognised and enforced in the relevant Obligor's jurisdiction of incorporation . 10. Taxes : It has complied in all material respects with all Tax laws in all jurisdictions in which it is subject to Tax and no claims are being asserted against it with respect to Tax which are likely to have in the Bank's opinion a material adverse effect on its ability to perform its obligations under the Finance Documents or its business, operations, assets, financial condition or prospects or those of the Group (taken as a whole) . 11. Good title to assets : Each Obligor has a good, valid and marketable title to, or valid leases or licences of, and all appropriate authorisations to use, the assets necessary to carry on its business as presently conducted . 12. Additional representations : Such additional representations as may be specified in the Facility Letter . 13.2 (a) Each Borrower must obtain, maintain and comply with any authorisation required by any law to enable ii to perform its obligations under, or for the validity or enforceability of, any Finance Document . (b) Each Borrower must comply in all respects with all laws to which it is subject where failure to do so might in the Bank's opinion have a material adverse effect on its business, assets, financial condition or prospects or its ability to perform its obligations under the Finance Documents . (c) Each Borrower must comply with the RCS . 13. GENERAL UNDERTAKINGS 1. Authorisations and compliance with laws: Pari passu ranking : Each Borrower undertakes that its obligations and liabilities under each Finance Document will at all times rank (except in respect of statutory preferential debts) at least pari passu with all its present and future unsecured indebtedness . 13.3 Negative pledge: (a) No Borrower will (and must ensure that no other Group member will) create or permit to subsist any Security Interest over any of its assets . (b) No Borrower will (and must ensure that no other Group member will) : (i) sell, transfer or otherwise dispose of any of its assets on terms by which they are or may be leased to or re - acquired by it or any Group member ; sell, transfer or otherwise dispose of any of its receivables on recourse terms ; enter into any arrangement under which money or the benefit of a bank or other account may be applied, set - off or made subject to a combination of accounts ; or enter into any other preferential arrangement having a similar effect, (ii) (iii) (iv) in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset . ("Quasi - Security" means any transaction described in paragraph (b) above . ) (c) Paragraphs (a) and (b) above do not apply to: (i) any netting or set - off arrangement entered into by any Group member in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances ; any lien arising by operation of law and in the ordinary course of trading or retention of title arrangement in the ordinary course of trading on standard terms and conditions of any supplier ; and any Security Interest or Quasi - Security over goods and/or documents of title to goods arising in the ordinary course of letter of credit transactions in the ordinary course of trade . (ii) (iii) (a) the Financial Statements as soon as they become available; 4. Further assurance : Each Borrower must (and ensure that each Obligor will) promptly do all such things as may be necessary or appropriate to perfect, preserve or protect the rights and interests of the Bank created or intended to be created by, or arising from, any Finance Document (including entering into Collateral Documents for any call for cash cover) and/or facilitate the realisation of assets which are or are intended to be the subject of the Collateral Documents . 5. Financial statements and other information : Each Borrower must ensure that the Bank receives : r•MtliO•r*J iJ bf Creedon Technologies HK Limited © Copyright 2017 - 2018 Standard Chartered Bank All rights reserved. GMCT_(Uncommitted)_2018_v1 Page 6 of 9

Global Master Credit Terms (Uncommitted) Standard Chartered (b) accurate and up to date information necessary to enable the Bank to comply with applicable law, "know your customer" or similar identification procedures as the Bank may request from time to time and notify the Bank immediately of any changes ; (c) details of any litigation, arbitration or other proceedings pending or threatened ; (d) all documents dispatched by itself to its shareholders or its creditors generally at the same time they are dispatched ; and (e) any further information the Bank may reasonably request from time to time in writing regarding the Group . 13.6 Notification: Each Borrower must notify the Bank promptly upon becoming aware of the occurrence of the following: (a) Information and undertakings : any (i) representation, warranty, undertaking or statement made or deemed to be made, or (ii) information provided, by an Obligor, to the Bank is reasonably likely to be incorrect or misleading ; (b) Disposals: disposal of all or any part of their or the Group's assets, except where such disposal of assets is: (i) (ii) made in the ordinary course of trading; or in exchange for other assets comparable or superior as to type and value; (c) Mergers: any amalgamation, demerger, merger or corporate reconstruction of any Obliger or the Group; (d) Acquisitions: any acquisition or investment in a company by any Obliger or the Group, except where such acquisition or investment is made in the ordinary course of trading ; (e) Change of business and governance: any Borrower: (i) ceases to be Controlled by the Parent (if specified in the Facility Letter) ; has any substantial change which will have an effect on the general nature of its business or that of the Group from that carried on at the date of the Facility Letter ; or has any change of its directors or beneficial owners or amendment to its constitutional documents ; and (ii) (iii) (f) Material adverse effect : any event or series of events occurs (including the commencement of any legal proceedings or other analogous process in any jurisdiction) which has or is reasonably likely to have a material adverse effect on : (i) the business, operations, assets, financial condition, results, solvency or prospects of an Obligor or the Group as a whole ; or the validity, binding effect or enforceability of any Finance Document . (ii) 13 . 7 Provision of other services : Whilst any amount remains outstanding under a Facility, if a Borrower wishes to engage any person to provide : (a) currency, commodity price or interest rate hedging, transaction banking products and services including cash management services, trade services, trade finance, custodial services, fund administration and escrow services ; (b) any refinancing or replacement of the Facilities ; or (c) any other similar transactions in the financial markets (collectively the "Services"), the relevant Borrower shall first consult the Bank (or its Affiliate) about the provision of such Services by the Bank (or its Affiliate) . The provision of the Services by the Bank (or its Affiliate) is subject to the relevant terms and conditions being agreed between the parties . 13.B Insurance: Where an Obligor has granted a Security Interest rNT : i '" ' pmpert y o, asset ;, '"·"' of lhe "'"'·lheBaek may require the relevant Obligor to procure and maintain insurance for the property or asset through the Bank's approved insurance company . The insurance must cover the rights and interests of the Bank under the Facilities and cover such amounts as the Bank may require . All costs, fees, expenses and payments for effecting and maintaining such insurance shall be borne by the relevant Borrower and the Bank may debit such amounts from that Borrower's account . 13 . 9 Additional undertakings : Each Borrower must comply with any additiona l undertakings that may be specified in the Facility Letter . 14. EVIDENCE AND CALCULATIONS 1. Accounts : Accounts maintained by the Bank in connection with the Agreement are prima facie evidence of the matters to which they relate for the purpose of any litigation or arbitration proceedings . 2. Certificates and determinations : Any certification or determination by the Bank of a rate or amount under the Finance Documents will be, in the absence of manifest error, conclusive evidence of the matters to which it relates . 3. Calculations : Any interest or fee accruing under the Agreement accrues daily and is calculated on the basis of the actual numb e r of days elapsed and a year of 36 0 or 365 days or otherwi se as the Bank determines in accordance with applicable market practice . 15. INDEMNITIES 1. General: All indemnities in each Finance Document are: (a) continuing and survive termination of such Finance Document or any repayment, cancellation or expiry of any Facility ; and (b) independent of each Borrower's other obligations under the Agreement . 15 . 2 Indemnities : Each Borrower shall promptly indemnify the Bank on demand against any losses, damages, demands, claims, liabilities, costs (including legal costs) and expenses of any kind arising from or incurred by the Bank in connection with the following : (a) Currency Indemnity : Any judgment, award or order being given or made for the payment of any amount due under any Finance Document and that judgment, award or order being expressed in a currency other than that in which the payment was due . (b) General indemnity : Any cost, loss or liability incurred by the Bank consequent upon entering into and undertaking the transactions contemplated by the Finance Documents including, but not limited to, losses and expenses as a consequence of : (i) the occurrence of any default by the Obligor of its obligations or investigating any event which the Bank reasonably believes to be a default ; any payment of principal or an overdue amount being received from any source, other than on its due date or any utilisation not being prepaid in accordance with the Agreement ; other than by reason of the Bank's default, any utilisation not being made on the proposed utilisation date ; the Bank entering into or performing any Foreign Currency exchange contract for the purpose of advancing or maintaining any utilisation to any Borrower in any Foreign Currency ; or any inquiry, investigation, subpoena (or similar order) or litigation with respect to any Obliger or the Agreement . (ii) (iii) (iv) (v) J Cceedoo TJ?o,f HK Limited © Copyright 2017 - 2018 Standard Chartered Bank . All rights reserved . GMCT_(Uncommitted)_2018_v1 Page 7 of 9

Global Master Credit Terms (Uncommitted) Standard · Chartered (c) Tax indemnity : Any Tax (excluding any Tax on the net income of the Bank in jurisdictions in which it is resident), value added tax, stamp tax, registration or other similar charges or liability incurred by the Bank under the Agreement or any transactions contemplated by the Finance Documents . (d) Communications through Channels : Any Instructions, communications or information the Bank may receive or send in writing or via any Channel as agreed by the Parties . 16. 16.1 Instructions and communications: 16 . 2 Acts of Authorised Person : An Authorised Person shall be deemed to have the authority to give Instructions, sign any document and perform any act on each Borrower's behalf, including : unless each Borrower advises the Bank in writing otherwise (and the Bank acknowledged such advice) . The Bank may continue to rely on an existing Mandate until the Bank has updated its records in accordance with this new Mandate . Each Borrower is bound by the actions of its Authorised Person . 16 . 3 Other service providers: The Bank may engage third party service providers, including payment, clearing or settlement systems, clearing houses, payment intermediaries, financial 20. institutions, mobile wallet providers and couriers, whether as independent contractors, sub - contractors or agents. To the 20.1 extent permitted by law, the Bank shall not be liable for any act or omission of any such service provider, including its insolvency. 17. FEES,COSTSandEXPENSES 1. Costs and expenses : Each Borrower must, on demand, pay the Bank all costs and expenses (including legal fees, valuation fees and any Tax) the Bank incurs in connection with : 17.2 COMMUNICATIONS THROUGH CHANNELS AND OTHER SERVICE PROVIDERS (a) The Bank can act on each Borrower's Instructions or communications received through any Channel if the Bank believes them to be genuine and complete . The Bank may require the confirmation of each Borrower prior to acting on such Instructions . (b) Each Borrower bears any risks in sending its Instructions or communications through any Channel . (a) agreeing, supplementing, restating or varying the terms of the Agreement ; and (b) appointing any person, representative or agent to act on each Borrower's behalf (including appointing any successor) or accepting an appointment as an agent for any person, (a) the preparation, negotiation, execution or perfection of; (b) any amendment to, or waiver of or consent under (or any evaluation of a request for the same); or (c) the enforcement of, or the preservation of any rights under, any Finance Document. Fees : Each Borrower shall pay to the Bank such fees in the amount and at the times as may be specified in the Facility Letter or such other Finance Documents as the Parties may agree . 18. AMENDMENTS AND WAIVERS 1. Amendments : The Agreement may be varied or amended by the Bank in its sole and absolute discretion by notice to the relevant Borrower . Any such variation or amendment will be binding on all Parties. 2. Waivers and remedies cumulative : Any failure to exercise or delay in exercising any right or remedy of the Bank under the Finance Documents will not operate as a waiver, nor will any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy . The rights and remedies provided in any Finance Document are cumulative and not exclusive of any rights or remedies provided by law . 3. Deletions, new terms and changes : Any additional provision specified in clause (Country Supplement) of the Facility Letter will be incorporated in the Agreement and any provision specified in clause (Country Supplement) of the Facility Letter as a provision which should be amended or deleted in these Global Master Credit Terms (Uncommitted) will be amended or deleted accordingly . 19. CHANGES TO THE PARTIES 1. Assignments and transfers by any Borrower : No Borrower may assign any of its rights or transfer or otherwise deal with any of its rights and obligations under the Finance Documents without the Bank's prior consent . 2. Assignments and transfers by the Bank : The Bank may assign any of its rights or transfer or otherwise deal with any of its rights and obligations under any Finance Document or change its lending office without the prior consent of the applicable Obligor . 3. Disclosure : Without prejudice to the RCS, the Bank may disclose any information provided by or relating to any Borrower, any Obligor, the Group and any Finance Document : 21. NOTICE 1. In writing : Any communication made or document delivered in connection with the Finance Documents, including any demand made under the Agreement, must be in English and in writing . 2. Contact details : Contact details of each Party are as stated in the Facility Letter or as otherwise notified to the other Party by not less than five (5) Banking Days' notice . 3. Effectiveness : (a) to any actual or potential participant, sub - participant, transferee or assignee of the Bank's rights and/or obligations under any transaction between the Parties (or any of its agents or professional advisers) and any other person in connection with a transaction or potential transaction between the Parties ; or (b) to any rating agency, or direct or indirect provider of credit protection (or its brokers) . SET - OFF The Bank may set - off any obligation due from a Borrower or the Borrower's Affiliates against any obligation owed by the Bank or the Bank's Affiliates to that Borrower or the Borrower's Affiliates, regardless of the place of payment, booking branch or currency of either obligation . If the obligations are in different currencies, the Bank may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set - off . For the purposes of this clause, "obligation" includes any obligation whether matured or unmatured, actual or contingent, present or future . If the amount of any such obligation is unascertained, the Bank may estimate the amount for the purposes of the set - off . (a) Any communication made or document delivered by one Party to another in connection with the Finance Documents is effective if : (i) sent by way of fax, at the time shown on the transmission report as being successfully sent; delivered personally, at the time of delivery; (ii) r>ri®#I,"l ct IQY Creedon Technologies HK Limited © Copyright 2017 - 2018 Standard Chartered Bank . All rights reserved GMCT_(Uncommitted)_2018_v1 Page 8 of 9

Global Master Credit Terms (Uncommitted) Standard Chartered (iii) (iv) (v) sent by post, six (6) Banking Days after posting ; sent by email, at the time sent by that Party ; and sent by any other Channel, at the time effected . (b) Any communication made or document delivered to the Bank will be effective only when actually received by the Bank . (c) Any communication made or document delivered under paragraphs (a) and (b) above but received on a non Banking Day or after business hours in the place of receipt, will only be deemed to be given on the next Banking Day in that place . 22. PARTIAL INVALIDITY 1. If any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neitl 1 er the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired . 23. ENTIRE AGREEMENT 1. The Finance Documents constitute the entire agreement between the parties and replace all previous agreements on that subject matter . No Obligor has relied on any oral or written representation or warranty made, or purportedly made, by or on the Bank's behalf except as set out in the Finance Documents . 24. RIGHTS OF THIRD PARTIES 1. Unless stated otherwise in a Finance Document: (a) a person not a party has no right to enjoy or enforce any benefit under it; and (b) the consent of any person not a party is not required to amend the relevant Finance Document. 25. COUNTERPARTS 1. Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of that Finance Document . 26. GOVERNING LAW AND JURISDICTION 1. The Agreement and all non - contractual obligations arising in any way out of or in connection with the Agreement are governed by the laws of the Jurisdiction and each Borrower irrevocably submits to the non - exclusive jurisdiction of the courts of the Jurisdiction . 27. PROCESS AGENT 1. Where required by the Bank, a Borrower will irrevocably appoint a process agent under the Finance Documents for service of process in any proceedings before tile courts of the Jurisdiction in connection with any Finance Document . The relevant Borrower must notify the Bank of any process agent's name and address . If a Borrower fails to comply, the Bank may (on such Borrower's behalf) appoint a process agent and the Bank will notify that Borrower of the name and address of that process agent . In this regard, service of any legal process on a process agent shall constitute service on that Borrower . [*iatGs?T,17 +C,eedoo Tech Limit,d © Copyright 2017 - 2018 Standard Chartered Bank_ All rights reserved. GMCT _(Uncommitted)_2018_v1 Page 9 of9

Standard Chartered

Global Master Trade Terms

These are the **Global Master Trade Terms** (the **"GMTT"**) referred to and incorporated into the Agreement between the Bank and each Borrower and are supplemental to the Global Master Credit Terms (Uncommitted) (the **"GMCTU"**).

1. Definitions

1.1 **Definitions in the Agreement:** Terms defined in the Agreement (and not otherwise defined in the GMTT) will have the same meaning when used in the GMTT

1.2 **Definitions in the relevant ICC Publication:** Terms (and their variations) defined in the relevant ICC Publication will be italicised and will have the same meaning when used in the GMTT

1.3 **Definitions:**

"Affected Instruction" means an Instruction the Bank thinks is unclear, conflicting, incorrect, incomplete, unauthorised or would breach any applicable law.

"Application Form" means an application form (including a supplemental application form) or Utilisation Request the Bank provides or makes accessible to each Borrower in which a Borrower may apply to the Bank for any Trade Service or utilisation under a Facility and where a Facility is utilised, such Application Form is designated as a Finance Document as defined in the GMCTU.

"Draft" means a bill of exchange or other written payment instruction issued by one person (the **"drawer"**) to another person (the **"drawee"**) to pay the drawer or a third person (the **"payee"**).

"Force Majeure" means an event or circumstance which is beyond the control and without the fault or negligence of the party affected and which by the exercise of reasonable diligence the party affected was unable to prevent.

"General Obligations" means, in relation to a Trade Transaction, all present and future indebtedness and liabilities due, owing or incurred by a Borrower to the Bank (in each case whether alone or jointly, or jointly and severally, with any other person, whether actual or contingent or whether as principal, surety or otherwise).

"Instruction" shall have the meaning set out in the GMCTU and additionally it shall also apply to any Trade Service or Trade Transaction.

"LC" means a documentary letter of credit, and includes the term *credit* as defined in UCP.

"Trade Payment Instrument" means any irrevocable and independent payment instrument in any form which constitutes or evidences a Reimbursable Payment Obligation.

"Trade Service" means any trade-related product or service and includes any financing, lending or other financial accommodation which the Bank makes available in relation to any such transaction and which the Bank may provide to a Borrower via a request in the Application Form.

"Trade Transaction" means the transaction (or any related transaction) which is the subject of any Trade Service.

"Transaction Items" means:

(a) any document of any kind (including a document of title);

(b) any goods or other tangible things the subject of any such document; and

(c) any goods or other tangible things.

"URC" means the Uniform Rules for Collections, 1995 Revision, published by the ICC (ICC Publication No. 522).

"URR" means the Uniform Rules for Bank-to-Bank Reimbursements under Documentary Credits published by the ICC (ICC Publication No. 725).

1.4 **Interpretation:** The terms of the GMCTU apply to the GMTT and Trade Services, save that:

(a) Clause (*Inconsistency*) of the GMCTU is superceded and if there is any inconsistency between the GMCTU and the GMTT, the latter prevails.

(b) References to "repay", "repayment" and any variation in the GMCTU shall include any reimbursement obligation set out in the GMTT.

(c) Clause (*Repayment*) of the GMCTU is supplemented in that repayments and reimbursements of all amounts due shall be in accordance with the Facility Letter and Advices.

(d) Clause (*Payment of interest*) of the GMCTU – is supplemented in that interest may be deducted upfront for some Trade Services and as set out in the relevant Advices.

2. Underlying Trade Documents

2.1 **Underlying Trade Documents:** Each Borrower shall provide the Bank with the original or copy of any document (including invoices and transport documents) relating to a Trade Transaction upon the Bank's request.

3. Instructions

3.1 **Incomplete and inconsistent Instructions:** The Bank may act on incomplete or inconsistent Instructions if the Bank reasonably believes the Bank can correct or clarify such information without referring to the relevant Borrower.

3.2 **Refusing to act:** The Bank may not process a Borrower's Instruction if:

(a) the Bank considers it an Affected Instruction; or

(b) the Bank has a valid reason for doing so.

3.3 **Payment Instructions:** Each Borrower authorises the Bank to send their payment Instructions. Each Borrower also authorises the Bank, any Bank Member or any third party who receives such Instructions to act on them as if that Borrower had sent the Instructions directly to them.

3.4 **Notice:** If the Bank cannot process a Borrower's Instruction, the Bank will notify the relevant Borrower as soon as the Bank can.

3.5 **Stopping a Trade Transaction:** The Bank will try to stop or cancel a Trade Transaction when a Borrower asks the Bank to but the Bank will not be responsible if the Bank cannot do so.

4. Termination

4.1 **Effect of termination of the Agreement:** Without prejudice to any other provision in the Agreement, each Borrower's obligations, including its obligation to reimburse, provide cash cover, not sell or encumber any item the subject of any Security Interest to the Bank and obligation to provide assistance, shall survive termination of the Agreement. Any rights or obligations which have accrued on or before the termination shall remain in full force and effect.

CLIENT INITIAL	STAMP

Standard Chartered

© Copyright 2017 - 2018 Standard Chartered Bank. All rights reserved.

GMTT_2018_v1 Page 1 of 7

Global Master Trade Terms Standard i!, .. Chartered 4 . 2 Termination : The Bank may terminate the whole or any part of a Trade Transaction, Trade Service or the Agreement immediately without prior notice if : (a) a Borrower breaches any term of the Agreement or any other agreement between the Parties; (b) a Borrower is the subject of any insolvency proceedings in relation to all or any part of its revenue or assets; (c) it is or is likely to become unlawful for any Party to perform its respective obligations under the Agreement; (d) complying with the Agreement may cause the Bank to breach any law; or (e) the Bank reasonably considers exceptional any circumstance affecting a Borrower or the Trade Service . 4 . 3 Surviving provisions : The provisions relating to clawbacks, indemnities, limitation of liability, disclosure of information, payments, reimbursements, satisfying its obligations in a call for cash cover, set - off, currency conversions, taxes and governing law and jurisdiction survive termination of the Agreement . 5. Suspension 1. The Bank's suspension : The Bank may suspend a Trade Service at any time . If the Bank does so, the Bank will notify the relevant Borrower as soon as practicable . · 2. Instructions prior to termination or suspension : Any Instruction given or any Trade Transaction made prior to or at the lime of termination or suspension will not affect a person's accrued rights and liabilities unless otherwise agreed . 3. Force Majeure : The Bank may suspend providing any Trade Service until a Force Majeure event has ceased . 6. Amounts and Expenses G . 1 Currency conversions : Tl 1 e Bank may make currency conversions in respect of any amount received by the Bank from a Borrower or due to a Borrower from tile Bank or arising from a Borrower's Instructions using the Bank's applicable prevailing exchange rate . Each Borrower must pay the Bank's usual charges for such conversion . 6 . 2 Clawbacks : The Bank may cancel, reverse or debit any payment the Bank makes under the Agreement or for any Trade Transaction (including any interest paid) : (a) (b) (c) to correct a mistake; where the Bank has not received cleared and immediately available funds in full or promptly; where the Bank is required to return the funds to the relevant payer or drawer; or (d) where the Bank has reasonable grounds for doing so . 7. Indemnity and Limitation of Liability 7 . 1 Indemnity : Without prejudice to the GMCTU, each Borrower indemnifies the Bank on demand against any losses, damages, demands, claims, liabilities, costs (including legal costs) and expenses arising from or incurred by the Bank in connection with : (a) (b) (c) the Bank providing any Trade Service; a Borrower or its Authorised Person not complying with any obligation under the Agreement; the Bank acting or declining to act on a Borrower ' s Instructions; and the Bank making currency conversions in accordance with the Agreement, (d) provided always that the indemnity shall not apply to losses arising from documentary risk, or the credit or country risk of the LC issuing bank where the Bank has added confirmation of a LC or where the Bank has agreed to honour or negotiate the LC on a without recourse basis . r®AAJililli'M1 7 . 2 Monetary Limitation : In relation to any Trade Service or Facilities provided herein or accessed through a Channel, the Bank's total liability for any claim for any loss arising from (a) any failure by the Bank whether as a result of negligence or otherwise or (b) any failure or disruption of such Channel, in any calendar year shall not exceed the higher of the total sum of any charges paid by the relevant Borrower for the ninety (90) days before the date of such loss or USD 100 , 000 8. Trade Service Specific Terms 1. Trade Service Specific Terms : Clauses 9 to 21 of the GMTT shall apply to each respective Trade Service in accordance with the following table . For the avoidance of doubt, Clauses 1 to 7 of the GMTT as well as terms and conditions contained in any relevant Advices shall also apply to any Trade Service . I Issuance of Letter of Credit & Back to Back Letter of Credit ., Import LCs - unsecured • Transferable LC - unsecured • Back - to - back LCs - unsecured • Red / Green Clause LCs • Revolving LCs 9 and 20 • Import LCs - secured • Transferable LC - secured • Back - to - back LCs - secured 9, 20 and 21 Import Finance • Import Loan (IML) • Freigl1t Loan (FL) 10 • Loans against Trust Receipt (LATR) 10 and 21 Import Invoice Financing • Import Invoice Financing • Proforma Invoice Financing 11 Banker's Acceptance or Avalisalion of Draft under Import Bills Collection • Banker's Acceptance Avalisalion of Draft under Import Bills Collection 12 and 20 Pre - shipment Finance • Pre - shipment Financing under Export LC • Pre - shipment Financing under Export Orders 13 Documentary Presenlation under Export LC • Credit Bills Negotiated - Clean 14 • Credit Bills Negotiated - Discrepant/ With Recourse 15 Export LC Transfer • LC Transfer 16 Export Invoice Financing I • Export Invoice Financing 17 Export Bills under Collection • Export Bills Discounting DA (Documents Against Acceptance) • Export Bills Discounting DP (Documents Against Payment) • Local Bills Discounting - not under LC 18 1of - - \ d © Copyright 2017 - 2018 Standard Chartered Bank . All rights reserved , GMTT_2018_v1 Page 2 of7

• Discounting of Avalised Draft under DA (Documents Against Acceptance) Shipping Guarantees and Letters of • Shipping Guarantee • Letter of Indemnity '19 and 20 Indemnity Standard Chartered Global Master Trade Terms 9. Issuance of Letter of Credit & Back - to - Back Letter of Credit 1. Unless otherwise specified in the Applicaiion Form: (aj t11e LC must be issued subject to UCP whicl1 will be incorporated in tl7e LC. (b) the LC may be subject to URR, and if it is, URR will be incorporated in the LC. 2. Tl 1 e Bank retains t 11 e right lo advise and/or restrict the availability to honour or negotiate the LC to such person(s) the Bank specifies, even if a Borrower stipulates otherwise in the Application Form . 3. The Bank may select the advising bank without consulting the relevant Bon - ower even if a different advising bank was stipulated by that Borrower in the Application Form . 4. The Bank will honour (for the relevant Borrower's account) all complying presentations and presentations accepted by the Bank as the issuing bank . 5. The Bank may reject any non - complying presentation under the LC even if : (a) the Bank has notified the relevant Borrower that the presentation was compliant; or (b) a Borrower instructs the Bank to waive all discrepancies. 6. If the Bank receives a complying presentation the Bank will comply v, th the Bank's Reimbursable Payment Obligation even if the Bank mistakenly informs the relevant Borrower that the presentation was non - compliant . The Bank is not liable to a Borrower for any cost, loss or expense that Borrower suffers or incurs as a result of such mistake . 7. Each Borrower must ensure that any goods under the LC are permitted to be imported in the relevant country . 8. Back - to - Back LC : Clauses 9 . 8 to 9 . 15 will apply if the Bank issues any Back - to - Back LC on a Borrower's Instruction or otherwise on a Borrower's behalf : 9. Definitions : "Back - to - Back LC" means an LC (also known as the "secondary credit : ' or "slave credif') issued against another LC (also known as the "primary credif" or "master credff') of higher value where the applicent of tile secondary credit and the beneficiary of the primary credit are the same person and (as the case may be) where the settlement of the secondary credit is obtained by presenting documents received under the secondary credit witl 1 substituted invoices or other documents to honour or negotiate the master credit . "lncoterms ® 2010 " means the ICC Official Rules for the Interpretation of Trade Terms published by the ICC (ICC Publication No . 715 ) . 10. Where the master credit is not advised by the Bank, the relevant Borrower will promptly notify the Bank upon bec . oming aware of any amendment proposed to be made to the master credit . No Borrower will agree to or reject any amendment to the master credit without the Bank's consent . Any amendment to the slave credit will require the Bank's consent and will only take effect after the Bank receives cons . en! from the relevant parties to tl 1 e slave credit . 11. Where both the master credit and the slave credit call for the a pp l ica ti on of CIF terms in a c co r d . a n ce with lncoterms ® 2010 , \ he Bank may In the slave c redit stipulate an insLrred value plus an appropriate higher percentage to match the I nsu r ed value plus percentage required by the master credit, to avoid t 1 1 e master credit being "underinsured" . 12. /l . fter documents are presented under the slave credit, the relevant Borrower will, on tl 1 e Bank's demand, deliver to the Bank that Borrower's Draft, invoice and any other document required to facilitate a complying presentation under the master credit . 13. The Bank may: (a) retain possession of any document presented under the slave credit, (b) take any action including presenting docu 111 ents to obtain payment under the master credit, (c) honour or negotiate the master credit, and (d) apply the proceeds of any drawing or negotiation under l/ 1 e mas t e r c@dif to pay tile co r T& s , pon dl ng drawing u n di ; r Ille slave credit irr& . ? . pec!lve of any discrepancy in any document presented under \ 1 1 e slave credit 9.1 E, 9.14 No Borrower will, without the Bank's prior written consent. assign any of the proceeds of the master credit to any person. Each Borrower must ensure that any amount which is due to it by any person (including any issuing bank or confirming benli) under or in relation to the master credit or rela - ted Uilderlying Trade Transaction is paid directly to the Bank . 10. Import Finance 1. Tl 1 e Bank retains the right io provide financing only in relation lo LCs issued by the Bank or import collections processed by t l 1 e Bank and to utilise the financing to . settle the reimbursement obligation under the relevant LC or import bill collection . 10 2 The Bani< retains the : right to r e mit any proceeds of a Freigilt L oa n to the releval 7 t Borrowe r ' s carrier (or other freigl 1 t invoicing party) or their respective o r ders . 10 . 3 Without prejudice to any other representation in the GMCTU, each Borrower represents to the Bank that : (a) it has not obtained any other financing or granted any Security Interest (other than to tile Bank) in relation to the underlying Trade Transaction or any related document of any kind (including a docurnsnt of title) and that each invoice, purchas . e order or any other similar document or instrument which is presented to the Bank for financing represents a genuine sale and delivery of goods and/or services ; and (b) Freight Loans : In respect of Freight Loans . the financing extended shall be used only for payment of freigl 1 t incurred or to be incurred for tl 1 e carriage of goods . 4. The Bank may apply any amou 11 t received by the Bank on a Borrower's behalf or for a Borrower's account from any person against any amount the relevant Borrower owes the Bank . 5. Trust receipt : If the Bank requests, a Borrowsr must sign a trust receipt in sucl 1 form as the Bank may stipulate in relation to any Delivered Pledged Item . 11. Import Invoice Financing 1. The Bank retains the right to remit the proceeds of a financing granted to a Borrower to that Borrower's seller or \ 11 eir respective orders . 2. The Bank reserves the right to inspect the original invoices and transport documents as and when required . 3. Without prejudice to any other representation in the GMCTU, each Borrower represents to the Bank that it has not obtained l d 1>Y © Copyright 2017 - 2018 Standard Chartered Bank. All rights reserved . GMTT _2018_v1 Page 3 of 7

Global Master Trade Terms

Standard Chartered

any other financing or granted any Security Interest (other than to the Bank) in relation to the underlying Trade Transaction and that each invoice, purchase order or any other similar document or instrument which is presented to the Bank for financing represents a genuine sale and delivery of goods and/or services.

11.4 The Bank may apply any amount received by the Bank on a Borrower's behalf or for a Borrower's account from any person against any amount the relevant Borrower owes the Bank.

11.5 **Proforma Invoice Financing**: Upon delivery of goods or services, the commercial invoice and evidence of delivery accepted or acknowledged by the buyer must be submitted within the time period specified or upon request, if not specified.

12. Banker's Acceptance or Avalisation of Draft under Import Bills Collection

12.1 Each acceptance or aval the Bank provides shall be a Reimbursable Payment Obligation.

12.2 Each acceptance or aval may be evidenced on a Draft or separately as the Bank shall deem appropriate.

12.3 Each Borrower's obligation to reimburse the Bank shall not be affected by whether or not presentation of the Draft or other demand has been made or not.

12.4 No Borrower will in any circumstances claim that such Reimbursable Payment Obligation should not be fulfilled.

12.5 In the case of avalisation, a Draft must be accepted by the relevant Borrower before the Bank adds its aval.

13. Pre-shipment Finance

13.1 If the Bank provides any pre-shipment financing, the Bank may pay any proceeds of any pre-shipment financing directly to the relevant Borrower's seller(s).

13.2 Each Borrower will deliver to the Bank the original LC and all the original documents required for presentation under the relevant LC or the original or copy of the confirmed purchase order, sales contract (or other relevant contract) or proforma invoice in relation to the underlying Trade Transaction (as the case may be) as soon as possible and, if the Bank requires, the relevant Borrower will ensure, for the financing of any LC, that it is restricted to the Bank or freely available.

13.3 Each Borrower must ensure that any amount which is due to it by any person (including any *issuing bank* or *confirming* bank) under or in relation to the underlying Trade Transaction is paid directly to the Bank and accordingly the relevant Borrower must give an irrevocable payment instruction to such person. Each Borrower will provide all assistance the Bank requires to allow the Bank to collect any such amount.

13.4 The Bank may convert any pre-shipment financing to post-shipment financing when the relevant LC is issued and the Bank receives the documents required to be presented under the LC. If the Bank exercises its discretion not to convert the pre-shipment financing to a post-shipment financing, the relevant Borrower will be required to pay the Bank all amounts when due.

13.5 If any amount which is due to be paid to the Bank under clauses 13.3 or 13.4 above is not paid on time and in full, or any amount so received by the Bank has to be refunded, or any document delivered to the Bank is forged or contains information a Borrower knows is incorrect, any financing that the Bank has made available to that Borrower in relation to the underlying Trade Transaction will become immediately due and payable by the relevant Borrower, and the Bank may reverse any payment that the Bank may have credited to the relevant Borrower's Account.

14. Credit Bills Negotiated – Clean

14.1 The Bank may on a Borrower's Instructions make a *presentation* under UCP.

14.2 The Bank may negotiate, prepay, purchase or otherwise provide financing against or in relation to an LC subject to the version of the UCP stated in the LC. Where the Bank is requested to make an early payment before the maturity date of an LC which it had issued, the Bank will nevertheless have recourse to the relevant Borrower (and that Borrower undertakes to indemnify and keep the Bank harmless against any losses, claims and expenses) if: (a) a court injunction is issued against the Bank, preventing the Bank from paying the proceeds of the LC on maturity date (when the Bank already made payment under the LC); (b) a dispute arose between that Borrower and the applicant of the said LC with regard to the underlying agreement; or (c) there is fraud or an allegation of fraud on the part of the relevant Borrower by the applicant of the said LC.

14.3 Unless the Bank expressly agrees otherwise (or the Bank has confirmed an LC issued in a Borrower's favour and that Borrower has *presented* a *complying presentation* to the Bank), any utilisation of the Facility whether by way of *honour*, *negotiation*, prepayment, purchasing or financing the Bank may provide to the relevant Borrower is with full recourse to that Borrower in all circumstances for the principal amount (together with interest) in the currency in which the Bank has negotiated, prepaid, purchased or financed and for any losses arising from any event whereby the Bank is prevented or prohibited in any way from converting an amount (in full or in part) from one currency into another fully convertible currency (as determined by the Bank). Without prejudice to the foregoing, where the Bank has (a) confirmed a LC issued in a Borrower's favour, or (b) negotiated or discounted a LC on a without recourse basis; and the Bank has agreed to provide any *negotiation*, prepayment, purchasing or financing in a currency which differs from the currency in which the LC is denominated, the Bank shall have recourse to the relevant Borrower for the principal amount (together with interest) in the currency in which the Bank has *negotiated*, prepaid, purchased or financed and for any loss arising from any event where the Bank is prevented or prohibited in any way from converting any amount received (in full or in part), denominated in the currency in which the LC was denominated, into another fully convertible currency.

14.4 Without prejudice to any other representation in the GMCTU, each Borrower represents to the Bank that it has not obtained any other financing or granted any Security Interest (other than to the Bank) in relation to the underlying Trade Transaction and that each invoice, purchase order or any other similar document or instrument which is presented to the Bank for financing represents a genuine sale and delivery of goods and/or services.

14.5 The Bank may apply any amount received by the Bank on a Borrower's behalf or for a Borrower's account from any person against any amount the relevant Borrower owes the Bank.

14.6 Each Borrower must ensure that any amount which is due to it by any person (including any *issuing bank* or *confirming bank*) under or in relation to the underlying Trade Transaction is paid directly to the Bank and accordingly the relevant Borrower must give an irrevocable payment instruction to such person. Each Borrower will provide all assistance the Bank requires to allow the Bank to collect any such amount.

15. Credit Bills Negotiated – Discrepant / With Recourse

15.1 The Bank may on a Borrower's Instructions make a *presentation* under UCP.

15.2 If the documents presented do not constitute a *complying presentation* or the *honour*, *negotiation*, prepayment or

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Global Master Trade Terms
Standard Chartered

purchase is on a with recourse basis, a Borrower may utilise the Facility.

15.3 Unless the Bank expressly agrees otherwise, any utilisation of the Facility whether by way of *honour*, *negotiation*, prepayment, purchasing or financing the Bank may provide to the relevant Borrower is with full recourse to that Borrower in all circumstances for the principal amount (together with interest) in the currency in which the Bank has negotiated, prepaid, purchased or financed and for any losses arising from any event whereby the Bank is prevented or prohibited in any way from converting an amount (in full or in part) from one currency into another fully convertible currency (as determined by the Bank). Without prejudice to the foregoing, where the Bank has negotiated or discounted a LC on a without recourse basis; and the Bank has agreed to provide any *negotiation*, prepayment, purchasing or financing in a currency which differs from the currency in which the LC is denominated, the Bank shall have recourse to the relevant Borrower for the principal amount (together with interest) in the currency in which the Bank has *negotiated*, prepaid, purchased or financed and for any loss arising from any event where the Bank is prevented or prohibited in any way from converting any amount received (in full or in part), denominated in the currency in which the LC was denominated, into another fully convertible currency.

15.4 Without prejudice to any other representation in the GMCTU, each Borrower represents to the Bank that it has not obtained any other financing or granted any Security Interest (other than to the Bank) in relation to the underlying Trade Transaction and that each invoice, purchase order or any other similar document or instrument which is presented to the Bank for financing represents a genuine sale and delivery of goods and/or services.

15.5 The Bank may apply any amount received by the Bank on a Borrower's behalf or for a Borrower's account from any person against any amount the relevant Borrower owes the Bank.

15.6 Each Borrower must ensure that any amount which is due to it by any person (including any *issuing bank* or *confirming bank*) under or in relation to the underlying Trade Transaction is paid directly to the Bank and accordingly the relevant Borrower must give an irrevocable payment instruction to such person. Each Borrower will provide all assistance the Bank requires to allow the Bank to collect any such amount.

15.7 If the LC *issuing bank* subsequently accepts the documents, the Bank may, at its sole discretion, reduce utilisation by the amount of the relevant accepted *presentation* under the Facility.

15.8 If the documents *presented* are a *complying presentation*, the Bank may, at its sole discretion, still allow utilisation under the Facility.

16. Export LC Transfer

16.1 This Trade Service is offered subject to the Agreement and the following provisions, all of which shall apply to any LC the Bank (the "transferring bank") transfers on a Borrower's (the "*first beneficiary*") Instruction or otherwise on a Borrower's behalf.

16.2 The relevant version of the UCP which governs the *transferable* LC will apply in relation to the transfer of the LC provided that if there is any inconsistency between that UCP and these terms, the latter will prevail.

16.3 Each Borrower will deliver to the Bank the original *transferable* LC and any amendments that it receives. No Borrower will inform the *issuing bank*, *applicant* or the transferee (the "*second beneficiary*") of the acceptance of any *amendment* to the original *transferable* LC before obtaining the Bank's approval in writing. Where all rights under the LC are *transferred*, the Bank will advise the *second beneficiary* of any *amendments* even if the Bank does not have the Borrower's approval.

16.4 Each Borrower waives in favour of the relevant *second beneficiary*, their rights in the transferable LC to the extent that it is to be transferred to the *second beneficiary*.

16.5 For an unconfirmed *transferable* LC, the Bank will only be obliged to pay the relevant Borrower and the second beneficiary if the Bank receives the corresponding payment from the *issuing bank* in immediately available funds. The Bank will pay the *second beneficiary* the amount of the *presentation* under the *transferred* LC, and the relevant Borrower the remaining amount under the *transferable* LC.

16.6 For a *transferable* LC *confirmed* by the Bank, the Bank will pay the *second beneficiary* the amount of their *presentation* under the transferred LC in accordance with the tenor of the LC upon a *complying presentation*. Upon a Borrower's substitution and *complying presentation* under the *transferable* LC, the Bank will pay the relevant Borrower the remaining amount under the *transferable* LC in accordance with the tenor of the LC.

16.7 All the Bank's fees and charges are payable by the relevant Borrower prior to the transfer, but any confirmation fees or charges will be payable by the relevant Borrower upon the Bank's *confirmation*. The Bank may also deduct any amount owed to the Bank from any payment the Bank receives from the *issuing bank* before the distribution of proceeds to the *first beneficiary* and transferees.

16.8 If a Borrower does not deliver documents or correct any discrepancies in the documents it delivers to the Bank within the time limits and in the manner notified by the Bank to the relevant Borrower under the *transferable* LC, the Bank may present the *second beneficiary's* documents directly to the *confirming bank* or the *issuing bank*.

16.9 Where a Borrower has transferred all its rights in the *transferable* LC to a *second beneficiary*, the relevant Borrower agrees not to require substitution of documents, and will permit the *second beneficiary* to *present* documents directly to the *issuing bank* of the *transferable* LC.

17. Export Invoice Financing

17.1 Requests for utilisation must be made no later than seven (7) days prior to the due date of the relevant invoice.

17.2 The Bank reserves the right to inspect the original or copies of invoices and transport documents as and when required.

17.3 Without prejudice to any other representation in the GMCTU, each Borrower represents to the Bank that it has not obtained any other financing or granted any Security Interest (other than to the Bank) in relation to the underlying Trade Transaction and that each invoice, purchase order or any other similar document or instrument which is presented to the Bank for financing represents a genuine sale and delivery of goods and/or services.

17.4 The Bank may apply any amount received by the Bank on a Borrower's behalf or for a Borrower's account from any person against any amount the relevant Borrower owes the Bank.

17.5 Each Borrower must ensure that any amount which is due to it by any person under or in relation to the underlying Trade Transaction is paid directly to the Bank and accordingly the relevant Borrower must give an irrevocable payment instruction to such person. Each Borrower will provide all assistance the Bank requires to allow the Bank to collect any such amount.

18. Export Bills under Collection

18.1 Each Borrower may request that the Bank presents documents and where the Bank undertakes a *collection* on a Borrower's behalf, URC will apply (even where URC is not referred to in the relevant Borrower's *collection instruction*). The Bank is not obliged to examine any *documents*. If the Bank agrees to examine any *documents*, it does so without any liability

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Global Master Trade Terms Standard · Chartered including if the Bank fails to identify any discrepancy or irregularity of any kind . 2. If payment or acceptance is not received from the relevant drawee within sixty (60) days after the Ba . nk receives the first document(s) from a Borrower, the Bank is discharged from all further obligations under the collection and the Bank will attempt to recall the documents from the collecting bank and return them to the relevant Borrower . 3. Each Borrower may utilise this Facility for post shipment financing and where the Bank does not handle the collection , the relevant Borrower shall provide a copy each of the invoice, transport document and the duly accepted original Draft endorsed in favour of the Bank . 4. Discounting of Avallsed Draft under DA : The Draft shall be duly accepted, avalised and endorsed in favour of the Bank in such manner and form as shall be acceptable to the Bank . 5. Each Borrower must ensure that any amount which is due to it by any person under or in relation to the collection subject to this Facility or related underlying Trade Transaction is paid directly to the Bank . 19. Shipping Guarantees and L,etters of Indemnity 1. The following provisions apply to any instrument entered into to facilitate the release by a Carrier of any goods, the issuance of a duplicate set of original bills of lading on the Borrower's Instruction or otherwise on the Borrower's behalf, or payment for goods without delivery of relevant documents . 2. Definitions : "Carrier" means any owner of a vessel or conveyance, forwarder, charterer and includes their agent, representatives or any person purporting to act on their behalf . 3. The Bank will only sign the relevant form of guarantee or indemnity if it is in a form acceptable to the Bank . 4. Each Borrower must ensure that the Carrier releases the Bank from the Reimbursable Payment Obligation in a manner satisfactory to the Bank and that the Bank's liability under the Reimbursable Payme 11 t Obligation is extinguished as soon as possible . 5. Each Borrower must accept all import and other documents relating to the relevant goods regardless of any discrepancy or irregularity . 6. Each Borrower must waive all discrepancies or irregularities under the related LC even if the discrepancy has not been notified, the required documents have not been presented or the LC l 1 as expired . 7. Each Borrower must comply with the LC terms, collection of a Draft or any other undertaking to pay regardless of any dispute with the relevant seller or any third pariy . 20. Trade Payment Instruments 1. Payment: The Bank will undertake a Reimbursable Payment Obligation without notice and/or consent of a Borrower. 2. Reimbursement: When the Bank undertakes a Reimbursable Payment Obligation, the relevant Borrower shall: (a) immediately reimburse the Bank in full in the same currency together with interest from and including the date of such payment to and including the date of such reimbursement (such interest to accrue on a daily basis at such rate as the Bank may reasonably charge and as set out in the Facility Letter) ; or (b) if the Bank specifies, the relevant Borrower will on or shortly before the date on which the Bank makes (or is likely to make) a Reimbursable Payment Obligation pay to the Bank a sum equal to such payment . The Bank may hold all or part of such sum in an account in the Bank's name, under the Bank's sole dominion and control and/or apply all or part of such sum against the Borrower's Reimbursable Payment Obligation . 3. Discrepant documents : The Bank may refuse to honour a Trade Payment Instrument and reject any demand or document presented to the Bank under it, if any such demand or document does not comply W i th the Trade Payment Instrument terms, even if the relevant Borrower accepts or instructs to the contrary . 4. Form of Trade Payment Instruments : Notwithstanding any Instruction or the contents of the relevant Application Form, the Bank may issue, amend or supplement any Trade Payment Instrument in such form and content as the Bank may decide . 5. Accuracy of supplied text : The Bank is not obliged to check or to ensure the accuracy of any information supplied to the Bank to be inserted into any Trade Payment Instrument . 6. Honouring demands/presentations : If the Bank receives a complying demand or complying presentation under a Trade Payment Instrument, the Bank may make payment without obtaining any evidence that the amount demanded is due and payable and without notice or reference to the relevant Borrower even if that Borrower disputes the validity of the demand/presentation . No Borrower will under any circumstances claim that such payment was not due or should not have been made. 7. Early payment : The Bank may make payment under any Reimbursable Payment Obligation at any time before it becomes (or is stated to become) payable and the relevant Borrower's reimbursement obligations to the Bank will still apply . 8. Extensions and Amendments : The terms in this clause will extend to all extensions, renewals, amendments, modifications, replacements or variations of the Trade Payment Instruments . 21. Security Terms 1. Definitions: "Delivered Pledged Item" means any Pledged Item the Bank delivers to a Borrower. "Pledge" means any pledge security interest a Borrower grants to the Bank over any Transaction Item as contemplated in the Agreement . "Pledged Item" means any Transaction Item which is the subject of a Pledge . "Pledged Goods" means any document of title, goods, chattels or other tangible tl 1 ings which are the subject of a Pledge . 2. Pledge of documents and goods : The Bank will have a Pledge over all Transaction Items for each Trade Transaction and as continuing security for the payment and discharge of all General Obligations relating to that Trade Transaction which belong to the relevant Borrower and are at any time : (a) in the Bank's or the Bank's agent's or representative's possession; or (b) wl1ere the Bank has issued an LC, in the possession of a nominated bank, where any such possession may be actual or constructive . If and when the Bank's possession or the possession of the Bank's agent, representative or nominated bank (as contemplated above) of any Transaction Item ceases , the Pledge of that Transaction Item will cease . For the avoidance of doubt, the Bank's possession will not cease where a trust is created as contemplated by the provisions relating to trust receipts . 21 . 3 Pledge unaffected : The Pledge over any Transaction Item is in addition to and will not affect or be affected by any other r"'PiiPJ/0ii¥511 tr< k J © Copyright 2017 - 2018 Standard Chartered Bank All rights reserved GMTT_2018_v1 Page 6 of 7

Gfobal Master Trade Terms Standard Chartered Security Interests, rights or remedies the Bank may hold or exercise in respect of any General Obligation. 4. No prior encumbrance : Each Borrower must have good title to each Pledged Item and ensure that no person (other t 11 an the Bank) at any time has any Security Interest or other interest in (or claim over) any Pledged Item whilst the Pledge over that Pledged Item exists . 5. Risk in Pledged Items : Each Borrower will hold all risk i n any Pledged Item . The Bank is not responsible and will not be liable for any cost, loss or expense in relation lo any Pledged Item . 6. Insurance : (a) Each Borrower must at its own expense : (i) insure all Pledged Goods at all times v . th (ii) (iii) (iv) (vi) reputable insurers against such risks as a prudent company carrying 011 a similar business to the relevant Borrower ; ensure coverage for the Pledged Goods is for such amounts the Bank deems sufficient, which in the case of cargo shipments should be at least 110 % of its fair market value or (if l 1 igher) the purchased value of the Pledged Goods ; act as a prudent owner in relation lo managing any ri ::. k associated with any Pledged Goods and in relation to any such i 11 surance (including the making of any claims) ; notify the Bank of any actual or potential insured event ; (v) pay all inwrance proceeds directly to the Bank or the Bank's order ; and ta . ke any action the Bank may require in relation to any Pledged Goods and any insurance, including naming the Bank as loss payee and/or co - ins . ured in relation lo any inwrance and assigning insurance proceeds to the Bank by way of continuing security for such General Obligations as the Bank may identify, and take such steps as the Bank may require in relation to the above . (b) Each Borrower must not do (or omit to do) anything which will (or is likely to) make any insurance void or voidable . (c) All or any part of any insurance proceeds received by the Bank may be held by the Bank in suspense and/or applied by !he Bank against any General Obligations . 21.7 Other obligations: Eacl1 Borrower must: (a) not sell, encumber or dispose of any Pledged Item or its right, title or interest in any Pledged Item unless permitted under the Facility Letter or otherwise a . greed by the Bank in writing ; (bJ pay all costs and expenses in relation to any Pledged Goods, including the cos( of ln wring, storing or transporting them ; (c) ensuI·e that all Pledged Goods are kept separa . (e from any other goods and are clearly marked ; and (d) ensure that any person wl 10 is in actual possession of any Pledged Goods acknowledges to the Bank in writing ! 11 al (hey are held lo the Bank's order . 2i . 8 Dealing with Pledged Item : The Bank may deal with and take any action i n relation to . any Pledged l!&m, including selling , disposing, transporting, ware . housing, landing or insuring any Pledged Item or making a claim c,n any fnsurance policy . Each Borrower must reimburse the Bank on demand in relation to any cost or expense the Bank incurs in relation to the Bank's dealing or taking action in relation to any Pledged Item . 21 . 9 Authority to act in a Borrower's name : Each Borrower in·e . vocably authorises and appoints the Bank and any of the Bank's officers or employees to be its agent and act on its behalf (and its name) from time to time to execute and deliver all documents and do all acts as the Bank considers necessary or desirable to : (a) constitute, preserve or pe 1 iect the Pledge intended to be granted to the Bank ; (b) exercise tl 1 e Bank's rights and remedies uI 1 der the /l,greement or in relation to any Pledged Item including selling and transferring any Pledged Item to a purchaser or applying for or making a claim on any insurance policy ; and (c) appoint or engage any agent or other person (each a "Delegate") to carry out any function or to assist the Bank in providing any Trade Service . A Borrower's authorisation and appointment under this clause will include any right to sub - delegate or substitute this authorisation or appointment to any of the Bank's officers or employees and will continue until such time the Agreement is terminated or ail of Ille relevant Bc,rrower 's General Obligations are fully satisfied (whichever Is later) . Ea c h BorrowGr hereby r atifie s (and agrees to ratify promptly LIpo 11 \ l ; e Bank's request al a ny lime) any action wh icl 1 the Bank 0 r &ny o f l 11 e Banl 's officers or employees or any Delegate take as contemplated by this clause . 21 . 10 Delivery of Pledged Item to a Borrower : Each Borrower will hold any Delivered Pledged llem on trust for the Bank (unless lhe B ank :: !ipulates ol 11 erwise), and ll 1 e Bank's Pledge over s . ucl, Delivered Pledg 1 = - d Item w 111 conti nue . 21 . 11 R e l ease of any Pledged Item : Tl 1 e Bank can, by notifying the rele,vanl Borrower, release and discharge : (a) any Delivered Pledged Item from the trust the Bank has over it; and/or (b) any Pledged Item from the Pledge 21 . 12 Dealing with Delivered Pledged Item (a) Each Borrower rnust hold any Delivered Pledged Item to the Bank's order and comply, at the relevant Borrower's cost, with any instructions the Bank gives that Borrower in relation to any Delivered Pledg&d Item, Including delivering any Delivered Pledgeu Item to the Bank or any oll 1 er person ;; _ nd provlding the Bank such access and assistance as the Bank may require at any time to inspect any Delivered Pledged Item . (b) Each Borrower remains bound by its obligations under this clause, except that a Borrower may sell any Delivered Pledged Item to any person(s) for a fair market value and on arm's length commercial terms . All sale proceeds must be paid in full directly to \ he Bank . If the Bank agrees that a Borrower may receive the sale proceeds, that Borrower must promptly upon receipt pay them to the Bank in full and in t 11 e meantime hold them on trust for the Bank . r5•9@@WIIHJ, J ))f © Copyright 2017 - 2018 Standard Chartered Bank. All rights reserved GMTT_2018_v1 Page 7 of 7

Standard Chartered Regulatory Compliance Statement (the "Statement") 1. Disclosure of lnfonnation The Group ("we", "us" or "our") needs lo use and share client info 1 - malion to operate effectively including in connection with our provision of products and services lo you and for the purposes of client servicing . We will keep information provided by or relating to you confidential, except that we may disclose such information (i) lo any Bank Member ; (ii) lo any Bank Member's professiona . l advisor, insurer, insurance broker or provider of services to facilitate the Group's operations and provision of products and services across multiple countries (such as operational, administrative, data processing and technological service providers) who are under a duty of confidentiality ; or (iii) as required by Law or any Authority . "Affiliate" means, in relation to a company, any of its subsidia . ries, holding companies or any other subsidiary of any such holding company and (where applicable) any representative and branch office in any jurisdiction . "Authority" means, government, quasi - government, administrative, regulatory or supervisory body or authority or court or tribunal having jurisdiction over any Bank Member . "Bank Member" means Standard Chartered PLC or any of its Affiliates and "Group" means all Bank Members . "Law" means any law, regulation, rule, directive, order, request, guideline, sanction, embargo and restriction of or agreement with any Authority . 2. Privacy To comply v, th applicable Laws and in the course of providing products and services to you, we will need to collect, hold, use and sha . re Personal Information of your Data Subjects . Our Privacy Statement ( https : //www . sc . com/en / privacy - policy . html ) outlines how the Group processes Personal Information . You agree lo make your Data Subjects awe . re of our Privacy Statement . "Data Subjects" means all individuals whose Personal Information we receive in the course of our banking relationship with you, including your direct and indirect beneficial owners, directors, officers and authorized persons . "Personal Information" means any information relating to Data Subjects . 3. Compliance with Laws and Financial Crime Compliance The Group is committed to complying with Laws (including applicable financial crime compliance laws and regulations such as those related to anti money laundering, anti - bribery and corruption) in all jurisdictions in which the Group operates and the Group will not obliged to do anything if by doing so it would or might cause the Group to breach any applicable Law . :g tt a}l C7' 1.i.$:Va}l J ) 1. t&: f , - ; fl?J 1'J fF · e1.ts1:E - t: * lili Ƒ .l '1Tm!:!:l: a"0Wm1 t · t.1.&t (:Jt::g:NB.f?i ffl;:5r.,T - t:* < ·· fl'r . " 11',s ·· lrl,Hf{tffl &3'< '.&JS ;pf ' ftlii H'i Ƒ .l - t:n't (#.fl'll 'f.4 1'litmis;'ffB'l N · ttfl', r f'f:(% \ t f!I!· 'tiftff1PJlili1P - : 1'lMf;it - - l - (i)tir'ff:fioJ fi/5'(_ : (ii)f r/fioJ - t:f.rm.!.. li':J *i foi • ) A. • f¥. w. tc o:rni: lfil1:E£f. &t 11f † l?r - li'J B.i f:JJ;l@;jffi ( U'<Dog;B' f'jif'/:. Jt l'lfDNt mnir.jj; r1i5 i , t},_t.% JJTz.i , ll!f'rf%t$'jf/f : (iii)m :tJ;,UE.ic f “ foj fcj :,j(. r 5 0 Jffittff EJ $ m • - M' . 0 EJ ff Pt : t 'BJ, l 1 ' : i : ' . 05 J· f : rfoJ ; !s! ; ftl! . tm :. ' 05 J Pf 1 ' . 0 'BJ&! Mfflif : r ft& fiM •• · '• Jm ff *Bm.!.Am1'JEJ$m a - * . 6il"l:. f.W,'fg'E.l( ffi t t ' rci it: † it - r *filiX J tta:cin* 1'l '.0EJ ;lt{:f Jf.'ili'ii'.0 5J ' mi r J }l † ffi'% - t:f.rm.!. 0 r ;t'i † lj J H \ (fioJ FclA'JffioJ;t:li. ; . f.!1, lj • rn T,. 1 † . :J(. r@sl. iu . . miUfDWff:(aJ Fcl iJtB'Jt;;'!, · 2. fM! 1f R,f;;,""ftft{:j:f, ,, 0 0W B.f?is'J f '1=' • :t;s,, /FB @iffi;i'; (fU ' tzfrmiffi lj'i.: t"f1.'l m &:it¥f,.iT:!. N J,.1i'J@A f..+ · flt!f5 flf. 8Jl<https://wwwsc.com/en/privacy policy.htmlJi' - m - 1n - t:* DiiiJIN { A M • i;}1TIEJ rena'.Jjt':i'4a$.J...1 ;'!: Ƒ ftfl'51i'Jt.lr s,i , :i r M - g A J t † i'fT 15 : ftff 1 fWre'iTil'Jt - mB . r . l) fJ{* - 9 fifit 4 ;:; iel : { ), !Nll' . 7 f 5 fi J, . _ • e!i † / :; iTli'JE : t f . zJEiJ t Ji' 1 irl : ti A · $ · i ; Jt!w &iirV ... “ • r@AWMJffif:r '%NWMa9A •M· 3. 5:tti?l] ;ij/, Œ = t _@,g - ;ij/, ** i'<tJ ili!Jl5ir - t:* *i ZEJ;t:ftll&A':J :zl::(ftl ( † f3 fflli':J i/!1BWfii5'*,li5zl:: tlW* - l'l.v,U l9U DW -- - & a ffl $ W - i· \ t d - w © Copyright 2016 - 2019 Standard Chartered Bank All rights reserved RCS_HongKong_(Bilingual)_20'19_v'I Page 1 of 4

Standard Chartered As the Group's ability to comply with Laws is directly linked to the conduct of our clients, we require you to comply with all applicable Laws, and conduct your business in a manner which will not place yourself or the Group in breach of all applicable Laws . If you become aware of any breach, or any action, investigation or proceeding brought against you or your subsidiaries with respect to any breach of any applicable Law in connection with our provision of products and services to you or matter set out in this Statement, you will notify us promptly (unless prohibited by Law to do so) . 4. Sanctions The Group is obliged to comply with sanctions Laws including those of the United States, United Kingdom, European Union or any of its member states ("Sanctions") . Any breach of Sanctions may have a serious impact on our reputation, franchise, regulatory relationships and could impair the Group's ability to provide products and services to and enter into transactions with clients . As the Group's ability to comply with Sanctions is directly linked to the conduct of our clients, you confirm and will ensure that (i) you and your subsidiaries are not targets or the subject of Sanctions ; and (ii) no product, service or transaction (or proceeds of the same) involving a Bank Member has or will be utilised for the benefit of any person that is a target or subject of Sanctions or in any manner that would result in you or your subsidiaries or any Bank Member being in breach of any applicable Sanctions or becoming a target or subject of Sanctions . We reserve the right to not provide any product or service or process any transaction if by doing so it may cause us to breach the Group's Sanctions policy . 5. Tax Information Compliance The Group has obligations under various tax information reporting Laws (such as the Foreign Account Tax Compliance P . ,ct) to collect information from our clients, report information to Authorities and withhold tax from payments to clients in certain circumstances . We may require you or your Data Subjects to provide documents and information for the purposes of establishing your ta . x status and that of your Data Subjects . You will promptly inform us of any changes to such documents and information or change in circumstances that may indicate a change in your tax status or that of your Data Subjects . If you or your Data Subjects do not provide documents or information when we request it, we may make our own decision about your tax status and treat you accordingly . We may be required to withhold taxes from payments made to you for onward remittance to applicable Authorities . li '$$11l:il1iM:;1'9W:J ;/J1I*W P a'9fr - 9'ffl r,ul ftil' HllffBPFi !OOffl5t{9U · i!E!J. 11" , r :t: lll18.PJT JOO.ffl {9UB'J'J5:i:t:t!if Hi'l'J ti· Ƒ :$:,!il; a'J/ffoJ1'F {'F offiE}JJ * i!ilt&:ff:foJ ffl t † U , :t*IIJ.ll.lJ$.¥. SH'F Hf frDM""fitfJI.Wft1Fi1CJ1' \ ,'ffmW:iU'o& g :$: † J:J !5f'1Ll$.R iUla'9fffoJ .&:, {ffoJfi 1r Hli'JJi/1 0iiJ fffoJ ffl$ rJl'l':J &:PFi#Hl:la'Jm'F l}, itfl !f, H!Ft t4; 1:llft1'F1 ( itffU 1tJ#Jf, i 0 4. I] ""t*lll1'i :f% - 9'*U&5ti,U † /583, ¾ · ®: c1tfffoJff - JlWii'.&fflia'91M itLqU < r irJ j ) • ff foJl.i&ltU t roJfiE m - . ft{f'1i'l'J, f:!Wf ,g t,ll t:Jl: ru , t i!Eof }J :$:* m @:o 0 oW. IH%& W f='n:rrx El'JfiE;/J 0 ii 1 i ' : $ : /l ; Um ; li'Jfig ; /J 1 It W P li'Jfi 1 'sr'fEI ru, J Hlii & : ¥ Htilt \ (i) Hfflrfflra'J tt iili!E /ii m ; a' 9 † m . gx, $ A ; &(ii) 5 J,& : $ : f . f l'l'Jii : o 0 c ' g x c r ; fq : ,Bi!te' : J 4 ' .; ( : fu ; ') t ; _q_ 1 'f : Rt T • m 1 iNf foJ ti? . % Llm ; † fflt'?iz AzA “ a'JflJ : tLl' gx,!) . ff{o_J oJ t n r - rfl' . l'J f 11 iii iil ff fo . J : t : t=r mff f Ƒ JJ m m /#Um ; † $ 1 ' . B' : J'ff :;: i : t : l!ffl O =tt 1 r, 1 : i'lil' 1 - mHmTtl fr(fjo_JoJfj 5 ftll', & :; $ ; \ lltLl m : i& : lfi'El'J . l"u † IU ; & 3 < : ) ; li' : Jfif,lJ 5. f '.'iH4 m ¥*1illi “ JijfJU% i12+1Uff {9Ll ( f?U:' - 1O {71 - W f - <Pbi f, 5'/;!i.;;;!;} ) ..t t 4ll:*ft1!'1i&paJ )p,f jc,J Foj ¥1t f.+&1:E ffli.5fftl':3i:1ir,s:J='a'9$,1;rijq:i}D i}tJ. ' 1'r, * ,r l1li, - ra'Jl:elif21 $Ami,:!!;:x:i4'f:D fif!;J. :rrM""ff:D H1(f - f l<Ai'l'Jf>Gg ;l(;5,i', HIFJ tj \ ff:!o.J1'irul:X:{'F :&_j(f - fli'J j: oJflli!l&7f j""f f;,j""f )pf $Af.lif% *i.1?,l “ Jf. \ i Hl'J$."gjlij;F.!]ft{l'1 ƒ Ƒ H Hl'.l'{ f - t '¥ A53. /l!JJt{F, ;JcmW:.:z {'l' f - ,t u,a:rfiE El fi' JEMTB'9f>Gt *5, . i!Effl :f:tt J:=.! j""fB'9 1Ul$'. † : 0 ttil'ioJfiEtfi *1:t::i:f1rlfflri'l'J J: q:,1 Ƒ mJlJ J;;,1CJ @m l † J":';Zlll,,tt IJ t + © Copyright 2016 - 2019 Standard Chartered Bank All rights reserved RCS_HongKong_(Bilingual)_2019_v1 Page 2 of 4

Standard Chartered 5il 6. Client Classification From time to time, we may request and obtain information from you and/or third - party or public sources, to determine your regulatory classifications(or that of the funds that you manage) under applicable Laws . These classifications will be notified to you and used by us to comply with our obligations including reporting, business conduct, margin and collateral, and other requirements under applicable Laws . You will inform us immediately and in any even! prior to entering into any transaction with us if any regulatory classification that we have previously notified you of or information (including contact details) tl 1 at we have a . bout you and/or the funds that you manage is knovm b \ ' you to be inaccurate or incomplete . Unless we receive notification otherwise, you shall be deemed to have (i) confirmed such regulatory classifications and that the information that we have about you and/or the funds that you manage is complete and accurate ; and (ii) agreed and consented to the Group reporting your derivative transactions with us to any Authority (including trade repository(ies)) . 7. Provision of Information You agree to (or will procure that your Affiliates and Data Subjects) provide such documents and information as we may reasonably request in relation lo matters covered by this Statement . You will promptly inform us of any changes to documents and information provided to us so that they are up to date, accurate and complete . 8. Sustainability We maintain various position statements on sustainability ( https : //www . sc . com/en/sustainability / position - statements ) which set out the framework around how we manage environmental and social risk . All services and transactions provided by the Group will be in accordance with these position statements . 9. Tennination and Suspension We may suspend a transaction or service or terminate a transaction, service or our relationship with you if (i) you breach any applica . ble Law or offend any matter set out in this Statement or (ii) by executing the transa . ction, providing ihe products and services or continuing our relationship with you, it will cause us to breach any a . pplicable La . w or offend any matter set out in this Statement . 10. Product Documents This Statement shall form part of anI 1 specific legal documentation governing a product, service or transaction that you enter into with us ("Product Documents") . In r·elation to any product, service or transaction under a Product Document, the relevant tem 1 s of such Product Document will prevail to the extent they are in addition to or inconsistent with this Statement . 6. P½' ttil'1oJfjgW:f!li}ffi @ffl:t::{}Ur Ƒ . 1 ,rW/ - = - nto / *ifij \ ; lt& !i'n N . ti . Wi 5 Er TB'J T . J #J! c jT'g : fi ¼ii'J* . 8 - tJi i , ftlflWlffif . !J T m . 8 - t,J m 11 ij,'f,Jffl 1 i : - llifiiltif 1 - er fig • e 1 . ti!il& ¥ ,lz : ffir : l' , i' f 1 J ; M $ & : ft! flt!!'iiffl : l : f : 5 ff s'J ; lt, '<Di . airf . Ƒ ft 1 r % 'tti . ii . filf . D H"B' 3 / : fi : iiJ*'g 5 t ; ?,i ft 1 r rJi' r ; ru HW/ 'lT f . liL “ : li'J : 'iH 4 c e 1 ttti€ \ i N - , T $ lit T % · iseiT 1 !lP!li} : f . O : ftlri · ft 1 “ . /f : iiiJtftltT . C : · : 1 “ W : ftifj!ilit/ : f : iiiJ :: Z ilU!ffif!Jft/ 1 ' 1 · P lcfltiF1r.lJ:iLlgfT :tJ, l !!!IJi;s'lT tlitll. E.(i)liit .'A itru*'g 11t :&ftiFWfi' %1tN1¥lTw/ fi1T'@;'f ::&i: a'Jj,!j:Nr Ri%f,t&$lii: ::if'.Ciilf6i &&fg1:* r Ƒ . lf:r fiiJ la:l ( e1fg t4iern=: i i Rr'lTiiJt.fFl¥ r s'Jd IJet'Z '>; • 7. :J,BHltf Hliil ( Mftf!Ef f,,'rfli'3til5 \ i'.0'5J.f>( :/'4 $A i t /:J:lcllt1f1oJ:iJti;:fittl'.Wt,t;:5i: :"tfr li'3tElFt '. † :15ir ::it li'J :: Zf 4 to N , Ƒ /f : iaJE . t Ƒ Jft 1 flt ¥ : / : Jia'J :: Zii'W]ll(f 4 'A ff iiiJ · MTM"i † t : Jl : J@tO : ftiFi · 'fif . \ i' .:: Zi 1 tf 0 ' .; t(f ; H 1 tc t } . ir' $ li 1 [& % . 8. AT¥Hl'l'i ftffW/fl'.LT erl'[oJ f - j;JJ'B'JJ1t f3 (https:// www.sc.com/en/sustainability/position - statements ) 't' '?Ufit!rH ' J liVzrHf®. B'Jt. * ti f:J:l;li'Jpfi13gl3.'j}j & ,%t0t'If( Jlt ::rrt BJJ · 9 . ll : † t 'i O(iJillT R : / : f : ioJ ffl 5 t : ciJU* l 8 * 8 , rfi'?UEt . ifffiiJ ' . † : · *<iil ¥ . 4 fi % MJ=z - , ttW ; MJ o, g 1 u % ftr . s ¥ fd 1 ' 1 : Wi ; ,'JrB'J[ru/ ; \ ' ; oJ fitlfl! . F,zfffiiJ)g ; ffl ; t( U 18 i : 13 J : i!r 7 iUB'J/ : f : iiiJ $ ' . † : · ftiF oJitE / ¥ - \ ! ; *gB . f · - tJl ; Z . , gfHi*Wf, ; 'lTli' ; Jr, f* · 10. 8.13tftt - "t. B lw/itr,,'JTWfltfF1#:J , E *ig@8Ui'ffi'i?,o g[ifi1 B:JB:Jff - :7 Cra #J ) - - .tff1oJ o:7i4Tm/:J:l;B'3iU,'b mm ::z , Ƒ · ii' o:7{4'B:Jffituiflf(i fff51 ·1:E,$: † n W,t;: † t /:j/::lj JJ \ '.T - - i.',Z !!!IJL) &f o:7/4'B';Jffi!UJ/ ,¥,J:#. , ; d yYr © Copyright 2016 - 20'19 Standard Chartered Bank All rights reserved RCS_HongKong_(Bilingual)_2019_v1 Pcge 3 of 4

Standard Chartered 11. Language This Statement has been written in Chinese and English . In the event of any inconsistency, the English version prevails . 12. Communication and Updates You consent to receiving this Statement and any other information relevant to you through various methods, including letter, email or our website (irrespective of such information being personally addressed to you) . Please read any such information carefully . Should you have any questions, we recommend that you seek independent legal and / or financial advice . The most current version of this Statement (including translations) is available on our website (www sc com / en/res[) . We may also provide other important regulatory information in relation to this Statement on our website or on any other website as notified by us . Where you have a Financial Markets relationship with the Group, information on the regulatory standards we adhere to and how it may affect you can be found on our website ( www . sc . com/rcs/fm) . We reserve the right to amend this Statement and any other important regulatory information provided to you on our website(s) . We recommend that you regularly review the information on our website(s) as it may be updated from time to time . These updates shall apply to our relationship going forvfard and automatically 11. ft :$: llJH:J,q:,:zf - D x fi t..l! 0 f<D @AA::$:.' “ lf H:foJ:f - W, l llUtJ. :zm:t:. i , $ 12. illi :il.1,U!!iJi Mr l$ li!1% 15 , $ † :/3@{ , 4 '!l[j!jjl:@Z1:E'ftf,B':l M*®::$: † t 1r&W HffllU.lli':J{ffoJ:!tftll - r Ƒ . @. ( T - ii {gJ_u ::sm rxrMr) 0 m@r,immfoJitt if - t O fr Ƒ H'Aff:foJ F,i:l'I ttff', lMr :;:J( tri li &./:@Z g ' :: $ : ll' : J J'JrX!i : t : ( † : /liffiJ : $ : )J : $ JoJ 1 : E'ft 11 ' 51 'l' : J / 4 !i J'jt (www . sc com/en/rcsD • 'ft{i',tj oJJIB 1 : E'ftITTB'J M 'ft 1 l' 1 lffiW HB' : Jff : foJ : !tftll! : 1 i'J* . !itii ! - '!" $ : /JfflB' : J ; !tftll : i : - @ . @, • s'Mr w * Ill,it xJ ,rp ffl !Ut \ '1U%1!* ' 'ft11'5 pfi f®z ffl$Et:le!;fj HZ'3 · jroJ /lil n1l'i M( www.sc.com/rcs/fmlZfEl Jlrn, n1f5 / :U:t:5l fl':Jff.!f.lJ.&:tE!ltf,Ef':J i!M Wt€oKJj Ta':Jff:foJ:!tftll:i: ffi. \ ! , il, 'f.lt1fi jT5E:WJWfjrj 'ft1f5 MJ:.B':J{ † , \ ! , l! lzsl f † . .oJllEWii.H · A - ffi·'A ffi Ŷ fflttfi B %1: ' <l - © Copyright 2016 - 2019 Standard Chartered Bank All rights reserved CS_HongKong_(Bilingual)_2019_v1 Page 4 of 4

Standard Chartered Dear Customer, Collection and Use of Personal Data Thank you for your interest in our banking services . For the purposes of securing or continuation of the banking services provided by us, you/your company may need to, from time to time, collect and supply to us the personal data of, including but not limited to and where applicable, any of your managers, corporate officers (e.g. authorized signatories and company secretary), directors, major s!,ateholders, beneficial ovmsrs (e.g. sole proprietor and partners) and guarantors (the "Relevant lndivfduals"). fn ligh t of this, we enclose he r ew ith the "Notice to Customers and Other Individuals relating to the Personal Data (Privacy) Ordinance (the "Ordinance") and the Code of Practice on Consumer Credit Data" of our Bank, and you are required to circulate such notice to the Relevant Individuals, if any, for their acknowledgement. Thank you for your kind attention and it is our pleasure to se1ve you . Standard Chartered Bank (Hong Kong) Limited (This advice is a computer prtnlout that requires no signature) \ d - tY © Copyright 2008 - 2018 Standard Chartered Bank. All rights reserved Personal_lnfo_Collection_Statement_HongKong_(English)_2018_111 Page 1 of 7

Standard Chartered

Standard Chartered Bank (Hong Kong) Limited (the "Bank")

Notice to customers and other individuals relating to the Personal Data (Privacy) Ordinance ("Ordinance") and the Code of Practice on Consumer Credit Data

(a) From time to time, it is necessary for *data subjects* to supply the Bank with data in connection with matters such as:-

(i)

- (i) the opening or operation of *accounts*;
- (ii) the establishment or maintenance of facilities; and/or
- (iii) the establishment or operation or provision of products or services offered by or through the Bank (which include banking, cards, financial, insurance, fiduciary, securities and/or investments products and services as well as products and services relating to these);

(collectively, *Facilities, Products and Services*), and/or

(ii) the receipt of supplies and services to the Bank.

(b) Failure to supply such data may result in the Bank being unable to establish, maintain or provide *Facilities, Products and Services* to *data subjects*.

(c) It is also the case that data are collected, directly or indirectly, by the Bank from *data subjects* transacting with or through the Bank in the ordinary course of the Bank's business, including (without limitation) information received from third parties, the public domain, collected through use of the websites, cookies and electronic banking services of the *Standard Chartered Group*, and/or when *data subjects* write cheques or deposit money or effect transactions through *cards*.

(d) Data relating to a *data subject* may be used for any one or more of the following purposes.

- (i) processing applications from the *data subject* (including assessing the merits and/or suitability of the *data subject*'s application(s)) for the establishment of *Facilities, Products and Services*;
- (ii) operating, maintaining and providing *Facilities, Products and Services* to the *data subject*, including to enable the Bank or any member of the *Standard Chartered Group* to fulfil any contract for *Facilities, Products* and/or *Services* that a *data subject* has requested and/or to understand the overall picture of the relationship of a data subject with the *Standard Chartered Group* by linking data in respect of all accounts such data subject is connected to;
- (iii) conducting credit checks on the *data subject* (whether in respect of an application for *Facilities, Products and Services* or during regular or special review which normally will take place once or more each year);
- (iv) creating and maintaining the Bank's credit scoring models;
- (v) maintaining credit history of the *data subject* for present and future reference;
- (vi) assisting other financial institutions to conduct credit checks and collect debts;
- (vii) ensuring ongoing credit worthiness of the data subject;
- (viii) designing banking, cards, financial, insurance, securities and investment services or related products for *data subject*'s use;
- (ix) marketing services, products and other subjects (please see further details in paragraph (g) below);
- (x) determining the amount of indebtedness owed to or by *data subjects*;
- (xi) enforcement of *data subjects*' obligations, to the Bank or any other member of the *Standard Chartered Group*, including but not limited to the collection of amounts outstanding from data subjects and those providing security for *data subjects*' obligations;
- (xii) meeting or complying with any obligations, requirements or arrangements for disclosing and using data that apply to the Bank or any other member of the *Standard Chartered Group* or that it is expected to comply according to:
  - (i) any law or regulation binding on or applying to it within or outside *Hong Kong* existing currently and in the future (e.g. the Inland Revenue Ordinance and its provisions including those concerning automatic exchange of financial account information);
  - (ii) any guidelines or guidance given or issued by any legal, regulatory, governmental, tax, law enforcement or other authorities, or self-regulatory or industry bodies or associations of financial services providers within or outside *Hong Kong* existing currently and in the future (e.g. guidelines or guidance given or issued by the Inland Revenue Department including those concerning automatic exchange of financial account information);
  - (iii) any present or future contractual or other commitment with local or foreign legal, regulatory, governmental, tax, law enforcement or other authorities, or self-regulatory or industry bodies or associations of financial services providers that is assumed by or imposed on the Bank or any member of the *Standard Chartered Group* by reason of its financial, commercial, business or other interests or activities in or related to the jurisdiction of the relevant local or foreign legal, regulatory, governmental, tax, law enforcement or other authority, or self-regulatory or industry bodies or associations;
- (xiii) meeting or complying with any obligations, requirements, policies, procedures, measures or arrangements for sharing data and information within the *Standard Chartered Group* and/or any other use of data and information in accordance with any group-wide programmes for compliance with sanctions or prevention or detection of money laundering, terrorist financing or other unlawful activities;

DJ 1 d

© Copyright 2008 – 2018 Standard Chartered Bank. All rights reserved.
Personal_Info_Collection_Statement_HongKong_(English)_2018_v1 Page 2 of 7

Standard Chartered (xiv) enabling an actual or potential assignee of all or any part oftl 1 e business and/or asset of the Bank or participant or sub - participant of the Bank's rights in respect of the data subject, to evaluate the transaction intended to be the subject of the assignment, participation or sub - participation ; in connection with any member of the Standard Chartered Group defending or responding to any legal, governmental, or regulatory or quasi - governmental related matter, action or proceeding (including any prospective action or legal proceedings), including where it is in the legitimate interests of the Bank or any member of the Standard Chartered Group to seek professional advice, for obta.ining legal advice or for establishing, exercising or defending legal rights; in connection with any member of the Standard Chartered Group making or investigating an insurance claim or responding to any insurance related matter, action or proceeding; organizing and delivering seminars for tl1e data subjects; (xv) (xvi) (> - vii) (xviii) managing, monitoring and assessing the performance of any agent, contractor or third party service provid 6 r who provides administrative, telecommunications, computer, payment or securities clearing or other services to the Bank in connection with the establis 1 menl, operation, maintenance or provision of Facilities, Products and Services ; and/or (xix) any other purposes relating to tl 1 e purposes listed above . (e) Data the Bank l 1 olds relating to a data subject is kept confidential but the Bank may provide, transfer 01 · disclose such data or infom 1 aiion lo any one or more of the following parties (whether witl 1 in or outside Hong l< : ong • ) for the purposes set out in paragraph (d) : - (i) (ii) (iii) (vi) (vii) (viii) eny agent, contractor or third party service provider who provides administrative, telecommunications, computer, payment or securities clearing or other services to lhe Bank in connection with the es 1 eblishment, operation, rnafntenance or provision of F ac ili ties . Produc/s and Se,vices ; any other person under a duty of conITd . enliality to the Bank including any other member of the Standard Chartered Group which has undertaken to keep such information confidential ; the drawee bank providing a copy of a paid cheque (which may contain information about the payee) to the drawer : (iv) credit reference agencies and, in the event of default, to debt collection agencies ; (v) any person or entity to whom tl"le Bank or any other member of lhe Standard Chartered Group is under an obligation or otherwise required to make disclosure under \ he requirements - of any law or r eg ul a ti o n bi 11 dfng on or applying to the Bank or any other member of the Standard Chartered Grol 1 p , or any disclosure under and for the purposes of any guidelines, guidance, directives, rules, codes, circulars or otl 1 er similar documents issued or given by any legal, regulatory, governmental . tax, law enforcement or ot 11 er authorities, or self - regulatory or industry bodies or associalfons of financial services providers wit , which the Bank or any other member of the Standard Chartered Group Is expected to comply, or any dl · cl osure pursuant to any contractual or other commitment of tl 1 e Bank or any other member of the Standard Cliartered Group with local or foreign legal, regulatory, governmental, tax, law enforcement or other authorities, or self - regulatory or industry bodies or associations of financial services providers, all of v 1 hicr 1 may be within or outside Hong Kong and may be exisiing cu 1 Tently and in the future ; any financial institution and merchant acquiring company with wl1ich a data subject has or proposes to have dealings; any actual or proposed assignee of all or any part of tr1e business and/or asset of the Bank or participant or sub participant or transferee of the Bank's rights in respect of [he data subjects; any party giving or proposing to give a guarantee or third party security to guarantee or secure the data subject's obligations, and/or (ix) (I) (ii) (iii) (iv) any member of the Standard Chartered Group which may include a Head Office function acting as a data controller in respect of data subject's data ; third party financial institutions, insurers, credit card companies, securities and investment services providers ; third part 1 1 reward, loyalty, co - branding and privileges programme providers ; co - branding partners of the Bank and/or any member of tl 1 e Stsndard Chartered Grollp (the names of such co - branding partners can be found in the application form(s) for the relevant services and products, as the case may be) ; (v) charitable or non - profit making organisations ; and ( \ ) external service providers (including but not limited to mailing houses, telecommunication companies, telemarketing and direct sales agents, call centres, deta processing companies and information technology companies) that the Bank engages for the purposes set out in paragraph (d)(ix) above . •please refer to the Bank :S website ( .www.sc . comlhk/J for the list of countries where such parties may be located. (f) (I) VtJllh respect lo data in connection with mortgages applied by a data subject (In any capacity) on or after 1 April 2011 , t 11 e following data relating lo the data subject 011 cludlng any updated data of any of ll 1 e following data from time to lime) may be provided l ; y the Bank, on Ifs own behalf and/or as agent, to a credit reference agency : - (i) full name ; J t>f <&• Copyright 2008 - 2018 Standard Chartered Bank , All rights reserved. Personal_lnfo_Collection_Stalement_HongKong_(English)_2018_v1 Page 3 of 7

Standard Chartered

(ii) capacity in respect of each mortgage (as borrower, mortgagor or guarantor, and whether in the *data subject*'s sole name or in joint names with others);

(iii) Hong Kong Identity Card Number or travel document number;

(iv) date of birth;

(v) correspondence address;

(vi) mortgage account number in respect of each mortgage;

(vii) type of the facility in respect of each mortgage;

(viii) mortgage account status in respect of each mortgage (e.g., active, closed, write-off (other than due to a bankruptcy order), write-off due to a bankruptcy order); and

(ix) if any, mortgage account closed date in respect of each mortgage.

(ii) The credit reference agency will use the above data supplied by the Bank for the purposes of compiling a count of the number of mortgages from time to time held by the *data subject* with credit providers in *Hong Kong*, as borrower, mortgagor or guarantor respectively and whether in the *data subject*'s sole name or in joint names with others, for sharing in the consumer credit database of the credit reference agency by credit providers (subject to the requirements of the Code of Practice on Consumer Credit Data approved and issued under the Ordinance).

(iii) The Bank may from time to time access the *mortgage count* held by the credit reference agency in the course of:-

(i) considering mortgage loan application(s) made by the *data subject (in any capacity)*;

(ii) reviewing any credit facility (including mortgage loan) granted or to be granted to the *data subject (in any capacity)* which is in default for a period of more than 60 days with a view to putting in place any debt restructuring, rescheduling or other modification of the terms of such credit facility by the Bank;

(iii) reviewing any credit facility (including mortgage loan) granted or to be granted to the *data subject (in any capacity)*, where there is in place any debt restructuring, rescheduling or other modification of the terms of such credit facility between the Bank and the *data subject* consequent upon a default in the repayment of such credit facility for implementing such arrangement, and/or

(iv) reviewing any credit facility (including mortgage loan) granted or to be granted to the *data subject (in any capacity)*, with a view to putting in place any debt restructuring, rescheduling or other modification of the terms of any credit facility initiated by the request of the *data subject*.

(iv) The Bank may from time to time access the *mortgage count* held by the credit reference agency in the course of (after 31 March 2013):-

(i) reviewing and renewing mortgage loans granted or to be granted to the *data subject (in any capacity)*; and/or

(ii) considering the application for credit facility (other than mortgage loan) by the *data subject (in any capacity* other than mortgagor) and/or reviewing or renewing any facility (other than mortgage loan) granted or to be granted to the *data subject (in any capacity* other than mortgagor), in each case where such facility is in an amount not less than such level or to be determined by a mechanism as prescribed or approved by the Privacy Commissioner for Personal Data from time to time.

(g) **USE OF DATA IN DIRECT MARKETING**

The Bank intends to use a *data subject*'s data in direct marketing and the Bank requires the *data subject*'s consent (which includes an indication of no objection) for that purpose. In this connection, please note that:-

(i) the name, contact details, products and services portfolio information, transaction pattern and behaviour, financial background and demographic data of a *data subject* held by the Bank from time to time may be used by the Bank in direct marketing;

(ii) the following classes of services, products and subjects may be marketed:-

(i) financial, insurance, fiduciary, investment services, credit card, securities, investment, banking and related services and products;

(ii) reward, loyalty or privileges programmes and related services and products;

(iii) services and products offered by the Bank's co-branding partners (the names of such co-branding partners can be found in the application form(s) for the relevant services and products, as the case may be); and

(iv) donations and contributions for charitable and/or non-profit making purposes;

(iii) the above services, products and subjects may be provided or (in the case of donations and contributions) solicited by the Bank and/or:-

(i) any member of the *Standard Chartered Group*;

(ii) third party financial institutions, insurers, credit card companies, securities and investment services providers;

(iii) third party reward, loyalty, co-branding or privileges programme providers;

(iv) co-branding partners of the Bank and/or any member of the *Standard Chartered Group* (the names of such co-branding partners can be found in the application form(s) for the relevant services and products, as the case may be); and

(v) charitable or non-profit making organisations;

(iv) in addition to marketing the above services, products and subjects itself, the Bank also intends to provide the data described in paragraph (g)(i) above to all or any of the persons described in paragraph (g)(iii) above for use by them in marketing those services, products and subjects, and the Bank requires the *data subject*'s written consent (which includes an indication of no objection) for that purpose;

© Copyright 2008 – 2018 Standard Chartered Bank. All rights reserved. Personal_Info_Collection_Statement_HongKong_(English)_2018_v1 Page 4 of 7

Standard Chartered (v) the Bank may receive money or other property in return for providing the data to the other persons in paragraph (g)(iv) above and, when requesting the data subjecrs consent or no objection as described in paragraph (g)(iv) above, the Bank will inform the data subject if it will receive any money or other property in return for providing the data to the other persons . If a data subject does not wish the Bank to use or provide to other persons his/her data for use In direct marketing as described above, the data subject may exercise his/her opt - out right by notifying the Bank. (h) Under and in accordance witl1 the terms of the Ordinance and the Code of Practice on Consumer Credit Data approved and issued under the Ordinance, any data subject has the right: - (i) (ii) (iii) (iv) to check whet11er the Bank l1olds data about him and/or access to sucl1 data; to require the Bank to correct any data relating to him which is inaccurate; to ascertain the Bank's policies and procedures in relation to data and to be informed of the kind of personal data l1eld by the Bank and/or he/she l1as access to; lo be info 1 med on 1 ·equesl which items of data are routinely disclosed to credit reference agencies or debt collection agencies, and be provided witl 1 further infom 1 ation to enable the making of an access or correction request to the relevant credit reference agency or debt collection a . gency ; and (v) in relation to any account data (including, for the avoidance of doubt, any account repayment data) which has been provided by [ h e Bank lo a credit reference agency, to lnstn . 101 the Bank, upon termination of t 11 e account by full repayment, to make a request lo the credll reference agencyto delete such account data from its database, as long as \ 1 1 e Instruction is given within five ye, ; rs o f termination and at no time was there any default of payment in relation to the account, lasting in excess of 60 days within five years immediately before account termination . Account repayment data includes amoLinl l as t due, a 111 ounl of payment made during the last reporting period (being a period not exceeding 31 days immediately preceding the last contriblllion of account data by tl 1 e Bank to a credit reference agency), remaining available credit or outstanding balance and default data (being amount past due and number of days past due, date of settlement of amount past due, and date of final settlement of amount in default lasting in excess of 60 days (if any)) . (i) U) In the event of any default of payment relating to an account, unless the arnount in default is fully repa . id or written off (other than due to a bankruptcy order) before the expiry of 60 days frorn the date sui ::: h default occurred, t 1 · 1 e account repayment data (as defined in paragraph (h)(V) above) rnay be retained by the credit reference agency until lhe expiry of five years from the dale of final settlement of the amount in default . In the event any amount in an account is written - off due to a bankruptcy order being made against a data subject, tl 1 e account 1 - epayn,ent data (as defined I n paragraph (h)(v) above) may be relained by the credit reference agency, regardless of whether the account repaymenl dala reveal any default of payment lasting in excess of 60 days, until the expiry of five years frorn the dale of final settlerne : nt of tl,e amount in default or the expiry of five years from the date of discharge from a bankruptcy as notified by the data subject witr 1 evidence to the credit reference agency, whichever is earlier . (k) Without limiting the generality of the foregoing, the Bank may from time to time access the personal and account information or records of a data subject held by the credit reference agency for the purpose of reviewing any of the following matters in relation to ll 1 e existing credit facilities granted to a data subject or a third party wr,ose obligations are guaranteed by a data subject : - (i) (ii) (iii) an increase in the credit amount; the curtailing of credit (including the cancellation of credit or a decrease in the credit amount); and the putting in place or the irnplementation of a scheme of arrangement with t11e data subject or the tl1ird party. (I) The Bank may have obtained a ci - edit report on a data subject from a credit refei - ence agency in considering any application for credit . In the event a data subject wishes to access tl 1 e credit report, the Bank will advise the contact details of the relevant credit reference agency . (m) Data of a data $ Ul>ject rnay be processed , kept a nd transferred or disclosed in end to any counlry as lhe Bank or any perso n who has obtained such data rrom the Bank referred lo in (e) above considers !lppropria t e . Sucl 1 data may also be prooossed, kept transferred or disclosed In accordance with the local practices and l aws . rules and regulations (including any govemrnental acts and orders) in sucl 1 country . (n) In accordance with tr 1 e terms of the Ordinance, the Bank has the right to charge a reasonable fee for the processing of any data access request . (o) Data subjects located in the European Union may also have the following additional rights: - (ii) (iii) (i) the Bank or any other member of U 1 e Standord Chartered Group l'lill use profiling, including behavioral analysis , io assls l in providing data subjects with better F acil ities , Produots a nd/ or SeN/ces, to nial<e decisions and lo JJrevent money laundering, terrorism, fraud e nd other fina ncia l crime, fo r example profiling will l 1 elp lo try and detect whether use of a cred i t card may be fraudulent . If any profiling will result in an automated decision relating to a data subject who is an accountholder, we will let the accountholder know and the accounthofder will have the right to discuss the decision with the Bank ; in some circumstances a data subject has the ti ght to ask the Bank to delete the personal data of such data subjecl, for exam pie if the Bank no longer has a valid reason to process it ; in some circumstances a data subject may t 1 ave the right to object to how the Bank processes tile personal data of such data subject but tl 1 ls does not mean tllat the data su/Jject can decide or choose how the Bank processes the personal data other than in relation to marketing . If a data subject has any concerns about how the Bank J )le @ Copyright 2008 - 2018 Standard Chariered Bank. All rights reserved. Personal_lnfo_ Collection_Statement_Hong Kong_(English)_2018_ v1 Page 5 of 7

Standard Chartered processes his/her/Its personal data, such data subject should discuss this at a branch or with a relationship manager . The Bank may not be able to offer Fact/it/es, Products or Services if the data subject does not want the Bank to process the personal data the Bank considers necessary to process to provide such Facilities, Products or Services ; (iv) in some circumstances a data subject may have the right to restrict how the personal data of such data subject is processed ; (v) in some circumstances a data subject may I,av e the right to request the personal data t 11 at has been given to the Bank in a machine readable for 111 al . An accountholder may already be able to do this through onllne banking in relation to banking transactions ; (vi) a data subject has the right to complain to the Privacy Commissioner for Personal Data, or if the data subject is localed in the European Union, the UK Information Commissioner . Details can be provided by emailing privacy@sc . com (p) The person to whom requests for access to or correction of data held by the Bank, or for information regarding the Bank's data policies and practices and kinds of data held by the Bank are to be addressed is as follows: Data Protection Officer STANDARD CHARTERED BANK (HONG KONG) LIMITED GPO Box 21, Hong Kong Should you have any queries, please do not hesitate to contact either your relationship manager or our designated hotline 2282 2313. (q) Nothing in this document shall limit the rights of data subjects under the Ordinance. (r) Security: - (ii) (i) Tl 1 e security of personal data is important to the Bank . The Bank has teclinical and organisational security measures in place to safeguard each the personal data of each data subject . Wlien using external service providers, the Banlc requires that they adl 1 ere lo security standards mandated by the Bank and the Standard Chartered Group . The Standard Ci 1 ar!ered Group may do this through contra c tual provisions, including any such p rovisions approved by a privacy regulator, and oversight of lhe service pro vi der . Re 9 ardless of where personal data is transferred, the Bank takes all steps reasonably necessary to ensure that personal data is kept securely . Data subject(s) should be aware llial \ he Internet is not a secure form of communication and t 11 ey must not send \ he Bank any personal data over the Internet as this carries with it risks including the risk of access and interference by unauthorised third parties . Information passing over the Internet may be transmitted internationally (even when sender and recipient are located in the same country) via countries with weaker privacy and data protection laws than in the country of residence of a data subject . (s) The Bank and the Standard Chat 1 ered Group retain personal data in line with applicable legal and regulatory obligations and for business and operational purposes . In the majority of cases this will be for seven years from the end of a data subject's relationship wi \ h the Standard Chartered Group . (t) To the extent permitted by law, the Bank and other members of the Standard Chartered Group may record and monitor electronic communications with data subjects to ensure compliance with legal and regulatory obligations and internal policies for the purposes outlined at paragraph (d) above . (u) Data subjects should also read the cookie policy when using the Bank's online services. In this document, unless inconsistent with the context or otherwise specified, the words in italic shall have the following meanings: - account(s) means, for each facility, service or product whicl1 the Bank may from lime to time make available to the data subjects, the account that is, opened and/or maintained in respect of ii from time to time. account/Jolder(s) means holder(s) of an account, and includes joint accountholder(s) in case there is more than one holder for an account. card means an ATM card, a debit card, a credit card, or a revolving card or all oft 11 ern, as the context requires . data subject(s) has the meaning given to ii in the Ordinance and includes applicants for or accountholders for Facilities, Products and Services, customers, security providers, referees, corporate officers and managers (e . g . aut 11 orized signatories, contact persons, company secretary, directors, shareholders, beneficial owners of a corporate), suppliers, agents, contractors, service providers and other contractual counterparties and any third party transacting with or through the Bank . disclose, disclosing or disclosure, in relation to personal data, includes disclose or disclosing infonnation inferred from the data , Hong Kong means the Hong Kong Special Administrative Region . in any capacity means whether as a borrower, mortgagor or guarantor and whether in the data subject's sole name or joint names with others. mot 1 gage count means the number of mortgage loans held by the data subject (in any capacity) with credit providers in Hong Kong from time to time . J D © Copyright 2008 - 2018 Standard Chartered Bank , All rights reserved. Personal_lnfo_Collection_Stalement_HongKong_(English)_2018_v1 Page 6 of 7

Standard Chartered Standard Chartered Group means each of or collectively Standard Chartered PLC and its subsidiaries and affiliates (including each branch or representative office). Please circu l ate this document lo any and ail data subject(s) relating to your account(s) at our Bank. Should there be any fnconsfstencies between the English and Chinese versions, the English version shall prevail. Standard Chartered Bank (Hong Kong) Limited May 2018 l J }Jr © Copyright 2008 - 2018 Standard Chartered Bank. All rights reserved. Personal_Info_Collection_Statement_HongKong_(English)_2018 _v1 Page 7 of 7

Standard Chartered it B1'%P: - :&{lffl A iHijmffi:$:rrB1ilH1]!Ht 0 tE$tl ffl:$:ffijllftB¥ · j""f jt 6]i,Jti5::f8 : Ni: :&t Ƒ J,$:fif:/H:!l:( eJ.fts{!FF ) jtmm 6) !1 ' ff if,t.J \ ( fr. Ƒ m .J \ & o!f ) · :i:$, .r !N,* fftiiHi# A. ( t.o,llJt if:ff&'iS' A) l Jl! A ( r m A “ J ) 81'@1A J!Sf • t'JJi'IJiilill! (t :$:rr <lm1i ( A. J! - 2i (fl ) 11if - (9tl ( r *Wtl J ) &@ ;,ra J!Sf ffti'sf Uii. J=i.& ftl3( 53UA. “ B1@:«J) ( jT Jt BJ f · fffi jT jt 6)1J;JJWi tt:@ 'f#m:JA “ (fr Ƒ ) · 1:J - f'I= ?;;YJ ., o,G,, WMTMl :t:lilll · i>:t'r jT B,. ; tH!H"f ( i!i'7ffi) ll! BJ • JltT;i!<Hiic,; fP:Z ·:I< \ !!!'> l Personal_Info_Collection_Staternent_HongKong_(Local)_201 8_ v 1 J D Page 1 of 6 © Copyright 2008 - 2018 Standard Chartered Bank. All rights reserved .

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' Standard Chartered (ii) ;ra;l \ 11,f Jt c † tislf ;/13ra : t fitwffi ) ; B:. (iii) - if. - f..f#¥A. - =JJ iffl JtrrfJft.lftj!! l1 Hfl , J (I) 1'DT:E tf/f/iiJ@ja!'$ o}fjfE, † IB JiWaf ml!x1i _ffi $,(.a')fg - 15, - DJff./ $,.,(_ l': ffiJt¥1l.15 - > - t:fi 15 - ffiraru@ j(ipfij6.'f ma'J Wlti JJ ,. (m) "t: fr J::::Z( e ){['.f;JSfiffir:f - t: fT l!ll.i 1iF.mjir - 41i'Jff: iiiJ )d oJtE oJ ICJ; \ 'ti'i?. ,% b - !IM'J * - (Jt; 1¥ &.'¥if$ l&E.. .f..f ii'$: , \ B:J JltFI, i;ruj(Ff;JJ;oJffijf! tita'J· (9UfD; (fU, J!iJf{lt,ll.(9U < 'eHtff:iiiJiE:ZlffDJl):t B:il): l 1' - t/J , 1 - lt - f?, 1J. ! † JI, (n) «Htffi \ ( \ iU;!/l* t ' ¥fr tU;t :f]J./:ffiiJE t4 3.Kim '.l:l!x·e, li'J ffl ' (o) /:rro': iltlfffii t1'J. M $, - l;JJ;oJij5Hfi T7iUgjPHiHIJ : - (i) i,.;'j" ;1'/T"¥ - :r/oJ:!tfJ!. / JlH A fHI · @JZ1TF - k.7J \ '•1 · 1) %1lt.ifii.lif.f.4 $ - U f rta'J;$ #.£},f · ifE ,fl/?: ¥.f! † fifJ, f'f/:l:!;:t?:m&JiJ.1b'1; f..t ':.:1:11!i.:E ' ittff&.Aftll JB ' ( \ ilfD ' flhl),j r..:fra 1illi.J ;tl¥,i.&tfe.: Ui'J: ffl(gffi - 1 - ' ,ijei,1it.J:n,ti '5'ff:(iiJ@J, '!'4ti lf.f ft tso/4.J?:,{B'J_iff..f A.1irtM'J † ii; )E · #:1!'5Wit15 - 'fJJt50f/tf.J.... · iffi,/5D/#.tf.,Hll '$mti ! ;:t':)E: (ii) 1 “ % ift:ltT · Jff..f $,t1iHf :f;:'$f'rlffiiJP4:;lat/@Ajf# · ("U - i'D · i,f'JTf}:fef5;::fi El:i f!1m N: (iii) tt% 1'iif11,T, _f.ff::/ - ¥ J....1it1Hztl'tn'r/ifi;!at@I J,slrNli'Jnr , t @7i:ill".1, 0 .t Jff - J $ / \ '5J t.i,;R)EEv,I t +fr ii@J<jf:f - 4i'l'J15rt · tlt F; rpt •iHi!i:' † Vr - 9!', 'fi_ f - 1 $ J....!Hl>'.6 fi f@A. Nli/;JJJJ'i'.W/:fiiiJ itlf. · UfMif¥J..../ \ !1:EB - fi W;;:15 £ iffi t, "fi . i/21'$ A.. Thl:i;:fr i@NJH4 · iiDl>'.1'rii:'i?. !ttt ri1$_i.fM · ,g † k'Biffi11s ,c;. · !llJi>:6:;1,1!2:•ilE flH!t † m:_ , - ,w · ll, IJ!if:$: (iv) YI::ii'&'l ;l/,T · f/{.F'f $),'%t f - fl U @lki1ii'if4fl'JJ_;g;J3[1Jjt: (v) tt% 't ;11,T · f.i:;; - $.,{ f1f l1'U'.HiJJi fi,J Uartm,/ 1' - '$6!i';Jf@J J, :p , , .50/# ,( E.oJi1J.@ \ Wif<ffxJ; Ftros'Jt1'JJ::HH1· ¥tJit - :it : (vi) .i ' ƒ f'../t † lU t 1CJflfilN' "Mf - Lff)l 1%/r - · : tt'. # $/d:J.1i'.·W:;JHJN · !'!UoJICJ 'li(:f - - 1 - lHH \ !: lr - · rt/®pr,f:c'foJ tg - f - /4:¥privacy@sc.com%l1 , 1 (p) (H 5 JMi1f'1t * tlEi>:frfilif ! \ 'c}' ,x'$fr :p,fi:m&.*t:ll.B'Jjfr - - 1 - 9itf5n WB'J if4f, * B':J ;J;: ' @;ICJT?U)dt t “ l : 1i<N! - W: lxff ;f!HIH'r C=l!l' l '%1:ft 5J Cf':9; - iFJ/ fi2i :<0!ir: /:ffoJ itF Ƒ 1 • ut 1is1;;i;:/5 !Uf.ti it - t:i"r sf22s2 2313 · (q) '$:::Ci4T U.iif:/ $, \ t - Ntii/ t Urli il'JtHIJ, (r) 'I: “ : - (i) [ifj).,j/:f.,1.il'J 3o ?p.friffi 5,J"* · l' - l'IE.4: t'z/,trN. † .?l'CFi@B':i - 9: t w;:, l'/,(ifJ et:r._iff../ $ - {B/;J( ), f.4 · /:iH s/; 6.½f:ii/7!.if,fi T - fi' * *"r1'=6&,:llT ;:ka'J'1i.' k IJ , , !Jt!! ffiJ@.b - t"Jft..$. C titU,f: fflJtt,li'l'J/:ffoJJJ - t f * ) & † /iUg li'J im '.fU , - T f Ajcf - l (iiJ , i>.fit'fclfx - t:TIE 1 .l!:• maiHi(J?dimk 'f.49:k ' (ii) jt:f.'/ ¥A :tJJ!lf:., g)w/;!' † :;iEciF a:l'i'J m75rt · f - :tfl'FF1i!1H/¥i:g:l!Ml" t Ƒ Ji>:rrfi \ 2s/:ffiiJflfilAJiM · [lsi Jl:t ,1¥/f@.i. , ·e2Jt*.lif: † 'tl .=:1:Hifr B: ffB'J@ ' : † :!w !BB'JxFlciJ:iiE EBflJ B:.xN(!i'Jl;'.tf rn=urM $,{@/:El'itmHM'J jl•ff *fi < l'!P fj JdMJ - fOd:tr.1i 'ffilEJ iR l (s) i>=ii&!UT lll l!in'i@ffl;ts:f$& JE.Wiffi*J.Hf!,jJ31i'Jiffil!i'/ii1l!filAj.:ft, tt: - k: iiffl:1i1,T - · 13 lf'4 AWiUT IIIB'J ru/Mt.1LileHlf'1J/Ji';'€.J't: • (t) ' - is';$f$f(:.gt · '$:ff&.:l:H lll;!el;ftt oJic. & 1!tW -- JpJ - lJ),li'J1lB'·illHR · tJjl{ q; f.$&_ /jg' )E :gr,iFJ,.: • J).f'J:J:::Z(dJ$.9J 5 Jrtl!'i:iilhffiiffi • (u) ffii=fiB'J J:ij f, _jff../ $, - (.;JJ; CookieiIZJ'ff • J Dl © Copyright 2008 - 2018 Standard Chartered Bank. All rights reserved Personal_lnfo_Collection_Statemsnt_HongKong_(Local)_2018_v1 Pags 5 of 6

Standard Chartered 1£7.ji:::zftj:q:, ' p ...trx:,FH lHtftllMI.JE ' - s.!!Utflf f5D • ffiux:t:fioJfil'i,f tif# - j,_ ,M,lf$,,{8':J%lliffi D , IU ii'o, r it : ffil,f !m:rr&/ B ,t 5 o 0 /50/HfA • ffi.f5DZ A • El.ti!iJlw ,5o_M/f.,,{( .f50l[J,/i - 1iA) • iflfi - /f • mm - t , m c., - t j( c. - t ia:tu - t - t c m...trx:ffil5i:.) • iU1g$.,,{ fiflii \ {liU.Pfrl!iit - 'f83511i • 'e},t!;{EJ!1/l!ij † , ,Jl,.ll/Jlir;JJ $fA).. ,50JUfA, l † :p - m.wnrnt ' if1!i:A' :1N \ t &. J!C - ! † U :11:J \ tli':Jffl'ffl A, lfw ).. - l}'5.JMg:, I$, Im:*, Jfttm Al, ffiilli, ttJJl!A, ;ij<f./J¥lffi, f ffiiffi,&_;l,tftll - @; ;' - J!tt - '¥ - 15 • J..:J,&.!Af }! *filifix li':J{ffoJJEE • Ml'I • @A'li,tsl - ffil • ' † ts BEl3 Jlif:4fffllili.' “ lli':l'tim • Ifft!• ffii!i' J.!Ufii& • J.:Jfffiflff{JJ • ffi,fm(eJ.Y. - /tl' ,A t:ltf! \ A fJ?;AJHS • J..Y,&,fm(etJ.R':M.,1;$,,{i,:A W;!,tft!lA “ Jmi Z15 0 J.H *li, ffiJff.i/ - .,1;$.,,{ r J.:J£f - liiJHiH) ,f lf ji(mi rei:l li':llltfflji( * . ;':fifT!ll!K! · ffiJ15ifJ lll l',&0'5.J&.;!,ti;!1 0'5.Jtll!Wit0'5.J C † t5.g.5t:;[ ffl tt $ ) li':J@JEU IE.ltil¾ • icJf:ffoJ&.ffi :!A!./5 1J;t'(;JJf/4.,1;$",,{1' *xf4 • cE' X:Jlli c: \ 1>1:M*ZFa1lii:I:foJ::f - i9.Z • ta.l;). x:Xn:t: $ • n - •:rr )1j!Waa.J 2018 5 J pf © Copyright 2008 - 2018 Standard Chartered Bank. All rights reserved. Personal_lnfo_Collection_Statement_HongKong_(Local)_2018_v1 Page 6 of 6

P94PHM Supplemental Facility Letter (Uncommitted) (Generic) Date: 5th August 2021 Our Ref: CB/MM/BNB CONFIDENTIAL Creedon Technologies HK Limited 7/F, Wayson Commercial Building, 28 Connaug/1t Road West, Sheung Wan, Hong Kong. : , :1),1.!.. 5 Attention: Mr. Mark Creedon Pa/freeman Dear Sirs, 2 . 3 . 4 . SUPPLEMENTAL FACILITY LETTER 1. We, Standard Chartered Bank (Hong Kong) Limited ilHH.IHr(1!i' )1fr,JH.::iiJ (the "Bank") refer to the Agreement (as defined in the Facility Letter dated 20th August 2019, including all supplements (if any) to the Agreement). Capitalised terms used but not defined in this letter have the meanings set out in the Agreement: "Effective Date" means the date on which all parties to this letter have executed and acknowledged t/1is letter. This letter is a Finance Document. Pursuant to Clause 18 (Amendments and waivers) of the Agreement, t11e following shall be amended as follows (the "Amendment"): Global Master Credit Terms (Uncommitted), the RCS, the Global Master Trade Terms attached and/or referred to in the existing Facility Letter which the Bank has issued to the Borrower(s) will be superseded and replaced in its entirety by the respective updated versions of Global Master Credit Terms (Uncommitted), the RCS, the Global Master Trade Terms (each attached to this letter) . The Facilities remain subject to such terms and conditions . a . Section 3 (Pricing and Conditions) of the Facility Letter, 'Other Conditions" of Import Invoice Financing Facility will be updated and amended as follows: Import Invoice Financing Other Conditions : 1. Utilisation is subject to submission of import invoices by suppliers on the Bank's approved list together with delivery evidence . 2. The Bank will pay the proceeds drawn from the invoice financing bills directly to the suppliers' bank account. 3. In - house transaction is forbidden. 4. Pre - approved supplier below is available: Shenzhen Electron Technology Co . Ltd. b. Section 8 and 9 of the Facility Letter will be updated and amended as follows: 8. Additional Conditions Negative pledge amendment: Clause (Definitions) of the GMCT (Uncommitted) is amended by including the following new definition: "Approved Security" means any existing Security Interest disclosed to and approved by t11e Bank Clause (Negative pledge) of the GMCT (Uncommitted) is amended by adding sub - paragraphs (c)(i) to (c)(iii) to Clause (Negative pledge) as follows: (i) any Security Interest or Quasi - Security created by any Finance Document. \ I ƒ © Copyright 2017 - 2021 Standard Chartered Bank. All rights reserved. Standard Chartered R SFL_Generic_2021_v1 Page 1 of6

(ii) any Security Interest as advised by a Borrower and approved by the Bank, except to the extent that the principal amount secured by the relevant Security Interest exceeds the relevant maximum principal amount specified against that Approved Security in the Facility Letter ; and (iii) any Security Interest or Quasi - Security created with the prior written consent of the Bank provided that the principal amount is not increased at any time . Additional representations: Additional Representation - Representation in connection with a Facility in any currency backed by a PRC bank - issued SBLC/bank guarantee/payment undertaking or a PRC corporate - issued SAFE approved guarantee (i . e . "Nei Bao Wai Dai") : The utilisation of any Facility or use of proceeds drawn under the Facility Letter do not and will not conflict with any law or regulation applicable to the Borrower (including without limitation those in force in People's Republic of China) . Additional Representation - Individual Obligors Status of individual Obligors Each Obligor which is an individual is not a minor and is of full age, is of sound mind, and no order has been made or receiver appointed in respect of it under the Mental Health Ordinance (Cap . 316 of the laws of Hong Kong) nor has any step or procedure been taken in any other jurisdiction which would restrict its capacity ability or legal capacity to enter in any Finance Document . Bankruptcy Each Obligor which is an individual has not committed an act of bankruptcy nor has any step been taken in any jurisdiction to have a bankruptcy order made in respect of it nor as any receiver, receiver and manager, judicial manager, trustee in bankruptcy, nominee, supervisor, official manager or similar officer been appointed in respect of its asset . Additional undertakings, Clause (Additional undertakings) of the GMCT (Uncommitted): Additional Conditions - Non Financial Covenants The Bank may take such action as it thinks fit to enforce the Agreement including without limitation employing any third party agent to collect any sums owing to the Bank . Each Obligor is liable to indemnify the Bank for all reasonable costs and expenses (including the charges of any third party agent) which are reasonably incurred by the Bank in respect of such enforcement action . Collateral Maintenance Undertakings The Borrower agrees to maintain collateral for an aggregate of not less than 14 % of the aggregate outstanding of all Facilities under this Facility Letter (or its equivalent in other currency(ies) as approved by the Bank) (the "Minimum Collateral") pursuant to the collateral document(s) required under this Facility Letter on or before the first utilisation of the Facilities . The Minimum Collateral must be in form and substance acceptable to the Bank at its sole discretion . The Borrower agrees that the Bank may change the percentage ratio of the Minimum Collateral or the manner in which the Minimum Collateral is furnished at the Bank's absolute discretion . The Borrower undertakes to maintain the Minimum Collateral for so long as the Facilities under this Facility Letter remain outstanding . • The borrower undertakes to maintain the amount due to individual shareholders and director loan above HKD20,000,000. - . • The borrower undertakes the dividend payment from within Group requires the bank's approval. • The borrower should collect credit flow (from third - party buyers and/or the sales arms of the group) via its bank account with the bank for not less than 25% of U1e group's total sales turnover. '1 g940Sh CONFIDENTIAL Supplemental Facility Letter (Uncommitted) - Generic Standard Chartered 9. GMCT Country Supplement Existing definitions in Clause (Definitions) of GMCT (Uncommitted) shall be amended as follows, and new definitions which appear below shall be added to Clause (Definitions) of GMCT (Uncommitted): DEFINITIONS "Banking Day" means a day (other than a Saturday or Sunday) on which banks are open for general business in Hong Kong and: (a) (in relation to any date for payment or purchase of a currency other than euro) the principal financial centre of the country of that currency; or (b) (in relation to any date for payment or purchase of euro) any TARGET Day. "Default Rate" means a rate of up to 8% per annum over Prime Rate or the Bank's cost of funding, whichever is higher, for all facilities or such rate as advised by the Bank to the Borrower from time to time. "HIBOR" means Hong Kong Interbank Offered Rate. "Hong Kong" means Hong Kong Special Administrative Region (HKSAR). "Jurisdiction" means Hong Kong. "LIBOR" means London Interbank Offered Rate. 1 r lf.'I rnnHl"'inht 'Jn17 _ 'Jn?1 t nrl rrl f'h rtor.c::t,rl R nL - /J.11 rinhtc r.cc:Qnto.rl I .onArif"' ?n?1 v1 P,anF>? nf6

•1g9408h CONFIDENTIAL Supplemental Facility Letter (Uncommitted) - Generic Standard Chartered "Spot Rate" means at any date the Bank's spot rate of exchange for the purchase of the relevant currency in the Hong Kong foreign exchange market at around 11:00 am Hong Kong time using the Base Currency for the relevant Facility. "TARGET Day" means any day on which TARGET 2 is open for the settlement of payments in euro. "TARGET 2" means the Trans - European Automated Real - time Gross Settlement Express Transfer payment system which utilises a single shared platform and which was launched on 19 November 2007. Clause (Cafcufations) of GMCT (Uncommitted) shall be deleted and replaced with the following: Calculations Any interest or fee accruing under the Agreement accrues daily and is calculated on the basis of the actual number of days elapsed and a 365 day year (or a 366 day year in the case of a leap year) for a loan in Hong Kong dollars/Pound Sterling/Singapore dollars and a 360 day year for loan in US dollars/EurosfJapanese yen/Australian dollars/New Zealand dollars/Swiss francsfCanadian dollars or otherwise depending on what the Bank determines is market practice . Clause (Amendments) of GMCT (Uncommitted) shall be deleted and replaced with the following: Amendments Any provision of the Agreement may be varied or amended by the Bank at its sole and absolute discretion provided that: (a) where such variation or amendment will affect the fees and charges and the liabilities or obligations of a Borrower which is an individual, by not less than 30 days' notice to the relevant Borrower; and (b) for all other variation, by reasonable notice to the relevant Borrower, and any such variation or amendment will be binding on all parties to the Agreement. Subject to the foregoing, such variation, ---- amendment or supplement shall take effect on the date of the notice setting - out - details of such variation; amendment or - supplement or, if later, the date specified in the notice. 1 The following clauses shall be added to and form part of the GMCT (Uncommitted) : 1. The Banking (Exposure Limits) Rules ("BELR") and Module CR - G - 9 (Exposures to Connected Parties) of the Supervisory Policy Manual issued by the Hong Kong Monetary Authority ("SPM") imposes on the Bank limitations on advances to a connected party of the Bank within the meaning of the BELR or the scope as set out in the SPM . When each Borrower --- -- ; ----- i : i • ck'nowle - d · ges -- ai : rd aGcepts - lhls 411 c .; ilily ' - ttsr,tl : ie - Bornmer - li - l : iall -- !nfor - m - U 1 s - Bank : -- if .:. it -- or - a 11 y -- · of - itS ---- dir - ecio haniholders , partners or managers is, a connected party of the Bank within the meaning of the BELR or the scope as set out in the SPM . If any Borrower is subsequently aware that it, or any of its directors, shareholders, partners or managers is or becomes a connected party of the Bank within the meaning of the BELR or the scope as set out in the SPM, such Borrower must inform the Bank in writing immediately . 2. The credit application of the Borrower(s) was conducted according to the Bank's prevailing credit policy and approval is subject to satisfactory credit check of the Borrower(s), sole proprietor / partner(s) of the Borrower(s), the mortgagor(s) and/or the guarantor(s) of the application (if applicable) . Credit report(s) provided by TransUnion Limited ("TU") (for individual consumer credit information) and/or Dun & Bradstreet (HK) Limited ("D&B") (for commercial credit information) has/have been considered . If the Borrower(s) or relevant individual(s) want(s) to access its/his/her credit report(s) and/or, where appropriate, make(s) a data correction request with the relevant credit reference agency, the Borrower(s) may contact D&B at 2516 1111 (address : Unit 130 ? - 1315 , 13 /F, BEA Tower, Millenniur,n Ci 5 , 418 K 1 , 11 , 1 un : rang R . Kwun Ton _ g l , : 5 owloon . Hon_g Kong . }_and relevant in . d[vidual(s) may contact TU at 2 ' 5 Tf . 1816 (address : Suite 811 . 8 th Floo r , Towe r 5 , The Gateway , 15 Canion Road , Tsim Sha Tsui, Kowloon, Hong Kong) . 5. Fees: Arrangement Fee: USD 6 , 000 . - , payable on the date of the Agreement, and any other handling fee to be agreed and payable on each anniversary of the date of the Agreement as long as any Facility remains available to a Borrower or the Bank has any claim, actual or contingent, against a Borrower in respect of any Facility . 6. 7. 8. 9. Except for the Amendment, which shall come into effect on the Effective Date, all other terms and conditions of the Agreement shall remain in full force and effect and all existing Collateral Documents and guarantees will continue to secure all liabilities which are expressed to be secured by them . Nothing in this letter shall be deemed to exclude or restrict any power, right or remedy of the Bank under the Finance Documents and that the rights of the Bank as provided for in the Finance Documents and/or at law are continuing and of full force and effect and not in any way prejudiced, impaired or otherwise affected by this letter . If there is any inconsistency between the Agreement and this letter, this letter prevails . This letter may be executed in any number of counterparts which will have the same effect as if the signatures on the counterparts were on a single copy of this letter. 10. This letter and any non - contractual obligations arising out of or in connection with it are governed by the laws as set out in Clause 26 (Governing Law and Jurisdiction) of the Agreement. '1 / SFI r,.,n.,rir. ?11?1 v1 <cl r.nnvrinht ?1117 - ?11?1 St,anrl,mi r.h,arl1>r1>rl R,ank All rinht r1> 1>ru1>rl Pace :'Inf B

·1g9408h CONFIDENTIAL Supplemental Facility Letter (Uncommitted) - Generic standard Chartered 11 . Subject to our right in our absolute discretion to accept the letter on a later date, the letter will lapse by close of business on the date falling 30 Banking Days after the date of the letter and will have no further effect unless it is countersigned by you and received by us before that time at : Credit Risk Control Standard Chartered Bank (Hong Kong) Limited 20 1 h Floor, Standard Chartered Tower 388 Kwun Tong Road Kwun Tong, Hong Kong for and on behalf of for and on behalf of Standard Chartered Bank (Hong Kong) Limited 5lUJfflf.i'C'il \ < )1f 0 a'J Full name Joanna Wong Title Assistant Manager, Credit Risk Control Standard Chartered Bank (Hong Kong) Limited trfflf.i'('il \ < )1fil&0 a'J Full name Rita Lam Title Assistant Manager, Credit Risk Control Date Date 5th August 2021 5th August 2021 Signature - please ensure signature remains within the box Signature - please ensure signature remains within the box JW/ra/ds cs 1 r IC) r.nn11rinht ?M 7 • ?n?1 !';t:anrl:arrl r.h:artPrPrl R:ank All rinht rP Pn1Prl SFI. G,:merir. 2021 v1 Paae 4 of6

·1g9408h CONFIDENTIAL Supplemental Facility Letter (Uncommitted) - Generic Standard &i9 Chartered We accept your offer to make available to us each Facility described in the Agreement and agree to be bound by the terms of the Agreement. for and on behalf of CREEDON TECHNOLOGIES HK LIMITED Full oame { \ J w.d.,,,. Pf Title/ Position C,60 Date /( (. / O / 2.C!2...I \ S!flnii..ture - _pl_ease ensure sfgnatur remains within the box rk s7r1 + iHLi>v b't} 1 tl,if.e t - 4 ƒ r Each of the undersigned hereby acknowledges and consents to the terms of the Agreement and confirms that the obligations under any guarantee and/or security provided in favour of the Bank will continue in full force and effect and are not and will not be affected, discharged or varied by the execution of this Facility Letter, and shall extend in all respects to the obligations of the Borrower(s) under the Agreement . for and on behalf of for and on behalf of CREEDON TECHNOLOGIES USA, LLC Full name 0W f J., Title/Position 0, /Gtro CREEDON TECHNOLOGIES LIMITED Fullname p Title/ Position 'D Date /(€, /0'8./ 1.,02.,.,,f Date Ab ( o 8 / ? - -- < Signature - please ensure signature remains within the box Signature - please ensure signature remains within the box p) t. s - \ r + f flL fw t 1 Yee - tor J \ ] f

1g9408h CONFIDENTIAL Supplemental Facility Letter (Uncommitted) - Generic Standard S Chartered 51? for and on behalf of \ NIXPLAY } ' Fullnome r Title I Position C f:3 0 / t)_._.• - Date A,(; ( 01, ( 1 - o')_A I I ,pt s .s1r 4 {1t.t iw t ' . » z 1. c{,r . tit - or Signature - please ensure signature remains within the box MARK CREEDON PALFREEMAN Date A, b / o 8 ( Q._o;J...A \ I ! Pl s s.1tid .f1ll I vv Signature - please ensure signature remains within the box ) ·v1 (

1q9408b

Standard Chartered
CONFIDENTIAL

Global Master Credit Terms (Uncommitted)

These are the **Global Master Credit Terms (Uncommitted)** referred to in the Facility Letter and incorporated in the Agreement between the Bank and each Borrower.

It is agreed:

1. DEFINITIONS AND INTERPRETATIONS

1.1 **Definitions:** Terms defined in the Facility Letter have the same meaning in these Global Master Credit Terms (Uncommitted). In these Global Master Credit Terms (Uncommitted):

"Advices" means statements sent by the Bank setting out, amongst other things, fees, charges, commissions, amount of utilisation of any relevant Facility and the date on which payment is due.

"Affiliate" means, in relation to a person:

(a) any of its Subsidiaries;

(b) any of its Holding Companies; or

(c) any other Subsidiary of any such Holding Company,

including head offices and branches of the above.

"Agreement" has the meaning given to it in the Facility Letter.

"Authority" means any government, quasi-government, inter-government, supranational, administrative, regulatory or supervisory body or authority, court or tribunal with jurisdiction over any Bank Member or Obligor.

"Authorised Person" means any person authorised to act on each Borrower's behalf in accordance with a Mandate or otherwise.

"Bank Member" means Standard Chartered PLC or any of its Affiliates.

"Base Currency" means for each Facility, the currency in which the Designated Facility Limit of that Facility is denominated as specified in clause (*Facilities*) of the Facility Letter.

"Base Currency Amount" means the amount specified in the Utilisation Request (or, if the amount requested is not denominated in the Base Currency for the relevant Facility, that amount converted into that Base Currency at the Spot Rate) as adjusted to reflect any repayment, prepayment, consolidation or division of the utilisation.

"BG" means any guarantee issued by the Bank in such form as shall be acceptable to the Bank.

"Break Costs" means a net loss of interest revenue the Bank incurs when all or any part of any utilisation is repaid on a day which is not the last day of a term for that utilisation.

"Channel" means any system, medium or channel, including an electronic banking channel, a website, SWIFT, the internet, telephony, a mobile device, fax and email, through which the Parties may communicate information and documents.

"Conditions Precedent" means the following documents and evidence:

(a) copies of each Borrower's constitutional documents;

(b) a copy of the board resolution of each Borrower approving the acceptance of each Finance Document (or the equivalent document evidencing such approval available in the relevant jurisdiction) and a copy of the names and specimen signatures of all persons authorised to sign the Finance Documents and any notices and other documents required in connection with the Finance Documents;

(c) where required by the Bank, a copy of a resolution signed by all shareholders of each Borrower approving the terms of, and the transactions contemplated by the Finance Documents (to which it is a party);

(d) each of the Finance Documents duly executed by the parties thereto;

(e) a copy of the most recent Financial Statements;

(f) where required by the Bank, evidence that the process agent for each Borrower has accepted its appointment;

(g) a certificate of an authorised signatory of the relevant Borrower certifying that each copy document relating to it specified as a Condition Precedent is correct, complete and in full force and effect as at a date no earlier than the date of the Facility Letter;

(h) evidence that any notice, registration or similar action required under any Collateral Document has been served, registered or taken;

(i) any documentation or other evidence reasonably requested by the Bank for the purpose of any "know your customer" requirements;

(j) evidence that all fees and expenses due and payable under the Finance Documents have been or will be paid by the first utilisation date under any Facility;

(k) where required by the Bank, any legal opinion(s) from counsel to the Bank concerning matters of relevant law;

(l) where required by the Bank, a copy of any other authorisation or other document, opinion or assurance which the Bank considers to be necessary or desirable in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Finance Document; and

(m) any Additional Conditions Precedent as may be specified in the Facility Letter.

"Control" and **"Controlled"** means:

(a) the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to direct its management and policies or to control the composition of its board of directors or equivalent body; or

(b) ownership of more than 50% of the voting share capital or equivalent right of ownership of that person.

"Correspondent Bank" means any bank (including any branch or Affiliate of the Bank) which provides any banking or other services to the Bank.

"Designated Combined Facility Limit" means (if specified) the amount designated as the combined facility limit for the Facilities specified opposite those Facilities in column (2) of the table in clause *(Designated Combined Facility Limits)* of the Facility Letter.

"Designated Facility Limit" means the amount designated as the facility limit against a Facility specified opposite that Facility in column (2) of the table in clause *(Designated Facility Limits and Designated Sub-Limits)* of the Facility Letter.

"Designated Sub-Limit" means (if specified) the amount as designated as the sub-limit against a Borrower in column (3) of the table set out in clause *(Designated Facility Limits and Designated Sub-Limits)* of the Facility Letter.

"Facility" means each facility set out in clause *(Facilities)* of the Facility Letter.

"Facility Limits" means any one of the Designated Facility Limits, the Designated Sub-Limits or Designated Combined Facility Limits.

Standard Chartered

© Copyright 2017 - 2021 Standard Chartered Bank. All rights reserved.
GMCT_(Uncommitted)_2021_v1 Page 1 of 9

1g9408h CONFIDENTIAL Global Master Credit Terms (Uncommitted) Standard c, Chartered - "Finance Document" means the Agreement, any Collateral Document, any Utilisation Request, any Advices, any document identified as such in the Facility Letter and any other document designated as such by the Bank and any Group member from time to time . "Financial Indebtedness" means any indebtedness incurred for or in respect of : (a) monies borrowed; (b) any amount raised under any other transaction having the commercial effect of a borrowing; and (c) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) and (b) above. "Foreign Currency" means any currency other than the Base Currency. "Group" means the Parent (if specified in the Facility Letter), the Borrower and each of their respective Subsidiaries. "Holding Company" means, in relation to a person, any other person in respect of which the first named person is a Subsidiary. "IBOR" means the relevant interbank offered rate. "ICC" means the International Chamber of Commerce. "ICC Publication" means ISP98, UCP, URDG and such other rules published by the ICC from time to time. 'lncreasecrCost'r means : (a) an additional or increased cost; (b) a reduction in the rate of return from a Facility or on any Bank Member's overall capital; or (c) a reduction of an amount due and payable under any Finance Document, which is incurred or suffered by any Bank Member, to the extent such cost is attributable to the Bank having entered into any Finance Document or funding or performing its obligations under any Finance Document or any participation in any facility amount still outstanding . "Instruction" means any instruction (including any Utilisation Request) in relation to a Facility which : (a) contains the information the Bank requires to carry out the instructions ; (b) the Bank receives via any Channel as agreed by the Bank ; and (c) the Bank believes in good faith has been given by an Authorised Person and is transmitted with such testing or authentication as the Bank may specify . "ISP98" means the International Standby Practices published by the ICC (ICC Publication No. 590). "Mandate" means any writing, acceptable to the Bank, indicating the authority of an Authorised Person. "Market Disruption Event" means: (a) at or about noon on the Quotation Day, the Screen Rate (or following a Screen Rate Replacement Event, the Replacement Screen Rate) is not available or is zero or negative, or reasonable and adequate means do not exist for ascertaining the relevant IBOR, RFR, benchmark interest rate or Prime Rate (as the case may be) ; (b) the RFR is not available from other source(s) customarily used by the Bank for determining the RFR on any day of determination ; (c) matching deposits are not readily available in the relevant interbank market ; or (d) before close of business in the principal city of the relevant interbank market on the Quotation Day, the cost to the Bank of obtaining matching deposits in the relevant interbank market would be in excess of the relevant IBOR, RFR, benchmark interest rate or Prime Rate (as the case may be), but, where an event may be both a Market Disruption Event and a Screen Rate Replacement Event (contemplated under item (d) of such definition), as reasonably determined by the Bank, such event shall be a Screen Rate Replacement Event . "Obligor" means each Borrower and any person providing a guarantee of and/or Security Interest for the obligations of any Borrower and/or any other person identified as an obligor under the Finance Documents . "Party" means a party to the Agreement. "Prime Rate" means the interest rate, however it is called, published by the Bank from time to time as the minimum rate of interest at which it will lend money to prime borrowers . "Quotation Day" means (i) in respect of an RFR, any day on which the RFR is to be determined, and (ii) in respect of any other rate, for any period for which an interest rate is to be determined two (2) Banking Days before the first day of that period, or such other period which the Bank decides accords with market practice in the relevant interbank market . "RCS" means the regulatory compliance statement (also available on www . sc . com/en/rcs) setting out the legal and regulatory requirements that apply to each Borrower's relationship with the Bank (as amended from time to time) . "Reimbursable Payment Obligation" means the Bank's obligation, entered into on a Borrower's Instruction or otherwise on a Borrower's behalf, to make a y nt to any person (other _ than a Borrower). "Replacement Screen Rate" means a benchmark interest rate (including any spread adjustment) generally accepted, in the reasonable opinion of the Bank, in the international or relevant domestic loan markets, as the appropriate successor to the applicable Screen Rate . "RFR" means the relevant risk - free reference rate . "SBLC" means any standby letter of credit issued by the Bank in such form as shall be acceptable to the Bank. "Screen Rate" means a benchmark interest rate for the relevant currency and period displayed on the relevant page of the on line electronic information service which for the time being the Bank normally uses for obtaining the relevant IBOR, RFR, benchmark interest rate or Prime Rate (as the case may be) . "Screen Rate Replacement Event" means in relation to a Screen Rate: - - (a) that Screen Rate has or will be permanently or indefinitely discontinued; (b) the methodology, formula or other means of determining that Screen Rate has materially changed; (c) that Screen Rate is otherwise no longer appropriate for the purposes of calculating interest under the Agreement; (d) any underlying IBOR, RFR or other benchmark interest rate (or any component thereof) (x) has or will cease being, published or provided by any administrator in any manner (including, with respect to any tenors), or (y) has, or will become, non - representative (or similar) as announced or determined by any regulator or supervisory body (or similar) ; and/or (e) the Bank determines that an event covered under item (a) to (d) above is reasonably expected to occur, but has not occurred, by a date as determined by the Bank and notified to the Borrower, in each case, in the reasonable opinion of the Bank . "Security Interest" means a mortgage, charge, pledge, lien, security assignment or other security interest securing any obligation or any other agreement or arrangement having a similar effect . "Subsidiary" means in relation to a person, any other person : (a) which is Controlled, directly or indirectly, by the first named person; '1 { © Copyright 2017 - 2021 Standard Chartered Bank . All rights reserved . GMCT_(Uncommitted)_2021_v1 Page 2 of 9

1g9408h

CONFIDENTIAL
Global Master Credit Terms (Uncommitted)

Standard Chartered

(b) more than half the issued share capital of which is beneficially owned, directly or indirectly, by the first named person; or

(c) which is a Subsidiary of another Subsidiary of the first named person.

"Tax" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any associated penalty or interest payable) required by law.

"UCP" means the Uniform Customs and Practice for Documentary Credits published by the ICC (ICC Publication No. 600), and includes "eUCP" which means the supplement to the Uniform Customs and Practice for Documentary Credits for Electronic Presentation (Version 1.1).

"URDG" means the Uniform Rules for Demand Guarantees published by the ICC (ICC Publication No. 758).

"Utilisation Request" means such form of utilisation request acceptable to the Bank.

1.2 **Interpretation:**

(a) Any reference in the Agreement to:

(i) an **"amendment"** includes a supplement, variation, novation, restatement or re-enactment and **"amended"** will be construed accordingly;

(ii) a **"disposal"** means a sale, transfer, grant, lease or other disposal, whether voluntary or involuntary and **"dispose"** will be construed accordingly;

(iii) an **"authorisation"** includes a consent, approval, resolution, licence, exemption, filing, registration or notarisation;

(iv) **"indebtedness"** includes any obligation (whether incurred as principal or as surety (actual or contingent, present or future)) for the payment or repayment of money;

(v) **"repayment"** includes any reimbursement in relation to a Reimbursable Payment Obligation;

(vi) a **"law"** includes any law, regulation, rule, directive, order, request, guideline, sanction, embargo and restriction of or agreement with any Authority and any interpretation, application or enforcement of such law;

(vii) any statute includes reference to any statutory modification or re-enactment;

(viii) a **"Finance Document"** or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, including any increase in the amount of a facility or for an additional facility;

(ix) a **"currency"** is to the lawful currency for the time being of the relevant country or recognised monetary union;

(x) a **"month"** is to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month. If there is no numerically corresponding day in the following month, that period will end on the last Banking Day in that calendar month;

(xi) a **"person"** includes any individual, company, corporation, unincorporated association or body (including a partnership, trust, joint venture or consortium), government, state, agency, organisation or other entity whether or not having separate legal personality;

(xii) **"writing"** includes email, fax, transmission or other electronic means of communication legibly received and "written" has the corresponding meaning; and

(xiii) **"including"** is not limitative.

(b) Words denoting the singular will include the plural and vice versa.

(c) A reference to a Party or a person includes its and any subsequent successors in title, permitted transferees and permitted assigns.

(d) A reference to **"call for cash cover"** for a Facility means each Borrower must, within two (2) Banking Days, pay an amount as directed by the Bank, either:

(i) to a non-interest bearing account in the name of that Borrower with the Bank subject to a first ranking Security Interest in favour of the Bank; or

(ii) to the Bank which the Bank may hold in its sole dominion and apply to satisfy amounts due and payable to it under that Facility, without interest accruing or payable to that Borrower,

until all amounts that are or may be outstanding under that Facility have been paid to the Bank (whereupon any balance may be released or an equivalent amount thereto paid to that Borrower). For the avoidance of doubt, amounts that may be outstanding under a Facility shall include sums up to or equal to the Bank's contingent or unmatured liability (as determined by the Bank) under or in relation to any Reimbursable Payment Obligations.

(e) **ICC Publications:** Unless the Bank notifies a Borrower otherwise, any future revision of any ICC Publication will automatically apply when it is stated by the ICC to come into effect.

(f) **Inconsistency:** Except as expressly provided otherwise, if there is any inconsistency between:

(i) the Facility Letter and these Global Master Credit Terms (Uncommitted), the former will prevail except in respect of Clause (*On demand*) which will always prevail; and

(ii) the Facility Letter or these Global Master Credit Terms (Uncommitted) and any other document forming part of the Agreement, the Facility Letter or these Global Master Credit Terms (Uncommitted) will prevail.

2. THE FACILITIES

2.1 **The Facilities:** Each Facility is offered as detailed in the Facility Letter, the Advices where relevant and subject to the Agreement.

(a) **Limits:** The Bank will offer each Facility to each Borrower as specified opposite that Facility in column (3) of the table set out in sub-clause (a) of clause (*Designated Facility Limits and Designated Sub-Limits*) of the Facility Letter subject to the Facility Limits (whichever is the lower).

(b) **Change of limits:** The Bank may at any time and at its sole discretion, allow each Borrower excesses above the stated Facility Limits and such excesses shall be deemed given at the Borrower's request and form part of the relevant Facility.

(c) **Currency:** Each Facility is made available in the Base Currency or such other currency as specified under the Facility Letter. If a change in any currency of a country occurs, the Agreement will be amended by the Bank to reflect the change in currency.

(d) **No obligation to monitor:** The Bank is under no obligation to monitor the purpose of any Facility as set out in the Facility Letter.

2.2 **Foreign Currency:**

(a) **Base Currency:** If a Facility is made available in more than one currency, the relevant Facility Limits will be calculated in the Base Currency for the relevant Facility and any actual or proposed utilisation in other currencies will be converted into the relevant Base Currency at the Spot Rate.

(b) **Monitoring:** The Bank may at any time recalculate the Base Currency Amount of any utilisation denominated in a Foreign Currency using the Spot Rate on the Banking Day prior to the date of recalculation.

© Copyright 2017 - 2021 Standard Chartered Bank. All rights reserved.
GMCT_(Uncommitted)_2021_v1 Page 3 of 9

1g9408h CONFIDENTIAL Global Master Credit Terms (Uncommitted) Standard 8 Chartered (c) Same Foreign Currency during successive terms : If any utilisation is to be denominated in the same Foreign Currency during two successive terms, the Bank will calculate the amount of the utilisation in the Foreign Currency for the second of those terms (by calculating the amount of Foreign Currency equal to the Base Currency Amount of that utilisation at the Spot Rate on the appropriate rate fixing day as determined by the Bank) and if the amount calculated is less than the existing amount of that utilisation in the Foreign Currency during the first term, promptly notify the relevant Borrower and the Borrower must pay, on the last day of the first term, an amount equal to the difference . 3. Uncommitted : Regardless of any other provision of the Agreement, each Facility is uncommitted and is made available to each specified Borrower at the Bank's sole discretion . The Bank will have no obligation to make any utilisation under, or make available any part of, any Facility . 4. On demand : Regardless of any other provision of the Agreement, each Facility is made available on an on - demand basis . The Bank may, at its sole discretion, at any time, on written notice to any Borrower : (a) cancel, reprice or call for cash cover for all or any part of any Facility ; or (b) demand repayment/payment of any amount outstanding or otherwise due under or in relation to any Facility (whether principal, interest or other sum), whereupon each Borrower must, within two (2) Banking Days, pay the relevant amount to the Bank . later than two (2) Banking Days prior to the proposed utilisation date. (a) agree to issue a BG or SBLC from time to time ; and/or (b) arrange for a BG or SBLC to be issued by any Correspondent Bank on such terms as the Bank or such Correspondent Bank may decide including the issuance of a counter - guarantee or counter - indemnity in favour of such Correspondent Bank . 5. BANK GUARANTEE AND STANDBY LETTERS OF CREDIT ISSUANCE 1. Application: Upon a Borrower's request via a Utilisation Request, the Bank may: (a) The Bank may arrange for a BG or SBLC to be issued by any Correspondent Bank on such terms as the Bank or Correspondent Bank may decide . The Bank may issue a SBLC, counter - guarantee or counter - indemnity in favour of such Correspondent Bank . (b) If the Bank issues a SBLC, counter - guarantee or counter indemnity in favour of a Correspondent Bank and if the governing law of the SBLC, or BG to be issued by the Correspondent Bank is of a different jurisdiction from where the Bank is located, prior to the Bank's issuance of such SBLC, counter - guarantee or indemnity, the Bank 3. BORROWERS' AGENT - :' - 1== - : - AppointmenFof=agent - :=Ee:ch=Borrower - (othef - than= - th Designated Borrower) irrevocably appoints the Designated Borrower to act on its behalf as its agent in relation to the Finance Documents and irrevocably authorises: · . - - . .. ·_ : _m y' : -- ' - (a_lJ_he re_i_ vant Borrower' s - c_osJ) gbl_a_i 11 _< 1 legal opinion_ to advise on the effect of the local laws and regulatio_ns o . n B Cs, B • o nter - guarantees and counter - indemnities 1 n tha t 1 unsd 1 ct 1 on . 5 . 3 Honouring demands/presentations : (a) the Designated Borrower to (i) give notifications or Instructions, (ii) supply all information concerning itself to the Bank or (iii) agree any amendments to the Agreement (in each case, for the relevant Borrower and without further reference to or the consent of that Borrower) ; and (b) the Bank to give any notice, demand or other communication to the Designated Borrower . (a) If the Bank receives a complying demand or complying presentation under a BG or SBLC, it may make payment without obtaining any evidence that the amount demanded is due and payable . The Bank will notify the Borrower as soon as reasonably practicable, but it will not wait for the Borrower's Instruction to honour a claim under tile BG or SBLC . . :rz Acts · Of lhlr" cfg'Mt - and confllct: Every - a - ct, on,lssron, - agreement, undertaking, settlement, waiver, amendment, notice, Instruction or other communication given or made by the Designated Borrower or given to the Designated Borrower on behalf of another Borrower will be binding on that Borrower . If there is any conflict between any notices, Instructions or other communications of the Designated Borrower and any other Borrower, those of the Designated Borrower will prevail . • . . (b) No Borrower may m any circumstances claim that uch payment was not due or should not have been made 1 fthe Bank or a Correspondent Bank has to make a payment to any person pursuant to the terms of a BG or SBLC . The Borrower may select whether ISP 98 or URDG or any law acceptable to the Bank will apply to any BG, or whether ISP 98 or UCP or any law acceptable to the Bank will apply to the SBLC . Where no selection is made by a Borrower in an Instruction, the Bank reserves the right not to issue the BG or SBLC . 5 . 2 Correspondent Bank: 4. Reimbursement : When the Bank undertakes a Reimbursable Payment Obligation, the relevant Borrower shall immediately reimburse the Bank in full in the same currency together with any Default Interest from the date of payment until receipt of reimbursement by the Bank . Such reimbursement obligation is independent of any indemnity that any Borrower gives to the Bank . 5. Payment without demand : The Bank may have the discretion to, or may be obligated to, make a payment without first having received a demand if it is specified under the BG or SBLC . 4. CONDITIONS PRECEDENT 1. Initial Conditions Precedent : Each Borrower must satisfy all of the Conditions Precedent in form and substance satisfactory to the Bank before any utilisation of a Facility is permitted . 2. Further Conditions Precedent : Any utilisation of a Facility is subject to the further conditions precedent that on both the date of each Utilisation Request and the relevant utilisation date : (a) the representations and warranties made or given under the Finance Documents are true and accurate in all material respects ; and (b) the Bank has received all of the documents and other evidence required to comply with such utilisation - specific conditions precedent as required by the Bank from time to time . 4.3 Utilisation: Each Borrower may request to utilise a Facility by delivering to the Bank a duly completed Utilisation Request no 6. REPAYMENT 1. Repayment : Without prejudice to Clause (On demand), each Borrower shall repay all amounts due in accordance with the terms of the Facility Letter . 6.2 Repayment of Foreign Currency Facilities: If at any time the total Base Currency Amount of all utilisations due by a Borrower exceeds that Borrower's Designated Sub - Limit, that Borrower must repay an amount of principal (in relation to such utilisation(s) identified by the Bank) equal to such excess (togethec w;th ell accrned b"' ;d ;";' ' ' 7 © Copyright 2017 - 2021 Standard Chartered Bank. All rights reserved . GMCT_(Uncommitted)_2021_v1 Page 4 of 9

1g9408h CONFIDENTIAL Global Master Credit Terms (Uncommitted) Standard D9 Chartered any Break Costs) within two (2) Banking Days after receiving a demand from the Bank. 7 . 3 7. PREPAYMENT 1. Voluntary prepayment : A Borrower may prepay all or part of any Facility provided that the Bank must receive irrevocable notice of such prepayment at least two (2) Banking Days prior to the proposed prepayment date (or such other period as determined by the Bank) . 2. Amounts payable : Any prepayment under the Agreement shall be made together with accrued and unpaid interest on the amount prepaid and, subject to any Break Costs, without premium or penalty . Order of prepayment : All prepayments received by the Bank will be applied in or towards prepayment and satisfaction of the obligations of the Borrower under the relevant Facility in inverse chronological order . 8.2 8.5 8. INTEREST 1. Payment of interest : Each Borrower shall pay accrued interest on each Facility on the relevant Interest Payment Date . Interest Periods : If an Interest Period would otherwise end on a day which is not a Banking Day, that Interest Period will instead end on the next Banking Day in that calendar month (if there is one) or the preceding Banking Day (ifthere is not) . 3. Default Interest : If a Borrower fails to pay any amount payable by it under a Finance Document on its due date, interest ("Default Interest") will accrue daily on the overdue amount from the due date up to the date of actual payment (both before and after judgment) atthe Default Rate and will be immediately payable on demand to the Bank . 4. Unpaid interest : Default Interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount on any basis that the Bank selects . Market disruption : If a Market Disruption Event occurs, the rate of interest of that Facility will be the rate per annum which is the aggregate of : 8 . 6 Screen Rate replacement : If a Screen Rate Replacement Event occurs, the rate of interest of that Facility will be the rate per annum which is the aggregate of : (a) the margin of that Facility as specified in clause (Pricing and Conditions) of the Facility Letter or otherwise agreed between the Bank and the relevant Borrower ; and (b) the rate which expresses as a percentage rate per annum of the Bank's cost of funding that utilisation from whatever source the Bank may reasonably select, and if any such percentage rate is below zero then such percentage rate shall be deemed to be zero . (a) the margin of that Facility as specified in the Facility Letter; and (b) the Replacement Screen Rate, which, together with any other Benchmark Changes, shall take effect on the Benchmark Effective Date . For the purposes of this Clause (Screen Rate replacement) : "Benchmark Changes" means any changes to the method and terms for determining and calculating interest in respect of the relevant Facility (including, the margin of that Facility, the rate (and source of such rate) and dates for, determination, accrual, calculation and payment) as the Bank determines reasonably appropriate to take account of such Screen Rate Replacement Event, together with any consequential changes . "Benchmark Effective Date" means the later of (x) the fifth ( 5 th) Banking Day after notice of such Benchmark Changes is provided to the Borrower, and (y) such other date determined by the Bank and notified to the Borrower, in each case, without any amendment to, or further action or consent of the Borrower or other party to the Facility or any other Finance Document being required, provided the Bank has not received written notice of objection to such Benchmark Changes from the Borrower in respect of the Facility, within 5 Banking Days of the date of the notice . 9. TAXES 1. Payments without deduction or withholding : Each Obligor must make all payments to be made by it under the Finance Documents free from any deduction or withholding for or on account of any Tax unless required to deduct or withhold by law . If an Obligor is required to deduct or withhold, it will promptly, upon becoming aware that it must make any deduction (or if there is a change in the rate or basis of such deduction), notify the Bank accordingly . 2. Gross - up : If an Obligor makes any such deduction or withholding for or on account of any Tax, that Obligor must : (a) pay to the Bank any additional amount as may be necessary to ensure that the Bank receives the full amount of the relevant payment as if that deduction or withholding had not been made ; and (b) supply promptly to the Bank evidence satisfactory to the Bank that it has accounted to the relevant Authority within the required time period for the withholding or deduction . 9 . 3 Tax costs : Each Obligor must pay to the Bank any stamp duty, registration or other similar Tax, or any value added tax or other similar Tax on any amount payable under the Finance Documents . 10. INCREASED COSTS 1. Increased Costs : Each Borrower must on demand by the Bank, pay the amount of any Increased Costs incurred by the Bank or any of its Affiliates as a result of : (a) the introduction of or any change in (or in the interpretation, administration or application of) any law; or (b) compliance with any law made after the date of the Facility Letter. 11. PAYMENTS 1. Payments in full, without set - off or counterclaim: Each r3orrower must pay a l l Slims i ncl u cl lri f a ny fees charges commissions, or reimbursements, without set - off, deduction or counterclaim. 2. Debit : The Bank shall be entitled to debit any sums due to the Bank from any sums payable to each Borrower . 3. Banking Days : If any date for payment of any sum due under the Finance Documents is not a Banking Day then that payment must be made on the next Banking Day in the same calendar month (if there is one) or the preceding Banking Day (if there is not) . 4. Place, currency and funds: (a) On each date on which a Borrower is required to make a payment under a Finance Document, that Borrower must pay the Bank for value on the due date at the time and in the currency in which the Facility is denominated, with any cost, expense or liability as incurred or as otherwise specified by the Bank . (b) Payment must be made to the account the Bank specifies . 11 . 5 Partial payments : If the Bank receives insufficient payment to discharge all the amounts then due and payable under the Finance Documents, the Bank may apply that payment towards the obligations under the Finance Documents in any manner the Bank decides, irrespective of any appropriation made by any Borrower . VO f y/ © Copyright 2017 - 2021 Standard Chartered Bank. All rights reserved. GMCT_(Uncommitted)_2021_v1 Page 5 of 9

1g9408h CONFIDENTIAL Global Master Credit Terms (Uncommitted) Standard Chartered 11 . 6 Timing of payments : If a Finance Document does not provide for when a particular payment is due, that payment is due within three (3) Banking Days of demand by the Bank . 12. REPRESENTATIONS AND WARRANTIES Each Borrower (in respect of itself and on behalf of each Obligor) makes the following representations and warranties to the Bank which are deemed to be repeated at all times (having regard to the circumstances existing at the time of repetition) so long as any sums are actually or contingently owing under the Agreement . 1. Status : (a) Each Obligor is a corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation . (b) Each Obligor and its Subsidiaries have the power to own its assets and carry on its business as it is being conducted . 2. Binding obligations : The obligations expressed to be assumed by each Obligor in each Finance Document are legal, valid, binding and enforceable obligations . 3. Non - conflict : The entry into and performance of the Finance Documents by each Obligor and the transactions contemplated by the Finance Documents do not and will not conflict with : (a) any law applicable to any Obligor or its Subsidiaries; (b) the constitutional documents of any Obligor or its Subsidiaries; or (c) any agreement or instrument binding upon any Obligor or its Subsidiaries or the assets of any Obligor or its Subsidiaries . 4. Power and authority : Each Obligor has the power to enter into and perform, and has taken all necessary action to authorise the entry into, performance and delivery of the Finance Documents and the transactions contemplated by the Finance Documents . 5. Authorisations : All authorisations required or desirable to enable each Obligor to lawfully enter into, exercise its rights and comply with its obligations under the Finance Documents to which it is a party and to carry on its business have been obtained or effected and are in full force and effect . 6. No filing o r stamp taxes : Under the law of its jurisdiction of i ncorpo r at i on , - it ls - not n ecessa ry - U aM h e Fin a n ce Documents ba filed, recorded or enrolle d wit h any Authority or that any stamp, registration or similar Tax be paid in relation to the Finance Documents or the transaction s contemplated by the Finance Documents . 7. Security Interests : Any Security Interest created under the Finance Documents is, subject to completion of all registrations required by law, a legal, valid, binding and enforceable first ranking Security Interest over the assets to which such Security Interest relates . 8. Immunity : (a) The entry into each Finance Document (to which ii is a party), and the exercise by it of its rights and performance of its obligations under each such Finance Document will constitute private and commercial acts of the relevant Obligor performed for private and commercial purposes . (b) No Obligor will be entitled to claim immunity from suit, execution, attachment or other legal process in any proceedings taken in its jurisdiction of incorporation in relation to any Finance Document . 12.9 Governing law and enforcement: (a) The choice of governing law of each Finance Document will be recognised and enforced in the relevant Obligor's jurisdiction of incorporation . (b) Any judgment obtained in the courts which the parties to a Finance Document have conferred jurisdiction on to settle disputes in relation to that Finance Document will be recognised and enforced in the relevant Obligor's jurisdiction of incorporation . 10. Taxes : It has complied in all material respects with all Tax laws in all jurisdictions in which it is subject to Tax and no claims are being asserted against it with respect to Tax which are likely to have in the Bank's opinion a material adverse effect on its ability to perform its obligations under the Finance Documents or its business, operations, assets, financial condition or prospects or those of the Group (taken as a whole) . 11. Good title to assets : Each Obligor has a good, valid and marketable title to, or valid leases or licences of, and all appropriate authorisations to use, the assets necessary to carry on its business as presently conducted . 12. Additional representations : Such additional representations as may be specified in the Facility Letter . 13. GENERAL UNDERTAKINGS 1. Authorisations and compliance with laws: (a) Each Borrower must obtain, maintain and comply with any authorisation required by any law to enable it lo perform its obligations under, or for the validity or enforceability of, any Finance Document . (b) Each Borrower must comply in all respects with all laws to which it is subject where failure to do so might in the Bank's opinion have a material adverse effect on its business, assets, financial condition or prospects or its ability to perform its obligations under the Finance Documents . (c) Each Borrower must comply with the RCS . 2. Pari passu ranking : Each Borrower undertakes that its obligations and liabilities under each - Finance Document will at all times rank (except in respect of statutory preferential debts) at least pari passu with all its present and future unsecured indebtedness . 3. Negative pledge : i) se ll , transfer or otherwise dispose of any of its assets on terms 6 y whlch they are or may be leased to or re - acquired by ii or any Group member; sell, transfer or otherwise dispose of any of its receivables on recourse terms; enter into any arrangement under which money or the benefit of a bank or other account may be applied, set - off or made subject to a combination of accounts ; or enter into any other preferential arrangement having a similar effect, (a) No Borrower will (and must ensure that no other Group member will) create or permit to subsist any Security Interest over any of its assets . (b) No Borrower will (and must ensure that no other Group member will) : (ii) (iii) (iv) in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset . ("Quasi - Security" means any transaction described in paragraph (b) above . ) (c) Paragraphs (a) and (b) above do not apply to: (i) any netting or set - off arrangement entered into by any Group member in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances ; any lien arising by operation of law and in the ordinary course of trading or retention of title arrangement in the ordinary course of trading on standard terms and conditions of any supplier ; and (ii) f © Copyright 2017 - 2021 Standard Chartered Bank. All rights reserved. GMCT_(Uncommitted)_2021_v1 Page 6 of 9

1g9408h CONFIDENTIAL Global Master Credit Terms (Uncommitted) Standard S Chartered 5i? (iii) any Security Interest or Quasi - Security over goods and/or documents of title to goods arising in the ordinary course of letter of credit transactions in the ordinary course of trade . 4. Further assurance : Each Borrower must (and ensure that each Obligor will) promptly do all such things as may be necessary or appropriate to perfect, preserve or protect the rights and interests of the Bank created or intended to be created by, or arising from, any Finance Document (including entering into Collateral Documents for any call for cash cover) and/or facilitate the realisation of assets which are or are intended to be the subject of the Collateral Documents . 5. Financial statements and other information : Each Borrower must ensure that the Bank receives : (a) the Financial Statements as soon as they become available ; (b) accurate and up to date information necessary to enable the Bank to comply with applicable law, "know your customer" or similar identification procedures as the Bank may request from time to time and notify the Bank immediately of any changes ; (c) details of any litigation, arbitration or other proceedings pending or threatened ; (d) all documents dispatched by itself to its shareholders or its creditors generally at the same time they are dispatched ; and any further information the Bank may reasonably request from time to time in writing regarding the Group . (e) 13.6 Notification: Each Borrower must notify the Bank promptly upon becoming aware of the occurrence of the following: 13 . 7 Provision of other services : Whilst any amount remains outstanding under a Facility, if a Borrower wishes to engage any person to provide : (a) Information and undertakings : any (i) representation, warranty, un _ dertaking or statement made or_deemed to be made, or (ii) information provided, by an Obliger, to the Bank is reasonably likely to be incorrect or misleading ; (b) Disposals : disposal of all or any part of their or the Group's assets, except where such disposal of assets is : (i) (ii) made in the ordinary course of trading; or in exchange for other assets comparable or superior as to type and value; (c) Mergers : any amalgamation, demerger, merger or corporate reconstruction of any Obligor or the Group ; (d) Acquisitions : any acquisition or investment in a company b . y any Obligor or the G r oup r except where such acquisition or investment is made in the ordinary course of trading ; (e) Change of business and governance : any Borrower : (i) ceases to be Controlled by the Parent (if specified in the Facility Letter) ; has any substantial change which will have an effect on the general nature of its business or that of the Group from that carried on at the date of the Facility Letter ; or has any change of its directors or beneficial owners or amendment to its constitutional documents ; and (ii) (iii) (f) Material adverse effect : any event or series of events occurs (including the commencement of any legal proceedings or other analogous process in any jurisdiction) which has or is reasonably likely to have a material adverse effect on : (i) the business, operations, assets, financial condition, results, solvency or prospects of an Obligor or the Group as a whole ; or the validity, binding effect or enforceability of any Finance Document . (ii) (a) currency, commodity price or interest rate hedging, transaction banking products and services including cash management services, trade services, trade finance, custodial services, fund administration and escrow services ; (b) any refinancing or replacement of the Facilities ; or (c) any other similar transactions in the financial markets (collectively the "Services"), the relevant Borrower shall first consult the Bank (or its Affiliate) about the provision of such Services by the Bank (or its Affiliate) . The provision of the Services by the Bank (or its Affiliate) is subject to the relevant terms and conditions being agreed between the parties . 8. Insurance : Where an Obligor has granted a Security Interest over any property or asset in favour of the Bank, the Bank may require the relevant Obligor to procure and maintain insurance for the property or asset through the Bank's approved insurance company . The insurance must cover the rights and interests of the Bank under the Facilities and cover such amounts as the Bank may require . All costs, fees, expenses and payments for effecting and maintaining such insurance shall be borne by the relevant Borrower and t 11 e Bank may debit such amounts from that Borrower's account . 9. Additional undertakings : Each Borrower must comply with any additional undertakings that may be specified in the Facility Letter . 14.3 14. EVIDENCE AND CALCULATIONS 1. Accounts : Accounts maintained by the Bank in connection with the Agreement are prima facie evidence of the matters to which they relate for the purpose of any litigation or arbitration proceedings . 2. Certificates and determinations : Any certification or determination by the Bank of a rate or amount under the Finance Documents will be, in the absence of manifest error, conclusive evidence of the matters to which ii relates . Calculations : Any interest or fee accruing under the Agreement accrues daily and is calculated on the basis of the actual number of days elapsed and a year of 360 or 365 days or otherwise as the Bank determines in accordance with applicable market practice . 15. INDEMNITIES 1. General: All indemnities in each Finance Document are: 15 . 2 Indemnities : Each Borrower shall promptly indemnify the Bank on demand against any losses, damages, demands, claims, liabilities, costs (including legal costs) and expenses of any kind arising from or incurred by the Bank in connection with the following : (a) continuing and survive termination of such Finance Document or any repayment, cancellation or expiry of any Facility ; and (b) independent of each Borrower's other obligations under the Agreement . (a) Currency indemnity : Any judgment, award or order being given or made for the payment of any amount due under any Finance Document and that judgment, award or order being expressed in a currency other than that in which the payment was due . (b) General indemnity : Any cost, loss or liability incurred by the Bank consequent upon entering into and undertaking the transactions contemplated by the Finance Documents including, but not limited to, losses and expenses as a consequence of : (i) the occurrence of any default by the Obligor of its obligations or investigating any event which the Bank reasonably believes to be a default ; any payment of principal or an overdue amount being received from any source, other than o . P .; ,i'ls vi ( (ii) © Copyright 2017 - 2021 Standard Chartered Bank. All rights reserved. GMCT_(Uncommitted)_2021_v1 Page 7 of 9

1g9408h CONFIDENTIAL Global Master Credit Terms (Uncommitted) Standard Chartered (iii) (iv) due date or any utilisation not being prepaid in accordance with the Agreement ; other than by reason of the Bank's default, any utilisation not being made on the proposed utilisation date ; the Bank entering into or performing any Foreign Currency exchange contract for the purpose of advancing or maintaining any utilisation to any Borrower in any Foreign Currency ; or (v) any inquiry, investigation, subpoena (or similar order) or litigation with respect to any Obligor or the Agreement . (c) Tax indemnity : Any Tax (excluding any Tax on the net income of the Bank in jurisdictions in which it is resident), value added tax, stamp tax, registration or other similar charges or liability incurred by the Bank under the Agreement or any transactions contemplated by the Finance Documents . (d) Communications through Channels : Any Instructions, communications (including any document) or information the Bank may receive or send in writing or via any Channel as agreed by the Parties . 16. COMMUNICATIONS THROUGH CHANNELS AND OTHER SERVICE PROVIDERS 16.1 Instructions and communications: (a) The Bank can act on each Borrower's Instructions or communications received through any Channel if the Bank believes them to be genuine and complete . The Bank may require the confirmation of each Borrower prior to acting on such Instructions . (b) Each Borrower - bears any risks in sending its Instructions or communications through any Channel . 16 . 2 Acts of Authorised Person : An Authorised Person shall be deemed to have the authority to give Instructions, sign any document and perform any act on each Borrower's behalf, including : (a) agreeing, supplementing, restating or varying the terms of the Agreement ; and (b) appointing any person, representative or agent to act on each Borrower's behalf (including appointing any successor) or accepting an appointment as an agent for - "13 ny pe o · n, unless each Borrower advises the Bank in writing otherwise (and the Bank acknowledged such advice) . The Bank may continue to rely on an existing Mandate until the Bank has updated its records in accordance with this new Mandate . Each Borrower is bound by the actions of its Authorised Person . 16 . 3 Other service providers : The Bank may engage third party service providers, including payment, clearing or settlement systems, clearing houses, payment intermediaries, financial institutions, mobile wallet providers and couriers, whether as independent contractors, sub - contractors or agents . To the extent permitted by law, the Bank shall not be liable for any act or omission of any such service provider, including its insolvency . 17. FEES,COSTSandEXPENSES 1. Costs and expenses : Each Borrower must, on demand, pay the Bank all costs and expenses (including legal fees, valuation fees and any Tax) the Bank incurs in connection with : (a) the preparation, negotiation, execution or perfection of; (b) any amendment to, or waiver of or consent under (or any evaluation of a request for the same); or (c) the enforcement of, or the preservation of any rights under, any Finance Document. 17 . 2 Fees : Each Borrower shall pay to the Bank such fees in the amount and at the times as may be specified in the Facility Letter or such other Finance Documents as the Parties may agree . 18. AMENDMENTS AND WAIVERS 1. Amendments : Without prejudice to Clause (Screen Rate replacement), the Agreement may be varied or amended by the Bank in its sole and absolute discretion by notice to the relevant Borrower . Any such variation or amendment will be binding on all Parties . 2. Waivers and remedies cumulative : Any failure to exercise or delay in exercising any right or remedy of the Bank under the Finance Documents will not operate as a waiver, nor will any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy . The rights and remedies provided in any Finance Document are cumulative and not exclusive of any rights or remedies provided by law . 3. Deletions, new terms and changes : Any additional provision specified in clause (Country Supplement) of the Facility Letter will be incorporated in the Agreement and any provision specified in clause (Country Supplement) of the Facility Letter as a provision which should be amended or deleted in these Global Master Credit Terms (Uncommitted) will be amended or deleted accordingly . 20. SET - OFF 1. The Bank may set - off any obligation due from a Borrower or the Borrower's Affiliates against any obligation owed by the Bank or the Bank's Affiliates to that Borrower or the Borrower's Affiliates, regardless of the place of payment, booking branch or currency of either obligation . If the obligations are in different currencies, the Bank may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set - off . For the purposes of this clause, "obligation" includes any obligation whether matured or unmatured, actual or contingent, present or future . If the amount of any such obligation is unascertained, the Bank may estimate the amount for the purposes of the set - off . 21. NOTICE 1. In writing : Any communication made or document delivered in connection with the Finance Documents, including any demand made under the Agreement, must be in English and in wrili g . 19. CHANGES TO THE PARTIES 1. Assignments and transfers by any Borrower : No Borrower may assign any of its rights or transfer or otherwise deal with any of its rights and obligations under the Finance Documents without the Bank's prior consent . - 2. Assignments and transfers by the Bank : The Bank may assign any of its rights or transfer or otherwise deal with any of its rights and obligations under any Finance Document or change its lending office without the prior consent of the applicable Obligor . 3. Disclosure : Without prejudice to the RCS, the Bank may disclose any information provided by or relating to any Borrower, any Obligor, the Group and any Finance Document : (a) to any actual or potential participant, sub - participant, transferee or asslgnee of the Bank's righis and/or ob 1 [galions unaef any transaclio · n oetween the .. P - arlles (or any of its agents or professional advisers) and any other person in connection with a transaction or potential transaction between the Parties ; or (b) to any rating agency, or direct or indirect provider of credit protection (or its brokers) . VO ( ƒ © Copyright 2017 - 2021 Standard Chartered Bank. All rights reserved. GMCT_(Uncommitted)_2021_v1 Page B of 9

1g9408h CONFIDENTIAL Global Master Credit Terms (Uncommitted) Standard Chartered 2. Contact details : Contact details of each Party are as stated in the Facility Letter or as otherwise notified to the other Party by not less than five (5) Banking Days' notice . 3. Effectiveness : (a) Any communication made or document delivered by one Party to another in connection with the Finance Documents is effective if : (i) (ii) (iii) (iv) (v) sent by way of fax, at the time shown on the transmission report as being successfully sent; delivered personally, at the time of delivery; sent by post, six (6) Banking Days after posting; sent by email, at the time sent by that Party; and sent by any other Channel, at the time effected. (b) Any communication made or document delivered to the Bank will be effective only when actually received by the Bank . (c) Any communication made or document delivered under paragraphs (a) and (b) above but received on a non Banking Day or after business hours in the place of receipt, will only be deemed to be given on the next Banking Day in that place . 22. PARTIAL INVALIDITY 1. If any provision of the Finance Documents is or becomes illegal, - invBlid - or - unenforceable -- in - any.. - respect - - uncier - any - law -- 0f - .any - jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired. 23. ENTIRE AGREEMENT 1. The Finance Documents constitute the entire agreement between the parties and replace all previous agreements on that subject matter . No Obliger has relied on any oral or written representation or warranty made, or purportedly made, by or on the Bank's behalf except as set out in the Finance Documents . 24. RIGHTS OF THIRD PARTIES 1. Unless stated otherwise in a Finance Document: (a) a person not a party has no right to enjoy or enforce any benefit under it; and (b) the consent of any person not a party is not required to amend the relevant Finance Document. 25. COUNTERPARTS 1. Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of that Finance Document . Any reference to "executed" or "signature" relating to any Finance Document shall be deemed to include any execution or signing of that Finance Document made, or delivered, by email or other electronic means, each of which shall have the same legal effect, validity or enforceability as a manually executed signature . 26. GOVERNING LAW AND JURISDICTION 1. The Agreement and all non - contractual obligations arising in any way out of or in connection with the Agreement are governed by the laws of the Jurisdiction and each Borrower irrevocably submits to the non - exclusive jurisdiction of the courts of the Jurisdiction . 27. PROCESS AGENT 1. Where required by the Bank, a Borrower will irrevocably appoint a process agent under the Finance Documents for service of process in any proceedings before the courts of the Jurisdiction in connection with any Finance Document . The relevant Borrower must notify the Bank of any process agent's name and address . If a Borrower fails to comply, the Bank may (on such Borrower's behalf) appoint a process agent and the Bank will notify that Borrower of the name and address of that process agent . In this regard, service of any legal process on a process agent shall constitute service on that Borrower . vt ( © Copyright 2017 - 2021 Standard Chartered Bank . All rights reserved . GMCT_(Uncommitted)_2021_v1 Page 9 of 9

1 These are the Global Master Trade Terms (the "GMTT") referred to and incorporated into the Agreement between the Bank and each Borrower and are supplemental to the Global Master Credit Terms (Uncommitted) (the "GMCTU"). 1. Definitions 1. Definitions in the Agreement: Terms defined in the "URC" means the Uniform Rules for Collections, 1995 Revision, published by the ICC (ICC Publication No . 522 ) . "URR" means the Uniform Rules for Bank - to - Bank Reimbursements under Documentary Credits published by the ICC (ICC Publication No . 725 ) . 1.4 Interpretation: The terms of the GMCTU apply to the GMTT and Trade Services, save that: Agreement (and not otherwise defined in the GMTT) will have the same meaning when used in the GMTT 2.1 2. Definitions in the relevant ICC Publication : Terms (and their variations) defined in the relevant ICC Publication will be italicised and will have the same meaning when used in the GMTT 3. Definitions: "Affected Instruction" means an Instruction the Bank thinks is unclear, conflicting, incorrect, incomplete, unauthorised or would breach any applicable law . "Application Form" means an application form (including a supplemental application form) or Utilisation Request the Bank provides or makes accessible to each Borrower in which a - - - - - Bor.mwer . - may - apply' -- t0 - the - Bank - for -- any - Trade - Seivice - - or -- - utilisation under a Facility and where a Facility is utilised, such 2. Application Form is designated as a Finance Document as defined in the GMCTU. "Draft" means a bill of exchange or other written payment instruction issued by one person (the "drawer") to another person (the "drawee") to - pay the drawer or a third - person - (the "payee") . "Force Majeure" means an event or circumstance which is beyond the control and without the fault or negligence of the party affected and which by the exercise of reasonable diligence the party affected was unable to prevent . "General Obligations" means, in relation to a Trade Transaction, all present and future indebtedness and liabilities due, owing or incurred by a Borrower to the Bank (in each case whether alone or jointly, or jointly and severally, with any other person, whether actual or contingent or whether as principal, surety or otherwise) . - - "Instruction" shall have the meaning set out in the GMCTU and additionally it shall also apply to any Trade Service or Trade Transaction . "LC" means a documentary letter of credit, and includes the term credit as defined in UCP . "Trade Payment Instrument" means any irrevocable and independent payment instrument in any form which constitutes or evidences a Reimbursable Payment Obligation . "Trade Service" means any trade - related product or service and includes any financing, lending or other financial accommodation which the Bank makes available in relation to any such transaction and which the Bank may provide to a Borrower via a request in the Application Form . "Trade Transaction" means the transaction (or any related transaction) which is the subject of any Trade Service . "Transaction Items" means : (a) any document of any kind (including a document of title); (b) any goods or other tangible things the subject of any such document; and (c) any goods or other tangible things. (a) Clause (Inconsistency) of the GMCTU is superceded and if there is any inconsistency between the GMCTU and the GMTT, the latter prevails . (b) References to "repay", "repayment" and any variation in the GMCTU shall include any reimbursement obligation set out in the GMTT . (c) Clause (Repayment) of the GMCTU is supplemented in that repayments and reimbursements of all amounts due shall be in accordance with the Facility Letter and Advices . (d) Clause (Payment of interest) of the GMCTU - is supplemented in that interest may be deducted upfront for some Trade Services and as set out in the relevant Advices. Underlying Trade Documents Underlying Trade Documents : Each Borrower shall provide the Bank with the original or copy of any document (including invoices and transport documents) relating to a Trade Transaction upon the Bank's request . 3. Instructions 1. Incomplete and inconsistent Instructions : The Bank may act on incomplete or inconsistent Instructions if the Bank reasonably believes the Bank can correct or clarify such information without referring to the relevant Borrower . 2. Refusing to act : The Bank may not process a Borrower's Instruction if : (a) the Bank considers it an Affected Instruction; or (b) the Bank has a valid reason for doing so. - 3. Payment Instructions : Each Borrower authorises the Bank to send their payment Instructions . Each Borrower also authorises the Bank, any Bank Member or any third party who receives such Instructions to act on them as if that Borrower had sent the Instructions directly to them . 4. Notice : If the Bank cannot process a Borrower's Instruction, the Bank will notify the relevant Borrower as soon as the Bank can . 5. Stopping a Trade Transaction : The Bank will try to stop or cancel a Trade Transaction when a Borrower asks the Bank to but the Bank will not be responsible if the Bank cannot do so . 4. Termination 1. Effect of termination of the Agreement : Without prejudice to any other provision in the Agreement, each Borrower's obligations, including its obligation to reimburse, provide cash cover, not sell or encumber any item the subject of any Security Interest to the Bank and obligation to provide assistance, shall survive termination of the Agreement . Any rights or obligations which have accrued on or before the termination shall remain in full force and effect . 11 (e) r.nnvrinht ?n17. ?n1R St::::mrl rrl r.h::::irt.:::ar.:::arf R::::inLr .dll r - inhtc:: r.:::ac::er.n,grf {: 1 \ II TT "Jn10 1,1 P::::in.o 1 nf 7

Issuance of Letter of Credit & Back to Back Letter of Credit • Import LCs - unsecured • Transferable LC - unsecured • Back - to - back LCs - unsecured • Red I Green Clause LCs • Revolving LCs 9 and 20 • Import LCs - secured • Transferable LC - secured • Back - to - back LCs - secured 9, 20 and 21 Import ,= · inanc - e • Import Loan (IML) • Freight Loan (FL) 10 • Loans against Trust Receipt (LATR) 10 and 21 Import Invoice Financing • Import Invoice Financing • Proforma Invoice Financing 11 Banker's Acceptance or Avalisation oL Draft under Import Bills Collection • Banker's Acceptance • Avalisation of Draft under Import -- sms Collection 12 and 20 Pre - shipment Finance • Pre - shipment Financing under Export LC • Pre - shipment Financing under Export Orders 13 Documentary Presentation under Export LC • Credit Bills Negotiated - Clean 14 • Credit Bills Negotiated - Discrepant / With Recourse 15 Export LC Transfer • LC Transfer 16 Export Invoice I Financing • Export Invoice Financing 17 Export Bills under Collection • Export Bills Discounting DA (Documents Against Acceptance) • Export Bills Discounting DP (Documents Against Payment) • Local Bills Discounting - not under LC I 18 1 ffl ENTIAL Global Master Trade Terms Standard . Chartered 4 . 2 Termination : The Bank may terminate the whole or any part of a Trade Transaction, Trade Service or the Agreement immediately without prior notice if : (a) a Borrower breaches any term of the Agreement or any other agreement between the Parties; (b) a Borrower is the subject of any insolvency proceedings in relation to all or any part of its revenue or assets; (c) it is or is likely to become unlawful for any Party to perform its respective obligations under the Agreement; (d) complying with the Agreement may cause the Bank to breach any law; or (e) the Bank reasonably considers exceptional any circumstance affecting a Borrower or the Trade Service. 4 . 3 Surviving provisions : The provisions relating to clawbacks, indemnities, limitation of liability, disclosure of information, payments, reimbursements, satisfying its obligations in a call for cash cover, set - off, currency conversions, taxes and governing law and jurisdiction survive termination of the Agreement . 5. Suspension 1. The Bank's suspension : The Bank may suspend a Trade Service at any time . If the Bank does so, the Bank will notify the relevant Borrower as soon as practicable . - 5 -- . 2 : - lnstr - uetions - - prioF - to - terminatlon - o uspens - iaR - Any Instruction given or any Trade Transaction made prior to or at the time of termination or suspension will not affect a person's accrued rights and liabilities unless otherwise agreed . 5 . 3 Force Majeure : The Bank may suspend providing any Trade Service until a Force Majeure event has ceased . 6. Amounts and Expenses 1. Currency conversions : The Bank may make currency conversions in respect of any amount received by the Bank from a Borrower or due to a Borrower from the Bank or arising from a Borrower's Instructions using the Bank's applicable prevailing exchange rate . Each Borrower must pay the Bank's usual charges for such conversion . 2. Clawbacks : The Bank may cancel, reverse or debit any payment the Bank makes under the Agreement or for any facfel!""ansaction 1 iffcludlhg any rnter esf paidT : - - (a) to correct a mistake ; (b) where the Bank has not received cleared and immediately available funds in full or promptly ; (c) where the Bank is required to return the funds to the relevant payer or drawer ; or (d) where the Bank has reasonable grounds for doing so . 7. Indemnity and Limitation of Liability 1. Indemnity : Without prejudice to the GMCTU, each Borrower indemnifies the Bank on demand against any losses, damages, demands, claims, liabilities, costs (including legal costs) and expenses arising from or incurred by the Bank in connection with : (a) the Bank providing any Trade Service ; (b) a Borrower or its Authorised Person not complying with any obligation under the Agreement ; (c) the Bank acting or declining to act on a Borrower's Instructions ; and (d) the Bank making currency conversions in accordance with the Agreement, provided always that the indemnity shall not apply to losses arising from documentary risk, or the credit or country risk of the LC issuing bank where the Bank has added confirmation of a LC or where the Bank has agreed to honour or negotiate the LC on a without recourse basis . 7 . 2 Monetary Limitation : In relation to any Trade Service or Facilities provided herein or accessed through a Channel, the Bank's total liability for any claim for any loss arising from (a) any failure by the Bank whether as a result of negligence or otherwise or (b) any failure or disruption of such Channel, in any calendar year shall not exceed the higher of the total sum of any charges paid by the relevant Borrower for the ninety (90) days before the date of such loss or USD 100 , 000 8. Trade Service Specific Terms 1. Trade Service Specific Terms : Clauses 9 to 21 of the GMTT shall apply to each respective Trade Service in accordance with the following table . For the avoidance of doubt, Clauses 1 to 7 of the GMTT as well as terms and conditions contained in any relevant Advices shall also apply to any Trade Service . 1 (

• Discounting of Avalised Draft under DA (Documents Against Acceptance) Shipping Guarantees and Letters of • Shipping Guarantee • Letter of Indemnity 19 and 20 Indemnity • 1 @: ffl BE NTIAL Global Master Trade Terms Standard (t \ Chartered 9. Issuance of Letter of Credit & Back - to - Back Letter of Credit 1. Unless otherwise specified in the Application Form: 2. The Bank retains the right to advise and/or restrict the availability to honour or negotiate the LC to such person(s) the Bank specifies, even if a Borrower stipulates otherwise in the Application Form . 3. The Bank may select the advising bank without consulting the (a) the LC must be issued subject to UCP which will be incorporated in the LC . (b) the LC may be subject to URR, and if it is, URR will be incorporated in the LC. re levant Borrower even if a different advising bank was stipulated by that Borrower in the Application Form. 4. The Bank will / 10 nour (for the relevant Borrower's account) all complying presentations and presentations accepted by the Bank as the issuing bank . 5. The Bank may reject any non - complying presentation under the - - LG - even if: ----- - - - (a) the Bank has notified the relevant Borrower that the presentation was compliant; or (b) a Borrower instructs the Bank to waive all discrepancies. 6. If the Bank receives a complying presentation the Bank will comply with the Bank's Reimbursable Payment Obligation even if the Bank mistakenly informs the relevant Borrower that the presentation was non - compliant . The Bank is not liable to a Borrower for any cost, loss or expense that Borrower suffers or incurs as a result of such mistake . 7. Each Borrower - must ensure that any goods under the LC are permitted to be imported in the relevant country . 9 , 8 Back - to - Back LC : Clauses 9 . 8 to 9 . 15 will apply if the Bank issues any Back - to - Back LC on a Borrower's Instruction or otherwise on a Borrower's behalf : 9 . 9 Definitions : "Back - to - Back LC" means an LC (also known as the "secondary credif' or "slave credif') issued against another LC (also known as the "primary credif' or "master credif') of higher value where the applicant of the secondary credit and the beneficiary of the primary credit are the same person and (as the case may be) where the settlement of the secondary credit is obtained by presenting documents received under the secondary credit with substituted invoices or other documents to honour or negotiate the master credit . "lncoterms ® 2010 " means the ICC Official Rules for the Interpretation of Trade Terms published by the ICC (ICC Publication No . 715 ) . 9 . 10 Where the master credit is not advised by the Bank, the relevant Borrower will promptly notify the Bank upon becoming aware of any amendment proposed to be made to the master credit . No Borrower will agree to or reject any amendment to the master credit without the Bank's consent . Any amendment to the slave credit will require the Bank's consent and will only take effect after the Bank receives consent from the relevant parties to the slave credit . (a) retain possession of any document presented under the slave credit ; (b) take any action including presenting documents to obtain payment under the master credit, (c) honour or negotiate the master credit, and (d) apply the proceeds of any drawing or negotiation under the master credit to pay the corresponding drawing under the slave credit irrespective of any discrepancy in any document presented under the slave credit . 11. Where both the master credit and the slave credit call for the application of CIF terms in accordance with lncoterms ® 2010 , the Bank may in the slave credit stipulate an insured value plus an appropriate higher percentage to match the insured value plus percentage required by the master credit, to avoid the master credit being "underinsured" . 12. After documents are presented under the slave credit, the relevant Borrower will, on the Bank's demand, deliver to the Bank that Borrower's Draft, invoice and any other document required to facilitate a complying presentation under the master credit . 13. The Bank may: 14. No Borrower will, without the Bank's prior written consent, assign any of the proceeds of the master credit to any person . 15. Each Borrower must ensure that any amount which is due to it cy_am,_ (im ; iYdlrig any Jag_hank or coaflrming_bank ) under or in relation to the master credit or related underlying Trade Transaction is paid directly to the Bank . r·i@,iii:11¢t,, 10. Import Finance J 0 . 1 The_B_ank ratainsJhe_dghLtO_Rf . Q \ lid_eJj 11 a_ocing_ooly in relation to LCs issued by the Bank or import collections processed by the Bank an d to utilise the financing to settle the reimbursement obligation under the relevant LC or import bill collection . 2. The Bank retains the right to remit any proceeds of a Freight Loan to the relevant Borrower's carrier (or other freight invoicing party) or their respective orders . 3. Without prejudice to any other representation in the GMCTU, each Borrower represents to the Bank that : (a) it has not obtained any other financing or granted any Security Interest (other than to the Bank) in relation to the underlying - Trade - Transactio n - or any related document of any kind (including a document of title) and that each invoice, purchase order or any other similar document or instrument which is presented to the Bank for financing represents a genuine sale and delivery of goods and/or services ; and (b) Freight Loans : In respect of Freight Loans, the financing extended shall be used only for payment of freight incurred or to be incurred for the carriage of goods . 4. The Bank may apply any amount received by the Bank on a Borrower's behalf or for a Borrower's account from any person against any amount the relevant Borrower owes the Bank . 5. Trust receipt : If the Bank requests, a Borrower must sign a trust receipt in such form as the Bank may stipulate in relation to any Delivered Pledged Item . 11. Import Invoice Financing 1. The Bank retains the right to remit the proceeds of a financing granted to a Borrower to that Borrower's seller or their respective orders . 2. The Bank reserves the right to inspect the original invoices and transport documents as and when required . 3. Without prejudice to any other representation in the GMCTU, each Boccowe, ,ep,eseots to B th7 aloed © Coovriaht 2017 - 2018 Standard Chartered Bank . All riahts reserved . GMTT 2018 v1 Paqe 3 of 7

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any other financing or granted any Security Interest (other than to the Bank) in relation to the underlying Trade Transaction and that each invoice, purchase order or any other similar document or instrument which is presented to the Bank for financing represents a genuine sale and delivery of goods and/or services.

11.4 The Bank may apply any amount received by the Bank on a Borrower's behalf or for a Borrower's account from any person against any amount the relevant Borrower owes the Bank.

11.5 **Proforma Invoice Financing**: Upon delivery of goods or services, the commercial invoice and evidence of delivery accepted or acknowledged by the buyer must be submitted within the time period specified or upon request, if not specified.

12. Banker's Acceptance or Avalisation of Draft under Import Bills Collection

12.1 Each acceptance or aval the Bank provides shall be a Reimbursable Payment Obligation.

12.2 Each acceptance or aval may be evidenced on a Draft or separately as the Bank shall deem appropriate.

12.3 Each Borrower's obligation to reimburse the Bank shall not be affected by whether or not presentation of the Draft or other demand has been made or not.

12.4 No Borrower will in any circumstances claim that such Reimbursable Payment Obligation should not be fulfilled.

12.5 In the case of avalisation, a Draft must be accepted by the relevant Borrower before the Bank adds its aval.

13. Pre-shipment Finance

13.1 If the Bank provides any pre-shipment financing, the Bank may pay any proceeds of any pre-shipment financing directly to the relevant Borrower's seller(s).

13.2 Each Borrower will deliver to the Bank the original LC and all the original documents required for presentation under the relevant LC or the original or copy of the confirmed purchase order, sales contract (or other relevant contract) or proforma invoice in relation to the underlying Trade Transaction (as the case may be) as soon as possible and, if the Bank requires, the relevant Borrower will ensure, for the financing of any LC, that it is restricted to the Bank or freely available.

13.3 Each Borrower must ensure that any amount which is due to it by any person (including any *issuing bank* or *confirming* bank) under or in relation to the underlying Trade Transaction is paid directly to the Bank and accordingly the relevant Borrower must give an irrevocable payment instruction to such person. Each Borrower will provide all assistance the Bank requires to allow the Bank to collect any such amount.

13.4 The Bank may convert any pre-shipment financing to post-shipment financing when the relevant LC is issued and the Bank receives the documents required to be presented under the LC. If the Bank exercises its discretion not to convert the pre-shipment financing to a post-shipment financing, the relevant Borrower will be required to pay the Bank all amounts when due.

13.5 If any amount which is due to be paid to the Bank under clauses 13.3 or 13.4 above is not paid on time and in full, or any amount so received by the Bank has to be refunded, or any document delivered to the Bank is forged or contains information a Borrower knows is incorrect, any financing that the Bank has made available to that Borrower in relation to the underlying Trade Transaction will become immediately due and payable by the relevant Borrower, and the Bank may reverse any payment that the Bank may have credited to the relevant Borrower's Account.

14. Credit Bills Negotiated – Clean

14.1 The Bank may on a Borrower's Instructions make a *presentation* under UCP.

14.2 The Bank may negotiate, prepay, purchase or otherwise provide financing against or in relation to an LC subject to the version of the UCP stated in the LC. Where the Bank is requested to make an early payment before the maturity date of an LC which it had issued, the Bank will nevertheless have recourse to the relevant Borrower (and that Borrower undertakes to indemnify and keep the Bank harmless against any losses, claims and expenses) if: (a) a court injunction is issued against the Bank, preventing the Bank from paying the proceeds of the LC on maturity date (when the Bank already made payment under the LC); (b) a dispute arose between that Borrower and the applicant of the said LC with regard to the underlying agreement; or (c) there is fraud or an allegation of fraud on the part of the relevant Borrower by the applicant of the said LC.

14.3 Unless the Bank expressly agrees otherwise (or the Bank has confirmed an LC issued in a Borrower's favour and that Borrower has *presented* a *complying presentation* to the Bank), any utilisation of the Facility whether by way of *honour, negotiation*, prepayment, purchasing or financing the Bank may provide to the relevant Borrower is with full recourse to that Borrower in all circumstances for the principal amount (together with interest) in the currency in which the Bank has negotiated, prepaid, purchased or financed and for any losses arising from any event whereby the Bank is prevented or prohibited in any way from converting an amount (in full or in part) from one currency into another fully convertible currency (as determined by the Bank). Without prejudice to the foregoing, where the Bank has (a) confirmed a LC issued in a Borrower's favour, or (b) negotiated or discounted a LC on a without recourse basis; and the Bank has agreed to provide any *negotiation*, prepayment, purchasing or financing in a currency which differs from the currency in which the LC is denominated, the Bank shall have recourse to the relevant Borrower for the principal amount (together with interest) in the currency in which the Bank has *negotiated*, prepaid, purchased or financed and for any loss arising from any event where the Bank is prevented or prohibited in any way from converting any amount received (in full or in part), denominated in the currency in which the LC was denominated, into another fully convertible currency.

14.4 Without prejudice to any other representation in the GMCTU, each Borrower represents to the Bank that it has not obtained any other financing or granted any Security Interest (other than to the Bank) in relation to the underlying Trade Transaction and that each invoice, purchase order or any other similar document or instrument which is presented to the Bank for financing represents a genuine sale and delivery of goods and/or services.

14.5 The Bank may apply any amount received by the Bank on a Borrower's behalf or for a Borrower's account from any person against any amount the relevant Borrower owes the Bank.

14.6 Each Borrower must ensure that any amount which is due to it by any person (including any *issuing bank* or *confirming bank*) under or in relation to the underlying Trade Transaction is paid directly to the Bank and accordingly the relevant Borrower must give an irrevocable payment instruction to such person. Each Borrower will provide all assistance the Bank requires to allow the Bank to collect any such amount.

15. Credit Bills Negotiated – Discrepant / With Recourse

15.1 The Bank may on a Borrower's Instructions make a *presentation* under UCP.

15.2 If the documents presented do not constitute a *complying presentation* or the *honour*, *negotiation*, prepayment or

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1 @: 1 ENTIAL Global Master Trade Terms Standard Chartered purchase is on a with recourse basis, a Borrower may utilise the Facility . 3. Unless the Bank expressly agrees otherwise, any utilisation of the Facility whether by way of honour, negotiation, prepayment, purchasing or financing the Bank may provide to the relevant Borrower is with full recourse to that Borrower in all circumstances for the principal amount (together with interest) in the currency in which the Bank has negotiated, prepaid, purchased or financed and for any losses arising from any event whereby the Bank is prevented or prohibited in any way from converting an amount (in full or in part) from one currency into another fully convertible currency (as determined by the Bank) . Without prejudice to the foregoing, where the Bank has negotiated or discounted a LC on a without recourse basis ; and the Bank has agreed to provide any negotiation, prepayment, purchasing or financing ina currency which differs from the currency in which the LC is denominated, the Bank shall have recourse to the relevant Borrower for the principal amount (together with interest) in the currency in which the Bank has negotiated, prepaid, purchased or financed and for any loss arising from any event where the Bank is prevented or prohibited in any way from converting any amount received (in full or in part), denominated in the currency in which the LC was denominated, into another fully convertible currency . 4. Without prejudice to any other representation in the GMCTU, each Borrower represents to the Bank that it has not obtained 4. Each Borrower waives in favour of the relevant second beneficiary, their rights in the transferable LC to the extent that it is to be transferred to the second beneficiary . 5. For an unconfirmed transferable LC, the Bank will only be obliged to pay the relevant Borrower and the second beneficiary if the Bank receives the corresponding payment from the issuing bank in immediately available funds . The Bank will pay the second beneficiary the amount of the presentation under the transferred LC, and the relevant Borrower the remaining amount under the transferable LC . . . 6. Fora transferable_L_C confirmed by the Ba_nk, the Ban_k will pay the second benef 1 c 1 ary the amount_ of their presentation under the transf rred LC 1 n a cordance with the te or of th LC upon a complymg presen(at 1 on . Upona Borrowers subst 1 tut 1 on an_d complymg presentation under the tran f rable LC, the Bank will pay the releva t Borrower the_ remaining amount under the transferable LC 1 n accordance with the tenor of the LC . 16 . 7 All the Bank's fees and charges are payable by the relevant Borrower prior to the transfer, but any confirmation fees or charges will be payable by the relevant Borrower upon the Bank's confirmation . The Bank may also deduct any amount owed to the Bank from any payment the Bank receives from the issuing bank before the distribution of proceeds to the first beneficiary a nd transferees . 16 . 8 If a Borrower does not deliver documents or correct any an.y other financing_ oLgranted any _ Securily - 1nteresL( - other - than ---- discrepancies - in - t.J:le - dOGumentS - it - delivers - to the - Bank - within . the time limits and in the manner notified by the Bank to the relevant Borrower under the transferable LC, the Bank may present the second beneficiary's documents directly to the confirming bank or the issuing bank . 16 . 9 Where a Borrower has transferred all its rights in the transferable LC - to a seoond beneficiary, the relevant Borrower agrees not to require substitution of documents, and will permit the second beneficiary to present documents directly to the issuing bank of the transferable LC . to the Bank) in relation to the underlying Trade Transaction and that each invoice, purchase order or any other similar document or instrument which is presented to the Bank for financing represents a genuine sale and delivery of goods and/or services . 5. The Bank may apply any amount received by the Bank on a Borrower's behalf or for a Borrower's account from any person against any amount the relevant Borrower owes the Bank . 6. Each Borrower must ensure that any amount which is due to it by any person (including any issuing bank or confirming bank) under or in relation to the underlying Trade Transaction is paid directly to the Bank and accordingly the relevant Borrower must give an irrevocable payment instruction to such person . Each Borrower will provide all assistance the Bank requires to allow the Bank to collect any such amount . 7. If the LC issuing bank subsequently accepts the documents, the Bank may, at its sole discretion, reduce utilisation by the amount of the relevant accepted presentation under the Facility . 8. If the documents presented are a complying presentation, the Bank may, at its sole discretion, still allow utilisation under the Facility . 16. Export LC Transfer 1. This Trade Service is offered subject to the Agreement and the following provisions, all of which shall apply to any LC the Bank (the "transferring bank") transfers on a Borrower's (the "first beneficiary") Instruction or otherwise on a Borrower's behalf . 2. The relevant version of the UCP which governs the transferable LC will apply in relation to the transfer of the LC provided that if there is any inconsistency between that UCP and these terms, the latter will prevail . 3. Each Borrower will deliver to the Bank the original transferable LC and any amendments that it receives . No Borrower will inform the issuing bank, applicant or the transferee (the "second beneficiary") of the acceptance of any amendment to the original transferable LC before obtaining the Bank's approval in writing . Where all rights under the LC are transferred, the Bank will advise the second beneficiary of any amendments even if the Bank does not have the Borrower's approval . 17. Export Invoice Financing 1. Requests for utilisation must be made no later than seven (7) days prior to the due date of the relevant invoice. 2. The Bank reserves the right to inspect the original or copies of in - v - oices - a - n - d - tr - a - nsp - ort doc - u - ments as and wh e - n required. 17.3 Without prejudice to any other representation in the GMCTU, each Borrower represents to the Bank that it has not obtained any other financing or granted any Security Interest (other than lo the Bank) in relation to the underlying Trade Transaction and that each invoice, purchase order or any other similar document or instrument which is presented to the Bank for financing represents a genuine sale and delivery of goods and/or services . 4. The Bank may apply any amount received by the Bank on a Borrower's behalf or for a Borrower's account from any person against any amount the relevant Borrower owes the Bank . 5. Each Borrower must ensure that any amount which is due to it by any person under or in relation lo the underlying Trade Transaction is paid directly to the Bank and accordingly the relevant Borrower must give an irrevocable payment instruction to such person . Each Borrower will provide all assistance the Bank requires to allow the Bank to collect any such amount . 18. Export Bills under Collection 1. Each Borrower may request that the Bank presents documents and where the Bank undertakes a collection on a Borrower's behalf, URC will apply (even where URC is not referred to in the relevant Borrower's collection instruction) . The Bank is not obliged to examine any documents . If the Bank agrees to examine any documents, it does so without any liability r=•i¥6iiiJ,4fii'41 '1( © Coovriaht 2017 - 2018 Stand,m1 r.hArtP.rP.c1 R,mk All rinhti; CP.!;P.CVPc1 GMTT 7018 v1 P;inp fi nf 7

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including if the Bank fails to identify any discrepancy or irregularity of any kind.

18.2 If payment or acceptance is not received from the relevant drawee within sixty (60) days after the Bank receives the first document(s) from a Borrower, the Bank is discharged from all further obligations under the *collection* and the Bank will attempt to recall the documents from the *collecting bank* and return them to the relevant Borrower.

18.3 Each Borrower may utilise this Facility for post shipment financing and where the Bank does not handle the collection, the relevant Borrower shall provide a copy each of the invoice, transport document and the duly accepted original Draft endorsed in favour of the Bank.

18.4 **Discounting of Avalised Draft under DA:** The Draft shall be duly accepted, avalised and endorsed in favour of the Bank in such manner and form as shall be acceptable to the Bank.

18.5 Each Borrower must ensure that any amount which is due to it by any person under or in relation to the *collection* subject to this Facility or related underlying Trade Transaction is paid directly to the Bank.

19. Shipping Guarantees and Letters of Indemnity

19.1 The following provisions apply to any instrument entered into to facilitate the release by a Carrier of any goods, the issuance of a duplicate set of original bills of lading on the Borrower's Instruction or otherwise on the Borrower's behalf, or payment for goods without delivery of relevant documents.

19.2 **Definitions:**

"Carrier" means any owner of a vessel or conveyance, forwarder, charterer and includes their agent, representatives or any person purporting to act on their behalf.

19.3 The Bank will only sign the relevant form of guarantee or indemnity if it is in a form acceptable to the Bank.

19.4 Each Borrower must ensure that the Carrier releases the Bank from the Reimbursable Payment Obligation in a manner satisfactory to the Bank and that the Bank's liability under the Reimbursable Payment Obligation is extinguished as soon as possible.

19.5 Each Borrower must accept all import and other documents relating to the relevant goods regardless of any discrepancy or irregularity.

19.6 Each Borrower must waive all discrepancies or irregularities under the related LC even if the discrepancy has not been notified, the required documents have not been presented or the LC has expired.

19.7 Each Borrower must comply with the LC terms, *collection* of a Draft or any other undertaking to pay regardless of any dispute with the relevant seller or any third party.

20. Trade Payment Instruments

20.1 **Payment:** The Bank will undertake a Reimbursable Payment Obligation without notice and/or consent of a Borrower.

20.2 **Reimbursement:** When the Bank undertakes a Reimbursable Payment Obligation, the relevant Borrower shall:

(a) immediately reimburse the Bank in full in the same currency together with interest from and including the date of such payment to and including the date of such reimbursement (such interest to accrue on a daily basis at such rate as the Bank may reasonably charge and as set out in the Facility Letter); or

(b) if the Bank specifies, the relevant Borrower will on or shortly before the date on which the Bank makes (or is likely to make) a Reimbursable Payment Obligation pay to the Bank a sum equal to such payment. The Bank may hold all or part of such sum in an account in the Bank's name, under the Bank's sole dominion and control and/or apply all or part of such sum against the Borrower's Reimbursable Payment Obligation.

20.3 **Discrepant documents:** The Bank may refuse to honour a Trade Payment Instrument and reject any demand or document presented to the Bank under it, if any such demand or document does not comply with the Trade Payment Instrument terms, even if the relevant Borrower accepts or instructs to the contrary.

20.4 **Form of Trade Payment Instruments:** Notwithstanding any Instruction or the contents of the relevant Application Form, the Bank may issue, amend or supplement any Trade Payment Instrument in such form and content as the Bank may decide.

20.5 **Accuracy of supplied text:** The Bank is not obliged to check or to ensure the accuracy of any information supplied to the Bank to be inserted into any Trade Payment Instrument.

20.6 **Honouring demands/presentations:** If the Bank receives a complying demand or complying presentation under a Trade Payment Instrument, the Bank may make payment without obtaining any evidence that the amount demanded is due and payable and without notice or reference to the relevant Borrower even if that Borrower disputes the validity of the demand/presentation. No Borrower will under any circumstances claim that such payment was not due or should not have been made.

20.7 **Early payment:** The Bank may make payment under any Reimbursable Payment Obligation at any time before it becomes (or is stated to become) payable and the relevant Borrower's reimbursement obligations to the Bank will still apply.

20.8 **Extensions and Amendments:** The terms in this clause will extend to all extensions, renewals, amendments, modifications, replacements or variations of the Trade Payment Instruments.

21. Security Terms

21.1 **Definitions:**

"Delivered Pledged Item" means any Pledged Item the Bank delivers to a Borrower.

"Pledge" means any pledge security interest a Borrower grants to the Bank over any Transaction Item as contemplated in the Agreement.

"Pledged Item" means any Transaction Item which is the subject of a Pledge.

"Pledged Goods" means any document of title, goods, chattels or other tangible things which are the subject of a Pledge.

21.2 **Pledge of documents and goods:** The Bank will have a Pledge over all Transaction Items for each Trade Transaction and as continuing security for the payment and discharge of all General Obligations relating to that Trade Transaction which belong to the relevant Borrower and are at any time:

(a) in the Bank's or the Bank's agent's or representative's possession; or

(b) where the Bank has issued an LC, in the possession of a nominated bank,

where any such possession may be actual or constructive. If and when the Bank's possession or the possession of the Bank's agent, representative or nominated bank (as contemplated above) of any Transaction Item ceases, the Pledge of that Transaction Item will cease. For the avoidance of doubt, the Bank's possession will not cease where a trust is created as contemplated by the provisions relating to trust receipts.

21.3 **Pledge unaffected:** The Pledge over any Transaction Item is in addition to and will not affect or be affected by any other

CLIENT INITIAL	STAMP

© Copyright 2017 - 2018 Standard Chartered Bank. All rights reserved.
GMTT_2018_v1 Page 6 of 7

1 @: d ENTIAL Global Master Trade Terms Standard Chartered Sil Security Interests, rights or remedies the Bank may hold or exercise in respect of any General Obligation . 4. No prior encumbrance : Each Borrower must have good title to each Pledged Item and ensure that no person (other than the Bank) at any time has any Security Interest or other interest in (or claim over) any Pledged Item whilst the Pledge over that Pledged Item exists . 5. Risk in Pledged Items : Each Borrower will hold all risk in any Pledged Item . The Bank is not responsible and will not be liable for any cost, loss or expense in relation to any Pledged Item . 21.6 Insurance: (a) Each Borrower must at its own expense: (i) insure all Pledged Goods at all times with reputable insurers against such risks as a prudent company carrying on a similar business to the relevant Borrower ; ensure coverage for the Pledged Goods is for such amounts the Bank deems sufficient which in the case of cargo shipments should b at least 110 % of its fair market value or (if higher) the purchased value of the Pledged Goods ; act as a prudent owner in relation to managing any risk associated with any Pledged Goods and A Borrower's authorisation and appointment under this clause will include any right to sub - delegate or substitute this authorisation or appointment to any of the Bank's officers or employees and will continue until such time the Agreement is terminated or all of the relevant Borrower's General Obligations are fully satisfied (whichever is later) . Each Borrower hereby ratifies (and agrees to ratify promptly upon the Bank's request at any time) any action which the Bank or any of the Bank's officers or employees or any Delegate take as contemplated by this clause . 21 . 10 Delivery of Pledged Item to a Borrower : Each Borrower will hold any Delivered Pledged Item on trust for the Bank (unless the Bank stipulates otherwise), and the Bank's Pledge over such Delivered Pledged Item will continue . (ii) (iii) in relation to any such insurance (including the . . . making of any claims)· 21.11 Release of any Pledged Item. !he Bank can, by notifying the -- · -- --- - ------ ; eleva;it.Borrow.er ,...r elea sa - a nd ..d1 scl1arg., · _ ------ -- - (iv) : % - the Bank of any actual or potential insured (a) any Delivered Pledged Item from the trust the Bank has ' over it; and/or (v) pay all insurance proceeds directly to the Bank or (b) Pl d d It f th Pl d any e ge em rom e e ge the Bank's order ; and take any action the Bank may require in relation to any Pledged Goods and any insurance, including naming the Bank as loss payee and/or co - insured in relation to any insurance and assigning insurance proceeds to the Bank by way of continuing security for such General Obligations as the Bank may identify, and take such steps as the Bank may require in relation to the above . (vi) 21.12 Dealing with Delivered Pledged Item _ (a ) _ Each Borrower must hold any Delivered _Pledged Item to the Bank's order and comply, at the relevant Borrower's cost, with any instructions the Bank gives that Borrower in relation to any Delivered Pledged Item, including delivering any Delivered Pledged Item to the Bank or any other person and providing the Bank such access and assistance as the Bank may require at any time to inspect any Delivered Pledged Item . (b) Each Borrower remains bound by its obligations under this clause, except that a Borrower may sell any Delivered Pledged Item to any person(s) for a fair market value and on arm's length commercial terms . All sale proceeds must be paid in full directly to the Bank . If the Bank agrees that a Borrower may receive the sale proceeds, that Borrower must promptly upon receipt pay them to the Bank in full and in the meantime hold them on trust for the Bank . (b) Each Borrower must not do (or omit to do) anything which will (or is likely to) make any insurance void or voidable . (c) All or any part of any insurance proceeds received by the Bank may be held by the Bank in suspense and/or applied by the Bank against any General Obligations . - - . . 21. 7 Other obhgat1011s: Each Borrower must: (a) not sell, encumber or dispose of any Pledged Item or its right, title or interest in any Pledged Item unless permitted under the Facility Letter or otherwise agreed by the Bank in writing ; (b) pay all costs and expenses in relation to any Pledged Goods, including the cost of insuring, storing or transporting them ; (c) ensure that all Pledged Goods are kept separate from any other goods and are clearly marked ; and (d) ensure that any person who is in actual possession of any Pledged Goods acknowledges to the Bank in writing that they are held to the Bank's order . 8. Dealing with Pledged Item : The Bank may deal with and take any action in relation to, any Pledged Item, including selling, disposing, transporting, warehousing, landing or insuring any Pledged Item or making a claim on any insurance policy . Each Borrower must reimburse the Bank on demand in relation to any cost or expense the Bank incurs in relation to the Bank's dealing or taking action in relation to any Pledged Item . 9. Authority to act in a Borrower's name : Each Borrower irrevocably authorises and appoints the Bank and any of the Bank's officers or employees to be its agent and act on its behalf (and its name) from time to time to execute and deliver all documents and do all acts as the Bank considers necessary or desirable to: (a) constitute, preserve or perfect the Pledge intended to be granted to the Bank ; (b) exercise the Bank's rights and remedies under the Agreement or in relation to any Pledged Item including selling and transferring any Pledged Item to a purchaser or applying for or making a claim on any insurance policy ; and (c) appoint or engage any agent or other person (each a "Delegate") to carry out any function or to assist the Bank in providing any Trade Service . r9ii/W®r•,,, Vo (c) r.rm \ frinht ?n17 - ?01 R . ca nrl;:irrl r.h:::1rtp.n:::irl R:::mk All rinhtc::. rP.c::.P.ruP.rl GMTT ?n1R v1 Paae 7 nf7

1 g9408h Standard Chartered Regulatory Compliance Statement (the "Statement") 1. Disclosure of lnfonnation The Group ("we", "us" or "our") needs to use and share client information to operate effectively including in connection with our provision of products and services to you and for the purposes of client servicing . We will keep information provided by or relating to you confidential, except that we may disclose such information (i) to any Bank Member ; (ii) to any Bank Member's professional advisor, insurer, insurance broker or provider of services to facilitate the Group's operations and provision of products and services across multiple countries (such as operational, administrative, data processing and technological service providers) who are under a duty of confidentiality ; or (iii) as required by Law or any Authority . ia:1E *• a}l C7' r ;.t;:!!aJl J ) "Affiliate" means, in relation to a company, any 'imii01'll J fi'lt:Eff/iiJE]5tfiiH P'J • - Fsi0'6'JBJff(iiJ - Of - its. subsidiarJes, - holdiAg -- GOR1J3aAie& - ef - any - Gthec ----- r/1 “ c7 -- JE:fr'a }+ (If iiJ :J ,!; /l fl t! #t· - ---- - --- - !ii '.!}El& ( Y Ƒ iOOffi) ff fiiJ( "Ern:5tfi'?/Jf 0 subsidiary of any such holding company and (where applicable) any representative and branch office in any jurisdiction . "Authority" means, government, quasi - government, administrative, regulatory or supervisory body or authority or court or tribunal having jurisdiction over any Bank Member . "Bank Member" means Standard Chartered PLC or any of its Affiliates and "Group" means all Bank Members . "Law" means any law, regulation, rule, directive, order, request, guideline, sanction, embargo and restriction of or agreement with any Authority . 1. :t&:ii f . , f'af%Jc fi fF • elltt:E** t Ƒ Jr,.nm:mii=P 0 0W † a ti, t.1.&tftf:!:t:s:p † ag$•ii>.1n • ** ( "=m /IT' "f.ltil'llY - J" l {fffi&'A :S:P f..,f t:f1j iTt Ƒ J*f'Jm:WcBJ i/'4 wrs HB'9 i,/'4 /1'5 tSJfFfli'<W ,.f · ·Ji 1F5tiJfiMff Wr.£.l i/'4(i) g'fffioJ* fl'P,I(; : (ii) gi' - 1:ffiiJ*fi'P,l(; B'J: \ !J*l!&F Ƒ i, i¥f%,A,, / l:ffa: tc. {iE **[illtE † ,lg'ij - g &m:f:!:tii'.l"oEIJ † at f:!:1:/J!fl'ij ( fJU:((O - ,g fTi,& l'.i: f - 0Hf1 † agf¥; illl) • J,:J.J::%:1J “ : i:JiifT Wjfi:f; (iii)m $f † U ff/iiJ /aJ :slt 0 2. Privacy To comply with applicable Laws and in the course of providing products and services to you, we will need to collect, hold, use and share Personal Information of your Data Subjects . Our Privacy Statement ( https : //www . sc . com/en / privacy - policy . html ) outlines how the Group processes Personal Information . You agree to make your Data Subjects aware of our Privacy Statement . "Data Subjects" means all individuals whose Personal Information we receive in the course of our banking relationship with you, including your direct and indirect beneficial owners, directors, officers and authorized persons . "Personal Information" means any information relating to Data Subjects . 3. Compliance with Laws and Financial Crime Compliance The Group is committed to complying with Laws (including applicable financial crime compliance laws and regulations such as those related to anti money laundering, anti - bribery and corruption) in all jurisdictions in which the Group operates and the Group will not obliged to do anything if by doing so it would or might cause the Group to breach any applicable Law . ' f Ƒ l J fi'lUfffiiJ*f'rm HlWElittliB'9i&lf,f #if:i: /ff, i'Ti,& f,!1/g [ill r#t,I !Ji<. fcJ ;,HJc!Ji<. m:ii , - ':$:fi'PX. J ti'l>iIT* W 0EJBIG;!a;:ff/iiJ lii BJ > rm 'ffilll J ti'lPJrW*fTm O r 5ti 1 J J FafffiiJ /aJBJfffiiJ5tJf' 5t::Afl:' &IJ ' ti'l if;, rn , ;Jt, ms1, /iilJm, , tUflJWfffoJ fcJi¥mliJti!h , 2. fM! 1f1':l;MTm:(!f:i1'£ fflU%i'l'J ficj:i 3 • Jt l00ffl5;J; (9,U :ft1F5)lsH1,l j(,* w , (fffl &'A jTz N $AB'J - @,A, f..,f :ft1F5liJ'flr ( https://www.sc.com/en/privacy policy.html)t,1mfilTT* YD{iiJ l'J@],A, i/'4 ƒ l¾ffl51 '.@'. MTEIJ Jpj - $,A, 1 f - D 1F5s':r¥.U<i,'i ' M A J ffipJrfi 1 F 5 tEWMTB' 9 1 Tmmr . iH 5 ls cj : iffiffl : l( ; !a ;: @IA i/' 4 B' 9 PJrfi,A e 1 l'i iTE 1 J 1 l : ft&Fsi ffl : J!' : futMWA, ii $ , t ffi &f ffV .. “ , '@X M J fi'lfffiiJWw f..f $ABJ N • 3. 5t1 mw en m **[illr; ;/J fi † ffiW**[illfi*g - gZ'6'J5lffi!l®B'9 5ti9U C e1:13!:00fflBJ M8Ws:IJFMUWt,ll.{9 U , fJUfrDW fU% , &J! && 5' † fElr.M'J5MUWt,ll.{9U), Vo t © Copyright 2016 - 2019 Standard Chartered Bank. All rights reserved RCS_HongKong_(Bilingual)_2019_v1 Page 1 of 4

1g9408h Standard S Chartered R As the Group's ability to comply with Laws is directly linked to the conduct of our clients, we require you to comply with all applicable Laws, and conduct your business in a manner which will not place yourself or the Group in breach of all applicable Laws . If you become aware of any breach, or any action, investigation or proceeding brought against you or your subsidiaries with respect to any breach of any applicable Law in connection with our provision of products and services to you or matter set out in this Statement, you will notify us promptly (unless prohibited by Law to do so) . o '** ii!if/ 85 MUE!'Jil 61 J 1 l : HiW,f, : JSs' 3 fi 1 'sm'srffl 1m • ftil' m A>iT½'iflsffilH ffl52H 9 U' flftk T M T tt ;: * JB/'fi" % ffl 5 MUE!'J : 15 - MTs' 3 * 't,h :¾D;$:* s'3{:f/off'F Tf'F !FJ PJ!'i6z.Jiz* /.sH:r/oJ ffl5t:f.U, ** !!IJ Rt.ifFF - a T{'fi% Oi ;. iTM'fJ! . ftil'liiiJl'eHm Jb& † lm W ; t : † Ej pfiylJ $ 1 l : " % 1 Uls' 3 { : f/oJ & - . ff(o)f : fi'ejT i ;. Hs' 3 Plt liJL}'a'Jftf : r/oJ ffl 5 MUli'J & . l'li' t “ 1 B' 3 ilfg , ffll : l!t 5 ttff,j A>ir!FJ ·t : P,ifl[f[Jftil'l C 5 tiYti . 1 UfM'I - ) 0 4 . Sanctions The Group is obliged to comply with sanctions Laws including those of the United States, United Kingdom, European Union or any of its member states ("Sanctions") . Any breach of Sanctions may have a serious impact on our reputation, franchise, re gulato,y relationships and could impair the Group's ability to provide products and services to and enter into transactions with clients . 4 . !Mm ** ƒ %R8 - 'sr/iiU 5MU, † fiEl3, , l!t .2l. l:rfiif1R 1i,f(p!'l'3/iiU 5HiU C ri1J J ), i:r fiif &.tUfU$JPJJ'i6/ \ TI JrJ ft1f'l!'l'3 † , H m ' *,ll,"g (;} , , flft"iiJ!'i6JJ! ;$:* t {,:ltffio 0 oW † IH & W JSnJ'.z:'?: - El'Jfm:;/,J iMi1=* iis/iiU l'l'J "'6:;/J][:fjW PB'lfi ff'srt † ru , i - Ht &!FJ iW - (i)i;.jTftJ jTEl'JPft&i0'a'Jjft r:IM As the Group's ability to comply with Sanctions is directly linked to the conduct of our clients, you confirm and will ensure that (i) you and your subsidiaries are nts'3 † '1it$A; &(ii)i!li:&""$:11'/R B':J d"o, † ltfi _O.QLtarg t oLJhe_$.UbjecJ oLS ncUooi.; ao_g_(ii)_DQ - - _( f;i,:t:!'_ li_':Jt.&.fuiill59.Ji t$JI XUf ioJ /iiUm † ffl 'lit $ AZA “ i'tJflJ : fuiJ :. ' J,j_{ : ffoJ "iiJJ'i 6 - '[ ; - j"""f f ;. jTs'JVttJ ; 0 'aJ { : f/of - : $ : filR † 8 fr (oJ ffl/i ; IJm IR 1 c ; lllUm † ffl 'lit $ Ai'!'l Ii!!ff,l # ; iF f % Tt!f : ( &Tiif'rff{oj"iiJiJ 5 f \ til'l & . " $ : *ll'lJ/j ; IJ mi& : m'B'J . l" ij 'fh&?J' . , B'lt - fi!flJ ' product, service or transaction (or proceeds of the same) involving a Bank Member has or will be utilised for the benefit of any person that is a target or subject of Sanctions or in any manner that would result in you or your subsidiaries or any Bank Member being in breach of any applicable Sanctions or becoming a target or subject of Sanctions . We reserve the right to not provide any product or service or process any transaction if by doing so it may cause us to breach the Group's Sanctions policy . - - 5 . Tax lnfonnation Compliance The Group has obligations under various tax information reporting Laws (such as the Foreign Account Tax Compliance Act) to collect information from our clients, report information to Authorities and withhold tax from payments to clients in certain circumstances . We may require you or your Data Subjects to provide documents and information for the purposes of establishing your tax status and that of your Data Subjects . You will promptly inform us of any changes to such documents and information or change in circumstances that may indicate a change in your tax status or that of your Data Subjects . If you or your Data Subjects do not provide documents or infonnation when we request it, we may make our own decision about your tax status and treat you accordingly . We may be required to withhold taxes from payments made to you for onward remittance to applicable Authorities . 5. f jt 'i%m. "$:*lil1fg,r f>Hi M fiz;l{ U C iYU:6:D (:71 - f<pf - Jt tl@i - :m5tJ ) J:."% tilJil:*ftff'l JSs'J M • iiiJ'litlaJ f!z f. - 1 & 1f;!j!;JJ:!;:·J i.'ii'. Tr:f :z ftrJSEl'J,1(J:r 't' t Ƒ iIB fjlJ&o ftil'i :slc H MTB'J #'lit:JJAm x:{tf';fO f. - ltJJi:rrM"""fW H M'lit$AEr'Jmg f55L, 'fflfft - t:P,ttfffiif"%rorux:14'& f. - lE!'Ji;.il: PJfm. it7f - : ,"""f i;.ir M'lit$Afllti :k5.'ii'.t “ 1fJ!.e.il: El'J$1iifl[!F.Dftil,'i D* jT MTEl'J M'iit$A513..1'f fltil'l :slctl: x: i4' f.4, ttil'l"iiJfm i1'l 1'r 5E Hli':Jml'% f5.'ii,'. .TIEfB :f.i!l1tJ1r,.ns'J"%1Ul:>¥1,l: ftifl"iiJil6 W :slctt:z /1 - f, M "f s'],1(V 't' Wit£ fllJ h'J,iiiJ ffl'litiaJ '?:IUJ:, vo t © Copyright 2016 - 2019 Standard Chartered Bank. All rights reserved . RCS_HongKong_(Bilingual)_2019_v1 Page 2 of 4

· 1g940Sh Standard !.I Chartered !l? 6. Client Classification From time to time, we may request and obtain information from you and/or third - party or public sources, to detennine your regulatory classifications (or that of the funds that you manage) under applicable Laws . These classifications will be notified to you and used by us to comply with our obligations including reporting, business conduct, margin and collateral, and other requirements under applicable Laws . You will inform us immediately and in any event prior to entering into any transaction with us if any regulatory classification that we have previously notified you of or information (including contact details) that we have about you and/or the funds that you manage is known by you to be inaccurate or incomplete . Unless we receive notification otherwise, you shall be deemed to have (i) confirmed such regulatory classifications and that the information that we have about you and/or the funds that you manage is complete and accurate ; and (ii) agreed and consented to the Group reporting your derivative transactions with us to any Authority ------- - { ln c lu di ng - b a d e - re po s i to r1 ( J e.$ } ), -------------------------------- - 6. .P5r Ji ftfl'5o.Jti6 T t& ffliMJtlra.JMTW/ !f.;.:::.1Hu / 0#* j(&%'. $4, L:J.iil5E H1t1* - ll."g5t C 14!>,T"g!J. i'tJ* - ll.5t$.Ji) • ftfl'1 lfiiffll4'iT {15tl!Ji · _ † J 5tffi!FJFl:ln \ 'mififtfl'1 J i:fiR, i e1 ttliE • *Rit 9' • f1J;f,!J$& *W:itftfli@ffl$vff BJ j(, f.!DMTf.lJ?i † fli:{1'5Jlt † 1! :):D Hf'I';;(f foJ* - ll,ig 5tffi fli:fl'i ffi ru iTfD/ n JJ. li';; ipj. c exti wt - a ,!Sf) T lil T%! \ ;E • iilT!FJ D !fH,Dfli:fl'1 • _ † _,tt fffiiJ•fi!ri.li'.T!));,J!ltEWfli:11'5 iix:/:rfiiJ3'.l:Jb † IJ f.llftfl'i • #jpftfl'14il:¥U fi , f Ƒ 51UMTmiH:ll.P - JE.(i)litM?. :uJm"gJt &ttif,1W !4!1,Tfll/ n'glf i'tJ ipj.t P - J% &. lit ; !IE(ii)Fc]g,&;,g/!!;t: foJH: fiiJ C 'eJ.tt Ji $4w.H¥ ) lUlz H!,!tftfl'1 Jf li'g/;j:!:l=_IJl:'.Z, • 7. Provision of Information You agree to (or will procure that your Affiliates and Data Subjects) provide such documents and information as we may reasonably request in relation to - matters c - overed byth 1 s StatemenCYou will promptly inform us of any changes to documents and information provided to us so that they are up to date, accurate and complete . 8. Sustainability We maintain various position statements on sustainability ( https://www.sc.com/en/sustainability / position - statements ) which set out the framework around how we manage environmental and social risk . All services and transactions provided by the Group will be in accordance withthese position statements . 9. Termination and Suspension We may suspend a transaction or service or terminate a transaction, service or our relationship with you if (i) you breach any applicable Law or offend any matter set out in this Statement or (ii) by executing the transaction, providing the products and services or continuing our relationship with you, it will cause us to breach any applicable Law or offend any matter set out in this Statement . 10. Product Documents This Statement shall form part of any specific legal documentation governing a product, service or transaction that you enter into with us ("Product Documents") . In relation to any product, service or transaction under a Product Document, the relevant terms of such Product Document will prevail to the extent they are in addition to or inconsistent with this Statement . 1. m1 MTFcl ( fJ'Ef ii,jTB';; w 0EJ& f - 1. $ J.... _i m - { f \ i:fF,o.Jfl6s!J.fli'.llt:t: IJFJi?.½[li';;fflU $'l'i:ffi ;J( li'Jx:N=fD t,i - Ƒ fffoJE.folftff% 1i - ;;x:1w ipj. -- ff:fiiJ l{• jT)rHiHJ E9:D !M · nif xf4=1tJ ;jSl t 2i.'v,'r lit&.% • 8. ffl* - 111 ftfl'Wi1I7 %Tl'[o.Jffl jfili'gJ!i '.JiljFJ (hllps:// www.sc.com/en/sustainability/position - statements) , tj:i 77Uft11','gf!f.fU_ij)?di @, il';;ti!; w , ** m, EtJJifi mui&x - t J/t'#:n:t '.iilJl:, l 9. .lt:s,'U!i'i¥ D(i)/¥JT RfffiiJ Jffl;t:;( LJ fi † JJ8:t:itlJl:l/ifi77Uli';;(ff5J$ 'l'i: ' (ii)mfr r;rux, • t * !Ulii:J'.o mui tt ftnWMTll"Jr;ru{*o.JfiB· ft11'1m&:ff(oJ fflil/Jtl mJ m:t: IJl:lpfi'1ijli'g(f{oJ$'l'i: ' fl',o.JllGW lfX, m t • tt1J::.x · ijlifi W Hil'JfUlf,* 10. i£ xitt: :t: IJl:lfflnx: ,Twtv;1ri '.iE • m @Stlii:£ - mu x i'8 5E$ x Cr † M J) - $ , 5't/ff5Jii:£xf4=Tm - s'Jii:tr'o · ij!1Ri x11, · fr Ƒ ii:£X:11tB';;rE1fUl/tqiif1n † < † ''ff<f;: RAP'J W'$: IJl:lt “ :I JJff - i , . &u1 - :;, '#ii:£x:11J:s'gffimi,1;n ;, • vt ( © Copyright 2016 - 2019 Standard Chartered Bank _ All rights reseived RCS_HongKong_(Bilingual)_2019_v1 Page 3 of 4

1 g940Br, Standard S Chartered 11. Language This Statement has been written in Chinese and English . In the event of any inconsistency, the English version prevails . 11. g "$: tJ,q:ix:f - D x:l® ilB tl'.! - 1!); 0 :'<OWI@W :$:llifJI. f:ffo.J:f" - Jt · Ut/ x:Rlz:<tt. , 12. Communication and Updates You consent to receiving this Statement and any other information relevant to you through various methods, including letter, email or our website (irrespective of such information being personally addressed to you) , Please read any such information carefully . Should you have any questions, we recommend that you seek independent legal and/ or financial advice . The most current version of this Statement (including translations) is available on our website ( www . sc . com/ en/rcsD . We may also provide other important regulatory information in relation to this Statement on our website or on any other website as notified by us . Where you have a Financial Markets relationship with t ,,_ h ,.,. e ' - - ' G "" - " ro "" uP. information on the regulatory standards we adhere to and how it may affect you can be found on our website ( www.sc.com/rcs/fm) . We reserve the right to amend this Statement and any other important regulatory information provided to you :ftfr1flj'; \ i,'i'{1il,gJ$ a'J:tr.!flJ&1:E:ftfr1i'!'J i'.rtit:lll{ t, 1 i Ta'J/:ffo.f;llf;ftll!M 'g{ † ,1/j,!, :ftfrntilMT'.iEWlifl!!'I on our website(s). We recommend that you regularly :ftjft MJ::.i'!'Jf † ,1/j!, • }]: Esit.t'Hg,1/j!,P}fm \ tl'tl!i='F 'J! [e_view_the_information_on _ourcfil!b_si!e( ) as it_mayb_e ---- _,_1ilnl Wij ffl/i':':ftfiB iJ;:B']/Ul{* ' jHLEl .!f. ij!J , _ updated from time to time. These updates shall apply to our relationship going forward and automatically. 12. im fl&J!Jm MT IJ!m!:l † J 1N::. · ,t l † '{, , t 'it!ilfi tt:ft1f1i'!'cJt nM1i&1,;: sJJ&WMTmrs.ma'J1:f:/cJ;1tftlll † ',l/j!, c @,l/j!, =rMJ:lj{ri{.ir) 0 fff,ffili!'l f:f/cJJlt J/SI O :f<Oi{.jT1i{:ffo.f!!itF Ƒ i ' 1u, MTw:,J:J Jt5tl¥ &/ !'tt:8 † : , " $ : BJli'!'Jfl : R!z : $ : ( † f j ,js : )J : P}tE : ftil' 1 i'!'cJ i' . rti? . a ( www . sc . com/en/rcsD O : ft 1 fHi? . i'iJtii'itt : ftil' 1 B'cJ i' . rti =lx fr 1 im 9 'DMT - El'cJ{ : f : fo . f ; llf ; ftll Mt : lll( W $ † BJl 1 iwHB'] ; ltttg ]it 'g{ † , 1 /j!, O :g: n w ** IM!x - rnt ;ta † r..m* f “ * • :ftir1 l'. IT @} /il 'l 7 /gt \ '! &;1Hi HZ 3 , HiaJ'P"llti :ftiF1 i'.rMwww.sc.com/rcs/fml Z 1'Elft5l m , '1J r © Copyright 2016 - 2019 Standard Chartered Bank . All rights reserved. RCS_HongKong_(Bilingual)_2019_v1 Page 4 of 4

1g940Bh Standard Chartered Dear Customer, Collection and Use of Personal Data Thank you for your interest in our banking services. For the purposes of securing or continuation of the banking services provided by us, you/your company may need to, from time to time, collect and supply to us the personal data of, including but not limited to and where applicable, any of your managers, corporate officers (e.g. authorized signatories and company secretary), directors, major shareholders, beneficial owners (e.g. sole proprietor and partners) and guarantors (the "Relevant Individuals"). In light of this, we enclose herewith the "Notice to Customers and Other Individuals relating to the Personal Data (Privacy) Ordinance (the "Ordinance") and the Code of Practice on Consumer Credit Data" of our Bank, and you are required to circulate such notice to the Relevant Individuals, if any, for their acknowledgement. Thank you for your kind attention and it is our pleasure to serve you. Standard Chartered Bank (Hong Kong) Limited (This advice is a computer printout that requires no signature) vj) I ƒ @ Copyright 2008 - 2020 S1andard Chartered Bank. All rights reserved. Personal_lnfo_Collection_Statement_HongKong_(English)_2020_v1 Page 1 of 7

1g8408h Standard Chartered 5iZ Standard Chartered Bank (Hong Kong) Limited (the "Bank") Notice to customers and other individuals relating to the Personal Data (Privacy) Ordinance ("Ordinance") and the Code of Practice on Consumer Credit Data (a) From time to time, it is necessary for data subjects to supply the Bank with data in connection with matters such as: - (i) (i) (ii) (iii) tl 1 e opening or operation of accounts ; the establishment, maintenance, review or evaluation of facilities ; and/or the establishment or operation or provision of products or services offered by or through the Bank (whicl 1 include banking, cards, financial, insurance, fiduciary, securities and/or investments products and services as well as products and services relating to these) ; (collectively, Facilities, Products and Services), and/or the receipt of supplies and services to the Bank. (ii) (b) Failure to supply such data may result in the Bank being unable to establish, maintain or provide Facilities, Products and Services to data subjects . (c) It is also the case that data are collected, directly or indirectly, by the Bank from data subjects transacting with or through the Bank in the ordinary course of the Bank's business, including (without limitation) information received from third ---- - - -- parties,ths - public domain ; collected - thmllgi : l he -- Websites, .. wokies - and - electronlcbai :: ikii :: ig - Se - 1 ¥ ices - 0 Uhe - Standard - Chartered Group, and/or when data subjects write cheques or deposit money or effect transactions through cards, or otherwise carry out transactions as part of the Bank's services . The Bank will also collect data relating to the customer from third parties, including third party service providers with whom the customer interacts in connection with the marketing of the Bank's products and services and in connection with the customer's application for the Bank's products and services . (d) Data relating to a data subject may be us . ed for any 9 ! 1 or _ m 9 re . 9 f the followi 11 g !)urposes , (i) (ii) (iii) (iv) (v) (vi) (vii) (viii) (xii) processing applications from the data subject (including assessing the merits and/or suitability of the data subject's application(s)) for the establishment of Facilities, Products and Services offered by the Bank or any member of the Standard Chartered Group ; operating, maintaining, providing, reviewing and evaluating Facilities, Products and Services to the data subject, including to enable the Bank or any member of the Standard Chartered Group to fulfil any contract for Facilities, Products and/or Services that a data subject has requested and/or to understand the overall picture of the relationship of a data subject with the Standard Chartered Group by linking data in respect of all accounts such data subject is connected to ; conducting credit checks on the data subject (whether in respect of an application for, or modification of terms of Facilities, Products and Services or during regular or special review which normally will take place once or more each year) ; creating and maintaining the Bank's credit scoring models ; maintaining credit history of the data subject for present and future reference ; assisting other financial institutions to conduct credit checks and collect debts; ensuring ongoing credit worthiness of the data subject; designing banking, cards, financial, insurance, securities and investment services or related products for data subject's use; (ix) marketing services, products and other subjects (please see further details in paragraph (g) below); (x) determining the amount of indebtedness owed to or by data subjects; (xi) enforcement of data subjects' obligations, to the Bank or any other member of the Standard Chartered Group, including but not limited to the collection of amounts outstanding from data subjects and those providing security for data subjects' obligations ; meeting or complying with any obligations, requirements or arrangements for disclosing and using data that apply to the Bank or any other member of the Standard Chartered Group or that it is expected to comply according to : (i) any law or regulation binding on or applying to it within or outside Hong Kong existing currently and in the future (e . g . the Inland Revenue Ordinance and its provisions including those concerning automatic exchange of financial account information) ; any guidelines or guidance given or issued by any legal, regulatory, governmental, tax, law enforcement or other authorities, or self - regulatory or industry bodies or associations of financial services providers within or outside Hong Kong existing currently and in the future (e . g . guidelines or guidance given or issued by the Inland Revenue Department including those concerning automatic exchange of financial account information) ; any present or future contractual or other commitment with local or foreign legal, regulatory, governmental, tax, law enforcement or other authorities, or self - regulatory or industry bodies or associations of financial services providers that is assumed by or imposed on the Bank or any member of the Standard Chartered Group by reason of its financial, commercial, business or other interests or activities in or related to the (ii) (iii) 1 ( Personal_Info_Collection_Statement_HongKong_(Engl ish)_2020 _v1 © Copyright 2008 - 2020 Standard Chartered Bank All rights reserved . 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jurisdiction of the relevant local or foreign legal, regulatory, governmental, tax, law enforcement or other authority, or self-regulatory or industry bodies or associations;

(xiii) meeting or complying with any obligations, requirements, policies, procedures, measures or arrangements for sharing data and information within the *Standard Chartered Group* and/or any other use of data and information in accordance with any group-wide programmes for compliance with sanctions or prevention or detection of money laundering, terrorist financing or other unlawful activities;

(xiv) enabling an actual or potential assignee of all or any part of the business and/or asset of the Bank or participant or sub-participant of the Bank's rights in respect of the *data subject*, to evaluate the transaction intended to be the subject of the assignment, participation or sub-participation;

(xv) in connection with any member of the *Standard Chartered Group* defending or responding to any legal, governmental, or regulatory or quasi-governmental related matter, action or proceeding (including any prospective action or legal proceedings), including where it is in the legitimate interests of the Bank or any member of the *Standard Chartered Group* to seek professional advice, for obtaining legal advice or for establishing, exercising or defending legal rights;

(xvi) in connection with any member of the *Standard Chartered Group* making or investigating an insurance claim or responding to any insurance related matter, action or proceeding;

(xvii) organizing and delivering seminars for the *data subjects*;

(xviii) managing, monitoring and assessing the performance of any agent, contractor or third party service provider who provides administrative, telecommunications, computer, payment or securities clearing or other services to the Bank in connection with the establishment, operation, maintenance or provision of *Facilities, Products and Services*; and/or

(xix) any other purposes relating to the purposes listed above.

(e) Data the Bank holds relating to a *data subject* is kept confidential but the Bank may provide, transfer or *disclose* such data or information to any one or more of the following parties (whether within or outside *Hong Kong**) for the purposes set out in paragraph (d):-

(i) any agent, contractor or third party service provider who provides administrative, telecommunications, computer, payment or securities clearing or other services to the Bank in connection with the establishment, operation, maintenance or provision of *Facilities, Products and Services*;

(ii) any other person under a duty of confidentiality to the Bank including any other member of the *Standard Chartered Group* which has undertaken to keep such information confidential;

(iii) the drawee bank providing a copy of a paid cheque (which may contain information about the payee) to the drawer;

(iv) third party service providers with whom the customer has chosen to interact with in connection with the customer's application for the Bank's products and services;

(v) credit reference agencies and, in the event of default, to debt collection agencies;

(vi) any person or entity to whom the Bank or any other member of the *Standard Chartered Group* is under an obligation or otherwise required to make *disclosure* under the requirements of any law or regulation binding on or applying to the Bank or any other member of the *Standard Chartered Group*, or any *disclosure* under and for the purposes of any guidelines, guidance, directives, rules, codes, circulars or other similar documents issued or given by any legal, regulatory, governmental, tax, law enforcement or other authorities, or self-regulatory or industry bodies or associations of financial services providers with which the Bank or any other member of the *Standard Chartered Group* is expected to comply, or any *disclosure* pursuant to any contractual or other commitment of the Bank or any other member of the *Standard Chartered Group* with local or foreign legal, regulatory, governmental, tax, law enforcement or other authorities, or self-regulatory or industry bodies or associations of financial services providers, all of which may be within or outside *Hong Kong* and may be existing currently and in the future;

(vii) any financial institution and merchant acquiring company with which a *data subject* has or proposes to have dealings;

(viii) any actual or proposed assignee of all or any part of the business and/or asset of the Bank or participant or sub-participant or transferee of the Bank's rights in respect of the *data subjects*;

(ix) any party giving or proposing to give a guarantee or third party security to guarantee or secure the *data subject*'s obligations, and/or

(x)

(i) any member of the *Standard Chartered Group* which may include a Head Office function acting as a data controller in respect of *data subject's* data;

(ii) third party financial institutions, insurers, credit card companies, securities and investment, mobile wallets & digital payment services providers;

(iii) third party reward, loyalty, co-branding and privileges programme providers;

(iv) co-branding partners of the Bank and/or any member of the *Standard Chartered Group* (the names of such co-branding partners can be found in the application form(s) for the relevant services and products, as the case may be);

(v) charitable or non-profit making organisations; and

(vi) external service providers (including but not limited to mailing houses, telecommunication companies, telemarketing and direct sales agents, call centres, data processing companies and information technology companies) that the Bank engages for the purposes set out in paragraph (d)(ix) above.

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**Please refer to the Bank's website (www.sc.com/hk/) for the list of countries where such parties may be located.*

(f)

(i) With respect to data in connection with mortgages applied by a *data subject* (*in any capacity*) on or after 1 April 2011, the following data relating to the *data subject* (including any updated data of any of the following data from time to time) may be provided by the Bank, on its own behalf and/or as agent, to a credit reference agency:-

(i) full name;

(ii) capacity in respect of each mortgage (as borrower, mortgagor or guarantor, and whether in the *data subject*'s sole name or in joint names with others);

(iii) Hong Kong Identity Card Number or travel document number;

(iv) date of birth;

(v) correspondence address;

(vi) mortgage account number in respect of each mortgage;

(vii) type of the facility in respect of each mortgage;

(viii) mortgage account status in respect of each mortgage (e.g., active, closed, write-off (other than due to a bankruptcy order), write-off due to a bankruptcy order); and

(ix) if any, mortgage account closed date in respect of each mortgage.

(ii) The credit reference agency will use the above data supplied by the Bank for the purposes of compiling a count of the number of mortgages from time to time held by the *data subject* with credit providers in *Hong Kong*, as borrower, mortgagor or guarantor respectively and whether in the *data subject*'s sole name or in joint names with others, for sharing in the consumer credit database of the credit reference agency by credit providers (subject to the requirements of the Code of Practice on Consumer Credit Data approved and issued under the Ordinance).

(iii) The Bank may from time to time access the *mortgage count* held by the credit reference agency in the course of:-

(i) considering mortgage loan application(s) made by the *data subject (in any capacity)* from time to time;

(ii) reviewing any credit facility (including mortgage loan) granted or to be granted to the *data subject (in any capacity)* which is in default for a period of more than 60 days with a view to putting in place any debt restructuring, rescheduling or other modification of the terms of such credit facility by the Bank;

(iii) reviewing any credit facility (including mortgage loan) granted or to be granted to the *data subject (in any capacity)*, where there is in place any debt restructuring, rescheduling or other modification of the terms of such credit facility between the Bank and the *data subject* consequent upon a default in the repayment of such credit facility for implementing such arrangement;

(iv) reviewing any credit facility (including mortgage loan) granted or to be granted to the *data subject (in any capacity)*, with a view to putting in place any debt restructuring, rescheduling or other modification of the terms of any credit facility initiated by the request of the *data subject;* and/or

(v) reviewing, evaluating and modifying terms of any credit facility (including mortgage loan) granted or to be granted to the *data subject* (*in any capacity*) from time to time, and reviewing the same with the *data subject*.

(iv) The Bank may from time to time access the *mortgage count* held by the credit reference agency in the course of (after 31 March 2013):-

(i) reviewing and renewing mortgage loans granted or to be granted to the *data subject (in any capacity)*; and/or

(ii) considering the application for credit facility (other than mortgage loan) by the *data subject (in any capacity* other than mortgagor) and/or reviewing or renewing any facility (other than mortgage loan) granted or to be granted to the *data subject (in any capacity* other than mortgagor), in each case where such facility is in an amount not less than such level or to be determined by a mechanism as prescribed or approved by the Privacy Commissioner for Personal Data from time to time.

(g) **USE OF DATA IN DIRECT MARKETING**

The Bank intends to use a *data subject*'s data in direct marketing and the Bank requires the *data subject*'s consent (which includes an indication of no objection) for that purpose. In this connection, please note that:-

(i) the name, contact details, products and services portfolio information, transaction pattern and behaviour, financial background and demographic data of a *data subject* held by the Bank from time to time may be used by the Bank in direct marketing;

(ii) the following classes of services, products and subjects may be marketed:-

(i) financial, insurance, fiduciary, investment services, credit card, securities, investment, banking and related services and products;

(ii) reward, loyalty or privileges programmes and related services and products;

(iii) services and products offered by the Bank's co-branding partners (the names of such co-branding partners can be found in the application form(s) for the relevant services and products, as the case may be); and

(iv) donations and contributions for charitable and/or non-profit making purposes;

(iii) the above services, products and subjects may be provided or (in the case of donations and contributions) solicited by the Bank and/or:-

(i) any member of the *Standard Chartered Group*;

(ii) third party financial institutions, insurers, credit card companies, securities and investment, mobile wallets & digital payment services providers;

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(iii) third party reward, loyalty, co-branding or privileges programme providers;

(iv) co-branding partners of the Bank and/or any member of the *Standard Chartered Group* (the names of such co-branding partners can be found in the application form(s) for the relevant services and products, as the case may be); and

(v) charitable or non-profit making organisations;

(iv) in addition to marketing the above services, products and subjects itself, the Bank also intends to provide the data described in paragraph (g)(i) above to all or any of the persons described in paragraph (g)(iii) above for use by them in marketing those services, products and subjects, and the Bank requires the *data subject*'s written consent (which includes an indication of no objection) for that purpose;

(v) the Bank may receive money or other property in return for providing the data to the other persons in paragraph (g)(iv) above and, when requesting the *data subject*'s consent or no objection as described in paragraph (g)(iv) above, the Bank will inform the *data subject* if it will receive any money or other property in return for providing the data to the other persons.

If a *data subject* does not wish the Bank to use or provide to other persons his/her data for use in direct marketing as described above, the *data subject* may exercise his/her opt-out right by notifying the Bank.

(h) Under and in accordance with the terms of the Ordinance and the Code of Practice on Consumer Credit Data approved and issued under the Ordinance, any *data subject* has the right:-

(i) to check whether the Bank holds data about him and/or access to such data;

(ii) to require the Bank to correct any data relating to him which is inaccurate;

(iii) to ascertain the Bank's policies and procedures in relation to data and to be informed of the kind of personal data held by the Bank and/or he/she has access to;

(iv) to be informed on request which items of data are routinely *disclosed* to credit reference agencies or debt collection agencies, and be provided with further information to enable the making of an access or correction request to the relevant credit reference agency or debt collection agency; and

(v) in relation to any *account* data (including, for the avoidance of doubt, any *account* repayment data) which has been provided by the Bank to a credit reference agency, to instruct the Bank, upon termination of the *account* by full repayment, to make a request to the credit reference agency to delete such *account* data from its database, as long as the instruction is given within five years of termination and at no time was there any default of payment in relation to the *account*, lasting in excess of 60 days within five years immediately before *account* termination. *Account* repayment data includes amount last due, amount of payment made during the last reporting period (being a period not exceeding 31 days immediately preceding the last contribution of *account* data by the Bank to a credit reference agency), remaining available credit or outstanding balance and default data (being amount past due and number of days past due, date of settlement of amount past due, and date of final settlement of amount in default lasting in excess of 60 days (if any)).

(i) In the event of any default of payment relating to an *account*, unless the amount in default is fully repaid or written off (other than due to a bankruptcy order) before the expiry of 60 days from the date such default occurred, the *account* repayment data (as defined in paragraph (h)(v) above) may be retained by the credit reference agency until the expiry of five years from the date of final settlement of the amount in default.

(j) In the event any amount in an *account* is written-off due to a bankruptcy order being made against a *data subject*, the *account* repayment data (as defined in paragraph (h)(v) above) may be retained by the credit reference agency, regardless of whether the *account* repayment data reveal any default of payment lasting in excess of 60 days, until the expiry of five years from the date of final settlement of the amount in default or the expiry of five years from the date of discharge from a bankruptcy as notified by the *data subject* with evidence to the credit reference agency, whichever is earlier.

(k) Without limiting the generality of the foregoing, the Bank may from time to time access the personal and *account* information or records of a *data subject* held by the credit reference agency for the purpose of reviewing any of the following matters in relation to the existing credit facilities granted to a *data subject* or a third party whose obligations are guaranteed by a *data subject*:-

(i) an increase in the credit amount;

(ii) the curtailing of credit (including the cancellation of credit or a decrease in the credit amount); and

(iii) the putting in place or the implementation of a scheme of arrangement with the *data subject* or the third party.

(l) The Bank may have obtained a credit report on a *data subject* from a credit reference agency in considering any application for credit or modification of terms of the credit. In the event a *data subject* wishes to access the credit report, the Bank will advise the contact details of the relevant credit reference agency.

(m) Data of a *data subject* may be processed, kept and transferred or *disclosed* in and to any country as the Bank or any person who has obtained such data from the Bank referred to in (e) above considers appropriate. Such data may also be processed, kept, transferred or *disclosed* in accordance with the local practices and laws, rules and regulations (including any governmental acts and orders) in such country.

(n) In accordance with the terms of the Ordinance, the Bank has the right to charge a reasonable fee for the processing of any data access request.

(o) *Data subjects* located in the European Union may also have the following additional rights:-

(i) the Bank or any other member of the *Standard Chartered Group* will use profiling, including behavioral analysis, to assist in providing *data subjects* with better *Facilities*, *Products* and/or *Services*, to make decisions and to prevent

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Standard Chartered

money laundering, terrorism, fraud and other financial crime, for example profiling will help to try and detect whether use of a credit card may be fraudulent. If any profiling will result in an automated decision relating to a *data subject* who is an *accountholder*, we will let the *accountholder* know and the *accountholder* will have the right to discuss the decision with the Bank;

(ii) in some circumstances a *data subject* has the right to ask the Bank to delete the personal data of such *data subject*, for example if the Bank no longer has a valid reason to process it;

(iii) in some circumstances a *data subject* may have the right to object to how the Bank processes the personal data of such *data subject* but this does not mean that the *data subject* can decide or choose how the Bank processes the personal data other than in relation to marketing. If a *data subject* has any concerns about how the Bank processes his/her/its personal data, such *data subject* should discuss this at a branch or with a relationship manager. The Bank may not be able to offer *Facilities*, *Products* or *Services* if the *data subject* does not want the Bank to process the personal data the Bank considers necessary to process to provide such *Facilities*, *Products* or *Services*;

(iv) in some circumstances a *data subject* may have the right to restrict how the personal data of such *data subject* is processed;

(v) in some circumstances a *data subject* may have the right to request the personal data that has been given to the Bank in a machine readable format. An *accountholder* may already be able to do this through online banking in relation to banking transactions;

(vi) a *data subject* has the right to complain to the Privacy Commissioner for Personal Data, or if the *data subject* is located in the European Union, the UK Information Commissioner. Details can be provided by emailing privacy@sc.com

(p) The person to whom requests for access to or correction of data held by the Bank, or for information regarding the Bank's data policies and practices and kinds of data held by the Bank are to be addressed is as follows:

Data Protection Officer
STANDARD CHARTERED BANK (HONG KONG) LIMITED
GPO Box 21, Hong Kong

Should you have any queries, please do not hesitate to contact either your relationship manager or our designated hotline 2282 2313.

(q) Nothing in this document shall limit the rights of *data subjects* under the Ordinance.

(r) Security:-

(i) The security of personal data is important to the Bank. The Bank has technical and organisational security measures in place to safeguard each the personal data of each *data subject*. When using external service providers, the Bank requires that they adhere to security standards mandated by the Bank and the *Standard Chartered Group*. The *Standard Chartered Group* may do this through contractual provisions, including any such provisions approved by a privacy regulator, and oversight of the service provider. Regardless of where personal data is transferred, the Bank takes all steps reasonably necessary to ensure that personal data is kept securely.

(ii) *Data subject(s)* should be aware that the Internet is not a secure form of communication and they must not send the Bank any personal data over the Internet as this carries with it risks including the risk of access and interference by unauthorised third parties. Information passing over the Internet may be transmitted internationally (even when sender and recipient are located in the same country) via countries with weaker privacy and data protection laws than in the country of residence of a *data subject*.

(s) The Bank and the *Standard Chartered Group* retain personal data in line with applicable legal and regulatory obligations and for business and operational purposes. In the majority of cases this will be for seven years from the end of a *data subject's* relationship with the *Standard Chartered Group*.

(t) To the extent permitted by law, the Bank and other members of the *Standard Chartered Group* may record and monitor electronic communications with *data subjects* to ensure compliance with legal and regulatory obligations and internal policies for the purposes outlined at paragraph (d) above.

(u) *Data subjects* should also read the cookie policy when using the Bank's online services.

In this document, unless inconsistent with the context or otherwise specified, the words in *italic* shall have the following meanings:-

account(s) means, for each facility, service or product which the Bank may from time to time make available to the *data subjects*, the account that is, opened and/or maintained in respect of it from time to time.

accountholder(s) means holder(s) of an *account*, and includes joint *accountholder(s)* in case there is more than one holder for an *account*.

card means an ATM card, a debit card, a credit card, or a revolving card or all of them, as the context requires.

data subject(s) has the meaning given to it in the Ordinance and includes applicants for or *accountholders* for *Facilities, Products and Services*, customers, security providers, guarantors, referees, corporate officers and managers (e.g. authorized signatories, contact persons, company secretary, directors, shareholders, beneficial owners of a corporate), beneficiaries,

© Copyright 2008 – 2020 Standard Chartered Bank. All rights reserved.

Personal_Info_Collection_Statement_HongKong_(English)_2020_v1 Page 6 of 7

1g9408h Standard Chartered suppliers, agents, contractors, service providers and other contractual counterparties and any third party transacting with or through the Bank. disclose, disclosing or disclosure, in relation to personal data, includes disclose or disclosing information inferred from the data. Hong Kong means the Hong Kong Special Administrative Region. in any capacity means whether as a borrower, mortgagor or guarantor and whether in the data subject's sole name or joint names with others. morlgage count means the number of mortgage loans held by the data subject (in any capacity) with credit providers in Hong Kong from time to time. Standard Chattered Group means each of or collectively Standard Chartered PLC and its subsidiaries and affiliates (including each branch or representative office). Please circulate this document to any and all data subject(s) relating to your account(s) at our Bank. Should there be any inconsistencies between the English and Chinese versions, the English version shall prevail. Standard Chartered Bank (Hong Kong) Limited February 2020 Issued by Standard Chartered Bank (Hong Kong) Limited © Copyright 2008 - 2020 Standard Chartered Bank. All rights reserved . Personal_lnfo_Collection_Statement_HongKong_(English)_2020_v1 Page 7 of 7

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